As filed with the Securities and Exchange Commission on xxxx
                            Registration No. xxxx


               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                    FORM S-1

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                              SIGNAL ADVANCE, INC.
            (Exact name of registrant as specified in its charter)

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        Texas                        8731                   76-0373052
(State or jurisdiction        (Primary Standard          (I.R.S. Employer
  of Incorporation or     Industrial Classification     Identification No.)
     organization)               Code Number)

                             2520 County Road 81
                            Rosharon, Texas 77583
                               (713) 510-7445

  (Address, including zip code, and telephone number, including area code, of the registrant's principal executive offices)

--------------------------------------------------------------------------------

                                 Chris Hymel
                                  President
                             Signal Advance, Inc.
                             2520 County Road 81
                            Rosharon, Texas 77583
                               (713) 510-7445

          (Name, address, including zip code, and telephone number, including area code, of agent for service)

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                                   Copy to:

                       Law Offices of Richard C. Seltzer
                                Attorney at Law
                            2211 Norfolk, Suite 400
                             Houston, Texas  77098
                                 (713)522-7333


       Approximate date of commencement of proposed sale to the public:
    From time to time after this Registration Statement becomes effective.

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
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.[X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of 'large accelerated filer,' 'accelerated filer,' and 'smaller reporting company' in Rule 12b-2 of the Exchange Act:

 Large accelerated Filer [ ]                      Accelerated Filer         [ ]
 Non-accelerated Filer   [ ]                      Smaller reporting company [X]
  (Do not check if a smaller reporting company)

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                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each   Amount to be  Proposed Maximum  Proposed Maximum    Amount of
Class of        Registered    Offering Price    Aggregate Offering  Registration
Securities to   (1)           Per Share(1)      Price(2)            Fee(2)
be Registered
--------------------------------------------------------------------------------
Common Stock    1,638,544        $2.00            $3,277,088          $446.99
--------------------------------------------------------------------------------
Total                                             $3,277,088          $446.99
--------------------------------------------------------------------------------
(1) This is an initial offering and no current trading market exists for the company's common stock.
(2) The registrant has valued the common stock in good faith and for purposes of calculating the registration fee pursuant to Rule 457.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.

All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part 1 - Information Required in Prospectus

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDERS NAMED IN THIS PROSPECTUS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND NEITHER WE NOR THE SELLING SHAREHOLDERS NAMED IN THIS PROSPECTUS ARE SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

--------------------------------------------------------------------------------

                            SIGNAL ADVANCE, INC.

--------------------------------------------------------------------------------

                     1,638,544 Shares of Common Stock
                              $2.00 per Share

This prospectus relates to the offering and resale by the selling shareholders identified herein of up to 1,638,544 shares of common stock, no par value. These shares were privately issued to the selling shareholders in connection with private placements or privately negotiated transactions. The company will not receive any proceeds from the sale of these shares by the selling shareholders. The selling shareholders may sell the shares as set forth herein under 'Plan of Distribution.'

Signal Advance, Inc. qualifies as an Emerging Growth Company. There is not currently, and there has never been, any market for any of the company's securities. The securities are not currently eligible for trading on any national securities exchange, NASDAQ or any over-the-counter markets, including the OTC Bulletin Board, and the company cannot assure you that they will become eligible. In connection with this offering, the Company has arranged for a registered broker-dealer to apply to have our common stock quoted on the OTC Bulletin Board. Until such time as our common stock is quoted on the OTC Bulletin Board or another public trading market otherwise develops, the selling shareholders identified herein may only sell their shares of our common stock pursuant to this prospectus at a fixed price of $2.00. At, and after, such time, the selling shareholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.
--------------------------------------------------------------------------------

Investing in our common stock involves a high degree of risk.
See 'Risk Factors' beginning on page 10.

--------------------------------------------------------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------

The date of this prospectus is ____________, 2013 (subject to completion).
================================================================================

Table of Contents

SUMMARY INFORMATION AND RISK FACTORS (Item 3)...............................5

    Prospectus Summary......................................................5
    Risk Factors...........................................................11

USE OF PROCEEDS (Item 4)...................................................21

DETERMINATION OF OFFERING PRICE (Item 5)...................................21

DILUTION (Item 6)..........................................................21

SELLING SECURITY HOLDERS (Item 7)..........................................21

PLAN OF DISTRIBUTION (Item 8)..............................................25

DESCRIPTION OF SECURITIES TO BE REGISTERED (Item 9)........................27

INTERESTS OF NAMED EXPERTS AND COUNSEL (Item 10)...........................29

INFORMATION WITH RESPECT TO REGISTRANT (Item 11)...........................30

    Description of Business (Item 11a).....................................30
    Description of Property (Item 11b).....................................42
    Legal Proceedings (Item 11c)...........................................42
    Market price of and dividends on the registrant's common equity and related shareholder matters (Item 11d).........................42
    Financial Statements (Item 11e)........................................43
    Selected Financial Data (Item 11f).....................................70
    Supplementary financial information (Item 11g).........................70
    Management's discussion and analysis of financial condition and results of operations (Item 11h)...............................70
    Changes in and disagreements with accountants on accounting and financial disclosure (Item 11i)................................77
    Quantitative and Qualitative disclosures about market risk (Item 11j)..77
    Directors and Executive Officers (Item 11k)............................77
    Executive Compensation and Other Information (Item 11l)................79
    Security Ownership of Certain Beneficial Owners (Item 11m).............81
    Transactions with Related Persons and Corporate Governance (Item 11n)..82

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE (Item 12)................82

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (Item 13)......................83

INDEMNIFICATION OF OFFICERS AND DIRECTORS (Item 14)........................83

RECENT SALES OF UNREGISTERED SECURITIES (Item 15)..........................84

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES (Item 16).......................85

UNDERTAKINGS (Item 17).....................................................85

SUMMARY INFORMATION AND RISK FACTORS (Item 3)

Prospectus Summary

The following summary highlights selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all the information that should be considered before investing in our common stock. Before making an investment decision, investors should carefully read the entire prospectus, paying particular attention to the risks referred to under the headings 'Risk Factors' and 'Cautionary Statement Regarding Forward-Looking Statements' as well as our financial statements and the notes to those financial statements. As used in this prospectus, unless the context requires otherwise, the terms 'Company,' 'SAI,' 'SA,' 'we,' 'our,' and 'us' refer to Signal Advance Inc., a Texas corporation formed on June 4, 1992.

OVERVIEW: Signal Advance, Inc. (SAI) has been developing its proprietary Signal Advance Technology (SAT) which may significantly reduce signal detection delays associated with a variety of physical sensors and thereby improve performance in control, intervention, and/or signal transmission systems. The Company has developed and tested SA circuit designs and discrete circuit prototypes for a range of signal characteristics

In order to generate revenue, the Company plans to continue to refine and develop SAT, demonstrate improved performance in targeted applications, pursue related intellectual property protection and begin to commercialize the technology through licensure. SAI requires approximately three million dollars ($3,000,000) over the next 36 months in order to fund its on-going technology development,protection and commercialization - outlined as follows:
                                                                        Years
 - Signal Advance technology R&D, refinement (increase time advance,    (1-3)
       expand range of applications, improve signal fidelity, field harden circuitry)
 - Initiate Sales/Marketing Campaign (Shows, Talks, Articles, etc)      (1-3)
 - Develop application-specific SA circuits/demonstrate performance     (1-3)
 - Microelectronic embodiment (integrated circuits)                     (2-3)
 - Develop/distribute SA technology evaluation kits                     (2-3)
 - Intellectual property protection                                     (1-3)

SAI is in the development stage and has not yet sold any products or licensed its technology. The company is not yet profitable and currently lacks sufficient capital to generate revenue or operate the business in a profitable manner and thus has not generated sufficient revenues to fund planned R&D, marketing and intellectual protection in the near-term. As such, SAI continues to rely upon capital investment to cover the projected costs of executing the Company's business plan and effectively commercialize its proprietary Signal Advance technology.

SAI had operating losses of $180,791 and $184,175 in the years ended December 2012 and 2011, respectively, and $1,087,593 during the interim six month period ended June 30, 2013 ($1,000,000 derives from the acquisition of intellectual property (IP) in exchange for equity). Our monthly expenses (excluding the IP acquisition expense) averaged less than $15,000 per month over the preceding 30 months. Current resources and firm investment commitments are expected to last for six months.

CHALLENGE: In interventional medical devices or non-medical responsive control and signal transmission systems, delays in detection, processing and response to various signals negatively affects overall performance. For certain types of biomedical signals (e.g. heart, brain) the greater the delay in responding to anomalous signals, the more difficult it is to successfully intervene in order to contain or limit a pathological process such as cardiac fibrillation or an epileptic seizure. The earlier the intervention is initiated, the greater the probability of success. In non-medical applications (e.g. industrial process, equipment, engine control, military), control response signal transmission delays impact performance effecting safety, product yield, fuel efficiency and waste/emissions. In military applications, signal detection and response delays affect reaction effectiveness.

SOLUTION: In most electronic circuits, signal output is delayed relative to the input as it traverses the circuitry. When a signal is applied to an SA circuit the output signal is advanced in time relative to the input using the advance portion of the waveform and not depending on the wave velocity form of the signal that are conventionally used, thus the term 'Signal Advance'. In other words, the output signal emerges before the complete detection of the input signal.

The temporal advance achieved using SAT can potentially offset signal detection and processing delays and, thereby, improve response time. Further, we believe that SAT could be implemented in conjunction with other approaches (e.g. faster electronics) to further reduce these response delays to further improve system performance. SAT may also enable the development of novel signal transmission, and control or interventional approaches.

Prototype SAT circuit designs were used to temporally-advance the detection of analog test signals and bioelectric (cardiac) signals in a dissertation study completed by Dr. Hymel (SAI Founder/president) at the University of Texas Health Science Center in the Texas Medical Center, Houston Texas. The study results were later published in a peer-reviewed feature article which appeared in the IEEE Circuits and Systems magazine.

MARKET: SAI identified multiple classes of sensors with signal characteristics which may be suitable for the application of SAT, and thus, a variety of potential licensing targets. The markets/industries include biomedical (e.g. cardiac rhythm management, neurostimulation) and commercial, industrial, communications, transportation and military applications (e.g. process control, signal transmission, engine control, vehicular/flight control, accident avoidance, and weaponry).

In interventional medical devices, SAT could reduce response delays and improve performance. The improved performance translates directly to increased value, providing a significant opportunity for revenue generation. Examples of non-biomedical applications include transportation in which SAT could improve accident avoidance, safety/security, vehicular control, engine performance and vehicular control, and thus improve fuel economy and save lives. In high per-formance aircraft engines, SAT might increase stability, reduce stall margins improve performance and fuel efficiency. Industrial examples include improved compressor performance and increased petrochemical yields. In military applications, SAT could enhance response effectiveness

The addressable markets are estimated to be in the billions of dollars. As with any new or disruptive technology, recognition and acceptance will gain momentum over time.

INTELLECTUAL PROPERTY: The following table lists the patent applications and issued patents:

  Patent Office    Patent/Appl. No.     Status
  -------------    -----------------    ------------------
  United States    8452544              Issued May 2013
  China            ZL 200880015288.2    Issued Oct. 2012
  Europe           EP 08 75 4879.8      Under examination
  Mexico           MX/A/2009/00921      Not yet examined
  India            3465/KOLNP/2009      Not yet examined

Additional patent submissions related to specific applications, SA circuit configurations, and signal processing techniques to improve signal fidelity are being drafted.

IP defense strategy is based on the implementation of application-specific SAT designs, enabling novelty and non-obviousness in patent claims. In addition, the associated analytical methods remaining trade secrets. Potential infringers would have to expend undue time and money to develop such methods to pursue individual applications. This application-specific approach and related trade secrets gives SAI a significant competitive advantage. Each application will likely have its own patent filing and stand independently. Thus, an attack on any one will not affect others. SAI will work with licensees to determine which international patent applications to pursue. Licensees will assume patent costs and be required to participate in the defense of licensed IP.

COMPETITION: Indirect competition exists as in the form of ever faster electronics used to improve signal detection and processing performance. In addition, alternate control strategies, (e.g. predictive feedback and feed-forward) are often used to improve performance but also have significant drawbacks. Faster electronics alone will reduce, but never eliminate, circuit delays. For a number of applications, some of these techniques may be adequate. SAT, used in conjunction with all of these methods, could further improve performance.

While SAI is not aware of any direct competition, accruing Company success will likely precipitate competition as SAT gains recognition and acceptance. This may include potential infringement and legal machinations based on a larger, financially successful firms' capability to engage in lengthy and expensive litigation. Searches and analyses of the patent and scientific literature have not revealed any prior art that would negate the utility and novelty of SAT and no combination of the references seems to render the technology obvious to a person skilled in this area. However, the defensive strategies, outlined above, and constant vigilance are required.

REVENUE GENERATION: While the addressable markets are in the billions, it is expected that many licensees will require exclusivity which would limit SAI to a single license in a given application area. Therefore, SAI will target multiple application areas to generate revenue. Revenue is generated by: 1) licensing intellectual property to product manufacturers, 2) consulting with licensees on implementation of the technology in target applications, and 3) participating in joint ventures.

MARKETING STRATEGY: To gain exposure and acceptance of SAT, the Company will participate in trade shows, present in scientific and technical meetings and publish application-specific articles. SAI's marketing approach includes the following steps:

 1) identify application targets,
 2) develop application-specific SAI circuitry,
 3) demonstrate performance improvement,
 4) protect the intellectual property,
 5) approach target manufacturer(s), and
 6) secure licensing/consulting agreements.

Target application selection is based on:

 1) intervention/control impact,
 2) signal characteristics,
 3) market size,
 4) supplier market share,
 5) competition, and
 6) regulations.

The initial approach is to identify applications and protect IP; then consult with market-specific clients to develop SAT for their specific application and demonstrate improved product performance. Later strategy will shift development costs to the client.

RECENT PROGRESS: The Company has developed proprietary Signal Advance technology which operates on broadband analog signals (over a specified frequency range) with little signal distortion. Prototype SA circuits have been developed for various application-specific signals and a number of SA circuit designs have been tested using a range of analog test signals. The company is located near the Texas Medical Center in Houston and has broad contacts in a number of its research institutions.

SAI has initiated collaborations with private entities and research institutions to protect its intellectual property, further develop/refine SAT and implement in integrated circuitry, protect its intellectual property, and testing for improved performance in biomedical applications by the use of SAT. Although the collaborations terms are not yet established, the company expects to assume the costs to develop/refine SAT and its implementation in micro-electronic, as well as intellectual property protection. Collaborations related to the use of SA technology in specific biomedical applications are likely to be funded through research grants or take the form of joint ventures.

Validations of Signal Advance technology include:

  Scientific: Prototype SA circuit design was tested using a range of simulated test signals as well as bioelectric (cardiac) signals. The results were reviewed and confirmed by University facility (including Ph.D. physicists and engineers). This research and development activity resulted in completion of a successful doctoral dissertation study at the University of Texas Health Science Center at Houston in the Texas Medical Center (2010);

  Technical: A peer-reviewed feature article summarizing the technology, study results, and broad range of potential SAT applications was published in the IEEE Circuits and Systems Magazine in 2011;

BROAD RISKS AFFECTING THE COMPANY: The Company is subject to numerous risks, which are more fully discussed in the section of this prospectus entitled 'Risk Factors'. Some of the more significant risks included the following:

 - The Company is undercapitalized and has limited liquidity.
 - The Company is in the development/early commercialization stage.
 - The technology is novel and thus requires recognition and acceptance in various markets.
 - If the Company does not successfully license its technology, it may never achieve profitability.
 - As a result of the industry competition, the Company may not gain enough market share to be profitable.
 - If the Company fails to protect its proprietary technology, its competitive position may be impaired.
 - There will be a limited trading market for the Company's common stock
 - The market price of our common stock may fluctuate significantly and may decline.

In addition, SAI qualifies as an 'emerging growth company' as defined in
Section 2(a)(19) of the Securities Act of 1933 and, as such, is allowed to provide in this prospectus more limited disclosures than an issuer that would not so qualify. Furthermore, for as long as we remain an emerging growth company, we will qualify for certain limited exceptions from investor protection laws such as the Sarbanes-Oxley Act of 2002 and the Investor Protection and Securities Reform Act of 2010. Please read 'Risk Factors' and 'Emerging Growth Company Status.'

CORPORATE INFORMATION: Our principal executive offices are located at 2520 County Road 81, Rosharon, Texas 77583. Our website is www.signaladvance.com. Information contained on our website is not incorporated by reference into, and should not be considered a part of, this prospectus.

EMERGING GROWTH COMPANY STATUS: The Company qualifies as an 'emerging growth company' as defined in the Jumpstart Our Business Startups Act, or 'JOBS Act.' For as long as we are an emerging growth company, unlike other public companies, we will not be required to:

  - provide an auditor's attestation report on management's assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;
  - comply with any new requirements adopted by the Public Company Accounting Oversight Board (PCAOB), requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;
  - comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the Securities and Exchange Commission determines otherwise;
  - provide certain disclosure regarding executive compensation required of larger public companies; or
  - obtain shareholder approval of any golden parachute payments not previously approved.

We will cease to be an 'emerging growth company' upon the earliest of:

  - when we have $1.0 billion or more in annual revenues;
  - when we have at least $700 million in market value of our common units held by non-affiliates;
  - when we issue more than $1.0 billion of non-convertible debt over a three-year period; or
  - the last day of the fiscal year following the fifth anniversary of our initial public offering.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in
Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are electing to take advantage of the extended transition period, and as a result, we will not be required to comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies.


THE OFFERING: The following is a summary of the shares being offered by the selling shareholders:

Common stock offered by:   1,638,544 shares offered by selling shareholders

Common stock outstanding   9,458,659 shares (1)
  prior to the Offering:


Use of Proceeds:           We will not receive any proceeds from the sale of
                           the shares of common stock offered by the selling shareholders.

Offering Price:            The selling shareholders may only sell their shares
                           of our common stock pursuant to this prospectus at a fixed price of $2.00 per share until such time as our common stock is quoted on the OTC Bulletin Board or another public trading market for our common stock otherwise develops. At and after such time, the selling shareholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.

Market for our shares:     There is not now and never has been any market for
                           our securities and an active market may never develop.

(1) Based upon the total number of issued and outstanding shares as of June 30, 2013

Risk Factors

Investing in our common stock involves a high degree of risk. In addition to the other information set forth in this prospectus, you should carefully consider the factors discussed below when considering an investment in our common stock. If any of the events contemplated by the following discussion of risks should occur, our business, results of operations and financial condition could suffer significantly. As a result, you could lose some or all of your investment in our common stock. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business.

This Offering entails a high degree of risk and entails a possible loss of all of one's investment. The ownership of Shares involves certain risk factors, which include lack of liquidity and economic and market risks. Therefore, prospective investors should carefully consider the following:

AN INVESTMENT IN THESE SHARES IS A HIGH-RISK INVESTMENT. THE PURCHASE OF THESE SECURITIES IS SUITABLE ONLY FOR INVESTORS OF SUFFICIENT FINANCIAL MEANS WHO HAVE NO NEED FOR LIQUIDITY TO THE EXTENT OF THEIR INVESTMENT IN THE COMPANY AND WHO ARE ABLE TO SUSTAIN A COMPLETE LOSS OF THEIR INVESTMENT. THE COMPANY HAS LIMITED OPERATING HISTORY AND THERE IS NO ASSURANCE THAT IT CAN MEET ANY OF THE GOALS AND OBJECTIVES OF MANAGEMENT. IN ADDITION TO THE FACTORS SET FORTH ELSEWHERE HEREIN,PROSPECTIVE INVESTORS ARE ADVISED TO CAREFULLY CONSIDER THE FOLLOWING MATTERS AND SHOULD CONSULT THEIR OWN LEGAL, TAX AND FINANCIAL ADVISORS WITH RESPECT THERETO. THE RISK FACTORS SET FORTH HEREIN AND THROUGHOUT THIS MEMORANDUM ARE NOT INTENDED TO BE, AND ARE NOT, AN EXHAUSTIVE LIST OF ALL POSSIBLE GENERAL OR SPECIFIC RISKS.

> Risks Related to the Company's Business

- The independent auditor has raised doubt about the company's ability to continue as a going concern.

The Independent Auditor's Report to the audited financial statements only as of, and for, the years ended December 31, 2012 and 2011 and the interim six month interim periods ended June 30, 2012 and 2011, indicate that there exist a number of factors that raise substantial doubt about the Company's ability to continue as a going concern. Doubts identified in the report include the fact that the Company currently has insufficient sources of revenue and the need to obtain adequate financing. If the Company is unable to continue as a going concern, investors could lose all or a part of their investment.

- The Company is undercapitalized and has limited liquidity.

The Company has financed the majority of its operations from the sale of its equity securities. The Company currently has sufficient working capital to fund operations for the subsequent six months. As such, the Company will need to raise additional capital to fund its working capital needs. The Company does not currently have any firm commitments from investors or any credit facilities available with financial institutions or any other third parties. Therefore, it is expected that it will need to enter into agreements with investors or engage in best efforts sales of its securities to raise needed working capital. There is no assurance that the Company will be successful in any funding effort. Failure to raise sufficient capital may necessitate the curtailment of operations and delay of start of any additional development activities.

- The Company is in the development/early commercialization stage.

The Company is currently in the development/early commercialization stage and is continuing to develop its latest proprietary intellectual property and beginning commercialization activities. The Company's 'proposed' and 'intended' business purpose is to collaborate with, and market its intellectual property rights to, major client companies. As of the date of this prospectus, the Company has obtained an assignment of intellectual property for biomedical applications described in issued patents/patent applications (See 'Intellectual Property'). The Company currently lacks sufficient capital to generate revenue or operate the business in a profitable manner. As a development/early commercialization stage Company, its prospects are subject to all of the uncertainties, expenses and risks frequently encountered by companies in the technology development business and will likely encounter the same risks, uncertainties, expenses, delays, problems, and difficulties typically encountered in the establishment of a new business. Unanticipated expenses, problems, and technical difficulties may result in material delays in the development of its technology and products and, thus, may not obtain sufficient capital or achieve a significant level of operations. Even with sufficient capital, the Company may not be able to conduct such operations on a profitable basis.

- If the Company does not successfully license its technology, it may never achieve profitability.

The Company's research and development programs are currently on-going. If the Company is unable to develop its intellectual property into a commercially viable product, it may never achieve profitability, and can make no assurance as to future profitability.

- Due to the competitive nature of the industry, the Company may not gain enough market share to be profitable.

The technology development industry is intensely competitive. There may be numerous competitors in the United States and elsewhere capable of similar technology development. Because the Company is pursuing potentially large markets, its competitors include major, multi-national and specialized technology firms, universities and other research institutions. These competitors may successfully develop, market and commercialize competitive technology and products. Most of the competitors have greater financial resources, larger research and development staffs and more effective marketing and manufacturing organizations. In addition, academic and government institutions have become increasingly aware of the commercial value of their research findings. These institutions are now more likely to enter into exclusive licensing agreements with commercial enterprises, including competitors, to develop and market commercial products. Competitors may succeed in developing or licensing technologies that are more effective or less costly. If successful, these companies may compete successfully with the Company's planned products. If the Company is unable to compete successfully, it will not be able to sell enough products at a price sufficient to generate profits.

- The Company's ability to achieve any significant revenue will depend on its ability to establish effective sales and marketing capabilities.

The efforts of the Company, to date, have focused on developing and evaluating its intellectual property. As the Company continues to develop its technology, and prepares for commercialization, it may need to build a sales and marketing infrastructure; an area in which the Company has limited experience. Failure to establish a sufficient marketing and sales force or to make alternative arrange-ments to have its products marketed and sold by others on attractive terms, will impair the Company's ability to commercialize its technology and to enter new or existing markets. Inability to effectively enter these markets would materially and adversely affect the Company's ability to generate significant revenues.

- We depend on market acceptance to license our technology and a lack of acceptance would depress our sales.

SA technology is novel and not well understood. Future deployment in a wide range of technical environments will require significant training and, if our products are not used correctly or as intended, performance gains may not be realized. Incorrect or improper use of our technology or failure to properly provide training, consulting, and implementation assistance could result in losses suffered by our clients, which could subsequently result in negative publicity, product liability or other legal claims against us. We depend on our reputation for quality products and services and injurious negative publicity could have a negative impact on our Company.

- The Company is heavily dependent on the management team and its consultants.

The Company's business strategy and success is dependent on the skills and knowledge of its management team. Operations will also be dependent on the efforts, ability and experience of key members of the prospective management staff and, to a lesser degree, on a small number of advisors and consultants. Therefore, the Company has little backup capability for their activities. The loss of services of one or more members of the management team or, to a lesser extent, the loss of one or more of the advisors, could significantly weaken management expertise and the Company's ability to efficiently run its business. The Company does not currently maintain key man life insurance policies on any of its officers, although it intends to obtain such insurance policies in the future.

- The Company may face product liability claims related to the use or misuse of its products, which may results in significant losses.

If the Company is able to commercialize its products, it will also be subject to the risk of losses in the future due to product liability claims in the event that the use or misuse of its commercial products results in injury or death. The Company will seek to mitigate this potential liability by implementing indemnification means in the licenses it executes. The Company currently does not maintain liability insurance. In the event the Company chooses to purchase liability insurance, it cannot predict the magnitude or the number of claims that could be brought against the Company in the future. Accordingly, it is difficult to know what coverage limits would be adequate. In addition, such insurance may be expensive, difficult to obtain and may not be available in the future on acceptable terms or at all. Any claims against the Company, regardless of their merit, could substantially increase costs and cause the Company to incur significant losses.

- The marketability and profitability of the Company's technology is subject to unknown economic conditions.

The marketability and profitability of the Company's technology may be adversely affected by local, regional, national and international economic conditions beyond its control. Favorable changes may not necessarily enhance the market-ability or profitability. Even under the most favorable market conditions, there is no guarantee that the Company's technology will be licensed or, if licensed, that such licensure will be made with favorable fees and terms.

> Risks Related to Intellectual Property

- If the Company fails to protect its proprietary technology, then its competitive position may be impaired.

The Company filed United States and foreign patent applications (in Europe, China, India and Mexico) for its technology. Patents have since been issued in China (Oct. 2012) and the U.S. (May 2031). Success will depend in part on the Company's ability to obtain and maintain United States and foreign patent protection for its technology and processes, preserve its trade secrets and operate without infringing the proprietary rights of others. The Company places considerable importance on obtaining patent protection for significant new technologies, products and processes. Legal standards relating to the validity of patents covering these inventions and the scope of claims made under such patents are still developing. In some of the countries in which the Company intends to market its products, obtaining intellectual property protection may be difficult or impossible. Past enforcement of intellectual property rights in many of these countries has been limited or non-existent. Future enforcement of patents and proprietary rights in many other countries may be problematic or unpredictable. Moreover, the issuance of a patent in one country does not assure the issuance of a similar patent in another country. Claim interpretation and infringement laws vary by nation, so the extent of any patent protection is uncertain and may vary in different jurisdictions.

- The Company's patent position (two issued and other patents pending) involves complex legal and factual questions.

Inventors of subject matter covered by patent applications or patents owned or licensed by the Company may not have been the first to invent or the first to file patent applications for such inventions. Due to uncertainties regarding patent law and the circumstances surrounding the Company's patent applications, the pending or future patent applications owned by the Company, may not result in the issuance of any patents. Existing or future patents owned by the Company may be challenged, infringed upon, invalidated, found to be unenforceable or circumvented by others. Further, any rights the Company may have under any issued patents may not provide sufficient protection against competitive products or otherwise cover commercially valuable products or processes.

- Litigation or other disputes regarding patents and other proprietary rights may be expensive, cause delays in bringing products to market and harm the Company's ability to operate.

There is always a risk that the manufacture, use, marketing or sale of the Company's products could infringe on the patent rights of others. If the Company is unable to avoid infringement of the patent rights of others, it may be required to seek a license, defend an infringement action or challenge the validity of the patents in court. The Company may not have sufficient resources to resolve such matters as patent litigation can be costly and time consuming. In addition, if the Company does not obtain a license, develop or obtain non-infringing technology, or fail to successfully defend an infringement action or have the patents that the Company is alleged to infringe declared invalid, the Company may:

  - incur substantial money damages;
  - encounter significant delays in bringing its products to market;
  - be precluded from the use or licensing of SA technology without first obtaining licenses to do so; and/or
  - be unable to obtain any required license on favorable terms, if at all.

In addition, if another party claims the same subject matter or subject matter overlapping with the subject matter that the Company has claimed in a patent application or patent, it may decide or be required to participate in inter-ference proceedings in order to determine the priority of invention. Loss of such an interference proceeding would deprive the Company of patent protection sought or previously obtained and could prevent the Company from commercializing its products. Participation in such proceedings could result in substantial costs, whether or not the eventual outcome is favorable. These additional costs could adversely affect the Company's financial results.

- Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information.

In order to protect its proprietary technology and processes, the Company must also rely in part on confidentiality agreements with its employees, consultants, outside scientific collaborators, sponsored researchers, other advisors and other companies negotiating or licenses. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover trade secrets and proprietary information. Costly and time-consuming litigation could be necessary to enforce and determine the scope of the Company's proprietary rights and failure to obtain or maintain trade secret protection could adversely affect the Company's competitive business position.

> Risks related to the Company's financial reporting and auditing

- As long as the Company qualifies as an emerging growth company, it is not required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

In April 2012, the Jumpstart Our Business Startups Act, or the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for 'emerging growth companies,' including certain requirements relating to accounting standards and compensation disclosure. We are classified as an emerging growth company. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to, among other things,

  - provide an auditor's attestation report on management's assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002,
  - comply with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer,
  - comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the SEC determines otherwise,
  - provide certain disclosure regarding executive compensation required of larger public companies or
  - hold shareholder advisory votes on executive compensation.

- The Company has provided less than three years of audited financial reports.

This prospectus includes audited financial statements only as of and for the period ended December 31, 2012 and 2011 and reviewed financial statements for the interim six month periods ended June 30, 2013 and 2012. Only two years of audited financial statements are required to be included in a prospectus forming part of an SEC registration statement filed by an emerging growth company.

- The Company does not currently have an independent audit or compensation committee.

Future audit and compensation committees of the Company may include members of the board of directors that are not considered independent. The absence of completely independent audit and compensation committee could lead to conflicts of interest between committee members and the officers and directors, which could work to the detriment to the Company's shareholders.

With respect to the audit committee, to be deemed "independent" under the audit committee rules, an audit committee member must not: 1) accept any consulting, advisory or compensatory fee from the issuer or any subsidiary, other than in the member's capacity as a member of the board or any board committee; and 2) be an affiliated person of the issuer or any subsidiary apart from serving as a member of the board or any board committee. An exception provided for a new issuer that is a smaller reporting company requires at least one fully independent member at the time of an issuer's initial listing, a majority of independent members within 90 days, and a fully independent committee within one year. Currently, only two of the members of our Board of Directors, from which the three members of the audit committee would be selected, meets the criteria to be deemed 'independent'.

- The Company will extend the period for adopting new and revised accounting standards.

The Company qualifies as an 'emerging growth company' pursuant to the provisions of the JOBS Act, enacted on April 5, 2012. Section 102 of the JOBS Act provides that an 'emerging growth company' can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

- The Company is not required to make a formal assessment of the effectiveness of our internal control over financial reporting.

The Company is not currently required to comply with the SEC's rules regarding implementing Section 404 of the Sarbanes-Oxley Act of 2002, and is therefore not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. Upon becoming a publicly traded company, we will be required to comply with the SEC's rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act of 2002, which will require our management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose material changes made to our internal controls and procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the year following our first annual report required to be filed with the SEC. To comply with the requirements of being a publicly traded company, we will need to implement additional internal controls, reporting systems and procedures and hire additional accounting, finance and legal staff. Furthermore, while we generally must comply with Section 404 of the Sarbanes-Oxley Act of 2002 in our first fiscal year following becoming a publicly traded company, we are not required to have our independent registered public accounting firm attest to the effectiveness of our internal controls until our first annual report subsequent to our ceasing to be an 'emerging growth company' within the meaning of
Section 2(a)(19) of the Securities Act. Accordingly, we may not be required to have our independent registered public accounting firm attest to the effective-ness of our internal controls until our annual report for the fiscal year ending five (5) years after becoming a publicly traded company. Once it is required to do so, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed, operated or reviewed.

> Risks Related to an Investment in the Company's Securities

- The market price of our common stock may fluctuate significantly and may decline.

The market price and liquidity of the market for shares of our common stock may be significantly affected by numerous factors, some of which are beyond our control and may not be directly related to our operating performance. These factors, may adversely affect our ability to raise capital through future equity financings. These factors include:

  - significant volatility in the market price and trading volume of securities of companies in our industry, which are not necessarily related to the operating performance of these companies;
  - changes in regulatory policies, particularly with respect to industry targets for our products and services included in our business model;
  - our common stock is unlikely to be followed by any market analysts in the immediate future, and there may be few institutions acting as market makers for the common stock which can adversely affect its price (and the lack of additional information and opinions coming from institutions and analysts may act to discourage investors from investing in our stock);

  - changes in earnings or variations in operating results and information about earnings or operating performance released by us or companies comparable to us;
  - changes in the value of assets held by us or changes in perceptions of such values;
  - any shortfall in revenue or net income or any increase in losses from levels expected or predicted by investors;
  - departure of one or more of the Company's key personnel;
  - announcements or other information regarding of technological innovations or new products by us or our competitors;
  - potential legal and regulatory matters (including development of or disputes concerning our intellectual property rights);
  - changes in prevailing interest rates;
  - announcements or other information regarding customer orders or, currency exchange rate fluctuations;
  - market conditions in the industry and the general state of the securities markets, with particular emphasis on the technology sectors of the securities markets and other general economic trends and other external factors; and
  - the loss of a major funding source.

- There will be a limited trading market for the Company's common stock.

The Company's common stock is not currently traded on any securities exchange. The Company will be seeking clearance to have shares of common stock quoted and traded on the OTC Bulletin Board, however, there can be no assurance that its shares of common stock will be quoted for trading on the OTC Bulletin Board or, if quoted, that there will be sufficient liquidity in the shares. If no market develops for its shares of common stock or there is insufficient liquidity in the shares, it will be difficult for shareholders to sell their stock, if at all.

- There are risks associated with the volatility of stock pricing associated with newer, smaller companies and limited markets.

We are a relatively new Company entering a highly competitive marketplace. Thus, this investment may be marketable only to a limited segment of the investing public. The Company believes those similar small companies which are newer and have a small capitalization offer significant potential for growth, although such companies generally have more limited product lines, markets, market share and financial resources than larger or more established companies. The securities of such companies, if traded in the public market, may trade less frequently and in more limited volume than those of more established or larger companies due to lack of acceptance by many of the investing public. In addition, in recent years, the stock market has experienced a high degree of price and volume volatility for the securities of newer companies with small capitalization. In particular, newer companies with small capitalization, that trade in the over-the-counter markets, have experienced wide price fluctuations not necessarily related to the operating performance of such companies. As we are such a Company, our Common Stock may experience the volatility associated with newer, smaller companies.

- The Company's common stock may be considered a "penny stock" and, as such, the market for the common stock may be further limited by certain SEC rules applicable to penny stocks.

As long as the price of the Company's common stock remains below $5.00 per share or the Company has net tangible assets valued at $2,000,000 or less, its shares of common stock are likely to be subject to certain "penny stock" rules promul-gated by the SEC. Those rules impose certain sales practice requirements on brokers who sell penny stock to persons other than established customers and accredited investors (generally, an institution with assets in excess of $5,000,000 or an individual with a net worth in excess of $1,000,000). For transactions covered by the penny stock rules, the broker must make a special suitability determination for the purchaser and receive the purchaser's written consent to the transaction prior to the sale. Furthermore, the penny stock rules generally require, among other things, that brokers engaged in secondary trading of penny stocks provide customers with written disclosure documents, monthly statements of the market value of penny stocks, disclosure of the bid and asked prices and disclosure of the compensation to the brokerage firm and disclosure of the sales person(s) working for the brokerage firm. These rules and regulations make it more difficult for brokers to sell shares of the Company's common stock and limit the liquidity of its shares. See "Plan of Distribution" for a more detailed discussion of the penny stock rules and related broker-dealer restrictions.

- Trading in the Company's securities could be subject to extreme price fluctuations that could adversely affect your investment.

The market prices for securities of technology companies, particularly those that are not profitable, have been highly volatile, especially recently. Publicized announcements and events may have a significant impact on the market price of the Company's common stock. Any of the following could have the effect of temporarily or permanently driving down the price of the Company's common stock:

  - Technological discoveries by competitors;
  - Unfavorable results from on-going research and development;
  - Unfavorable developments concerning patents or other proprietary rights; or
  - Unfavorable economic market developments;

In addition, the stock market from time to time experiences extreme price and volume fluctuations which particularly affect the market prices for emerging technology companies, such as this Company, and which are often unrelated to the operating performance of the affected companies.

- Substantial sales of the Company's stock may impact the market price of its common stock.

Future sales of substantial amounts of the Company's common stock, including shares that the Company may issue upon exercise of options and warrants, could adversely affect the market price of our common stock. Further, if the Company raises additional funds through the issuance of common stock or securities convertible into, or exercisable for, common stock, the percentage ownership of the Company's shareholders will be diluted and the price of the common stock may fall.

- The Company does not expect to pay dividends for the foreseeable future.

The Company plans to use any earnings generated from its operations to finance its business and will likely pay any cash dividends to its shareholders in the foreseeable future.

- With the filing of this registration statement, the Company is undertaking to commence filing periodic reports and other reports with the SEC.

We will incur additional expenses as a result of being a reporting public Company, which may further strain our limited resources. If we cease filing periodic reports with the SEC, the ability of broker-dealers to sell our securities and the ability of shareholders to sell their securities in the secondary market would be negatively impacted.

There are significant costs associated with operating as a public Company which will be borne by the Company but will not likely be recouped from additional sales. Our status as a reporting Company is not expected to impact the decision of potential licensees to license our technology. The Company will be obligated to meet certain disclosure requirements such as presenting audited financial statements and preparing periodic reports, cost of which will be significant. There are significant costs associated with compliance and reporting in order to be a reporting public company. These costs depend on a number of factors such as complexity of accounting and corporate organization. As the Company grows, these costs will likely grow and the Company will be required to pay costs and professional fees associated with reporting. There can be no assurance that the Company will have sufficient resources to be able to continue to pay all of the costs and professional fees associated with being a reporting Company as well as the costs associated with executing on its business model. If we do not incur these costs, we would be in violation of our obligations as a reporting Company and the ability of shareholders to sell or resell our securities would be affected. If we cease filing periodic reports with the SEC, it could result in certain listing services refusing to publish information about our Company or prices for our Common Stock. This will, in turn, affect the ability of our shareholders to access trading information about our Common Stock, which could negatively impact our stock price and the liquidity of our Common Stock.

> Risks Associated with Forward-Looking Statements

This document contains certain forward-looking statements regarding management's plans and objectives for future operations including plans and objectives relat-ing to its planned marketing efforts and future economic performance. There are statements in this registration statement that are not historical facts. These 'forward-looking statements' can be identified by terms such as 'may,' 'could,' 'believe,' 'hope,' 'anticipate,' 'should,' 'intend,' 'plan,' 'will,' 'expect,' 'estimate,' 'project,' 'positioned,' 'strategy' and similar expressions. You should be aware that these forward-looking statements are not facts and are subject to risks and uncertainties that are beyond our control. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks out-lined under "Risk Factors" and matters described in this prospectus, generally. For a discussion of these risks, you should read this entire Registration Statement carefully, especially the risks discussed under 'Risk Factors.'

Although management believes that the assumptions underlying the forward looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements so not take into account possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment.

To the extent that assumed events do not occur as anticipated, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In the light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.


USE OF PROCEEDS (Item 4)

The Company will not receive any proceeds from the resale of any of the shares offered by this prospectus by the selling shareholders.


DETERMINATION OF OFFERING PRICE (Item 5)

The selling shareholders may only sell their shares of our common stock pursuant to this prospectus at a fixed price of $2.00 per share until such time as our common stock is quoted on the OTC Bulletin Board or another public trading market for our common stock otherwise develops. At and after such time, the selling shareholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or a privately negotiated prices. The fixed price of $2.00 at which the selling shareholders may sell their shares pursuant to this prospectus was determined arbitrarily. All shares being offered pursuant to this prospectus will be sold by existing shareholders without the Issuer's involvement. There is no assurance of when, if ever, our stock will be listed on an exchange or quotation system.


DILUTION (Item 6)

The Common Stock to be sold by the selling shareholders is Common Stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.


SELLING SECURITY HOLDERS (Item 7)

This prospectus covers the resale by the selling shareholders identified below of 1,638,544 shares of the Company's Common Stock. The following table sets forth the number of shares of Common Stock beneficially owned by the selling shareholders as of June, 30, 2013, and, after giving effect to this offering. None of the selling shareholders received any of our securities as compensa-tion for underwriting services. At the time of each purchase of the shares offered hereby, each selling shareholder represented that the selling shareholder's shares were purchased for the selling shareholder's own account, for investment and not with a view to the distribution of those shares.

                                 Number     Percentage  Number of    Percentage
                                 of Shares  Ownership   Outstanding  Ownership
                                 Owned      before      Shares       after
                                 Before     Offering    Offered by   Offering
                                 Offering      (1)      Selling         (1)
BENEFICIAL OWNER                                        Stockholder
-----------------------------    ---------  ----------  -----------  ----------
ADAIR, BRYCE DAVID                    250        <1%           250        0
ADAIR, CHARLES W &                107,500       1.1%        10,000      1.0%
   DIANNA S, JTWROS
ADAIR, FARRAH LEIGH                   250        <1%           250        0
ADAIR, MARJORIE                     2,500        <1%         2,500        0
ADAIR, PAIGE ASHLEY                   250        <1%           250        0
ADAIR, ZACHERY CLINTON                250        <1%           250        0
ADAMS, RYAN                         2,313        <1%         2,313        0
ALIU, CHERIE                        1,250        <1%         1,250        0
ARGENTON, ANNA L                      375        <1%           375        0
ARRINGTON, EUGENIA                    375        <1%           375        0
ASHER, DAVID W &                    9,375        <1%         9,375        0
   JILL M, JTWROS
BATCHLOR, JUDITH A                    375        <1%           375        0
BLACKER, H M & JEANNE F,          223,750       2.4%        75,000      1.6%
   TTEES, HM & JF BLACKER TR(2)
BLYTHE, ADAM & LORI, JTWROS        13,000        <1%         7,000        0
BOHI, DAN                          38,000        <1%        38,000        0
BOURNE, TOM                        50,000        <1%        10,000       <1%
BOYD, STEVE                        12,500        <1%        12,500        0
BRADSHAW, RICK & DIANNA, COM PROP  10,000        <1%        10,000        0
BRANDT, MICHAEL E                  45,000        <1%         3,000       <1%
BURKHART, ROBERT LEWIS &           37,500        <1%        37,500        0
   MELANIE, JTWROS
CHACKO, AJI & SONIA, JTWROS         5,000        <1%         5,000        0
CORDELL, KYLE THOMAS                1,500        <1%         1,500        0
CURTISS, JR JOHN & SHARON, JTWROS  25,000        <1%        25,000        0
DEWOLF, DEBORAH                       500        <1%           500        0
DICKSON, ROBERT M &                 2,500        <1%         2,500        0
   AMMALINE, JTWROS
DULA, KIM                           1,225        <1%         1,225        0
DULA, KIM & ALEX, JTWROS          135,488       1.4%        50,000       <1%
DULA, KIM CUSTODIAN FOR            13,188        <1%         5,000       <1%
   TESS DULA, UGMA/TX
EDUCATIONAL ENRICHMENT            270,174       3.0%       270,174        0
   CENTER, INC.
EQUITY TRUST COMPANY FBO           10,767        <1%        10,767        0
   CLIFFORD M HAYES IRA
EQUITY TRUST COMPANY FBO           28,032        <1%        28,032        0
   KIM GIBSON DULA IRA
EQUITY TRUST COMPANY FBO            2,428        <1%         2,428        0
   DEBORAH STINNETT IRA
EQUITY TRUST COMPANY FBO            2,428        <1%         2,428        0
   ROY E STINNETT IRA
EQUITY TRUST COMPANY FBO           17,398        <1%        17,398        0
   JOHN G HOWELL III IRA
EVANS, ALICIA                       2,500        <1%         2,500        0
FAUX, MICHELL E                       625        <1%           625        0
FAZEKAS, LISA K & ALLEN R, JTTEN    5,000        <1%         5,000        0

FULBRIGHT, JOHN & KAREN, JTWROS    14,375        <1%        14,375        0
FURR, CRAIG A & LISA S, JTWROS      5,500        <1%         5,500        0
GASAWAY, LORI                       2,500        <1%         2,500        0
GIBSON,ELLIS                       25,000        <1%        25,000        0
GONZALES, AMANDA KAY                  250        <1%           250        0
GONZALEZ, ANDREA V &                  500        <1%           500        0
   GREGORIO, JTWROS
GONZALEZ, LEAH                      1,000        <1%         1,000        0
GRANT, GEORJEAN                    13,000        <1%        13,000        0
GUEL, ISRAEL                        6,250        <1%         6,250        0
GUEL, ISRAEL JR                     2,500        <1%         2,500        0
GUEL, JAIME                         2,500        <1%         2,500        0
GUEL, MARIO                         2,500        <1%         2,500        0
GUEL, VIRGIL                        2,500        <1%         2,500        0
HAILEY, RENEE G & DAVID H, JTWROS   3,200        <1%         3,200        0
HAYES, CLIFFORD M                   7,178        <1%         7,178        0
HAYES, CLIFFORD M & BRENDA,         1,000        <1%         1,000        0
   COM PROP
HENRY, DAVID G                      6,250        <1%         6,250        0
HILL, PATRICK                       6,250        <1%         6,250        0
HOWELL, III JOHN G &               11,599        <1%        11,599        0
   NANCY, JTWROS
HUCK, GERRI                         2,000        <1%         2,000        0
HUNTER, SCOTT                       6,250        <1%         6,250        0
HUTCHINS, BOB & MARLENE, JTWROS     2,000        <1%         2,000        0
HYMEL, ASHLEY                      66,250        <1%        25,000       <1%
HYMEL, KATHRYN                      2,500        <1%         2,500        0
HYMEL, KENT                         2,500        <1%         2,500        0
HYMEL, KENT P &                     8,000        <1%         8,000        0
   JANET M KINAMORE, JTWROS
HYMEL, M DOUGLAS                    2,500        <1%         2,500        0
HYMEL, MARC A                     118,750       1.3%        25,000       <1%
HYMEL, MARC A & JANET G, JTTEN      6,250        <1%         6,250        0
HYMEL, RACHEL                       2,500        <1%         2,500        0
HYMEL, SHELLEY                     27,500        <1%        27,500        0
HYMEL, TERRI                       10,000        <1%        10,000        0
HYMEL, TERRI C/F                   66,250        <1%        25,000       <1%
   EMMA G HYMEL UGMA/TX
HYMEL, TERRI C/F                   66,250        <1%        25,000       <1%
   EVAN N HYMEL UGMA/TX
IVY, DENISE M THERIOT &             7,938        <1%         7,938        0
   MACKLYN C JR, JTWROS
JACKSON, EDWIN L                      375        <1%           375        0
JACKSON, ROBERT P                 195,000       2.1%        80,000      1.2%
JACKSON, SHARON G                     375        <1%           375        0
JOE, HERBERT                       90,000        <1%        90,000        0
JOE, HERBERT C/F                      500        <1%           500        0
   CHRISTOPHER JOE, UGMA/TX
JOE, MCKINLEY C/F                  50,000        <1%        50,000        0
   CHRISTOPHER JOE, UGMA/TX
KENNEY, TERESA LYNN                 1,250        <1%         1,250        0
KESSEL, JOHN A &                   50,000        <1%        50,000        0
   ANDREA M, TENCOM
LEE, MARVIN D & TAMARA D, JTWROS   38,750        <1%        10,000       <1%
LEE, RICHARD SCOTT &               35,000        <1%        10,000       <1%
   PATRICIA H, JTWROS
LONG, RYAN & CARMEN, JTWROS         3,000        <1%         3,000        0

LOPEZ, ARMANDO JR &                   250        <1%           250        0
   SHANNA M,JTWROS
LUETKEMEYER, CHRISTIAN &           40,000        <1%        10,000       <1%
   JAMIE LUEUTKEMEYER, JTWROS
LUMB, LAURA                         2,500        <1%         2,500        0
MARTIN, ROXIE J                       375        <1%           375        0
MCCAIN, PETER                      25,000        <1%        25,000        0
MCGEE, ROY LEE &                    3,250        <1%         3,250        0
   KIA BETH ELDRID, JTWROS
MCKENNA, ANDREA                    44,667        <1%        12,500       <1%
MCKENNA, JOHN                      12,500        <1%        12,500        0
MELINDER, ROBERT                    6,250        <1%         6,250        0
MESSARRA, ANDREW &                  1,250        <1%         1,250        0
   CHRISTINA,JTWROS
MONTGOMERY, JAMES & CHERI, JTWROS   3,000        <1%         3,000        0
MOORE, LORI                         2,500        <1%         2,500        0
NEAL, ROD & SANDY, JTWROS         250,000       2.6%        50,000      2.1%
NGUYEN, LANH XUAN                     625        <1%           625        0
NILSSON, THOMAS                       500        <1%           500        0
POOLE, DOINE H & GUADALUPE, JTWROS  7,500        <1%         7,500        0
POOLE, PEGGY                        3,750        <1%         3,750        0
QUANTUM BIT INDUCTION              21,250        <1%        12,000       <1%
   TECHNOLOGY, INC.(3)
R&T MANAGEMENT, LLC (4)           101,250       1.1%        50,000       <1%
RAFFERTY, JOHN C                    1,250        <1%         1,250        0
REEDER, MARSHAL BRIAN &             9,250        <1%         9,250        0
   HEATHER W, JTWROS
REEDER, PETER LINN &                1,750        <1%         1,750        0
   JUDITH C, JTWROS
RUSSELL, BRENDA J                     375        <1%           375        0
RUSSELL, HAROLD L                   2,500        <1%         2,500        0
SCHLICHTING, DANIEL &              24,500        <1%        24,500        0
   J SCHLICHTING, JTWROS
SCHNEIDER, MICHAEL                    250        <1%           250        0
SHIH, HUE-TEH                       1,500        <1%         1,500        0
SKIDMORE, ERIC &                    1,500        <1%         1,500        0
   DEBORAH SKIDMORE, JTWROS
SKILLERN, MIKE                      3,282        <1%         3,282        0
SKOLNICK, DAVID                     6,250        <1%         6,250        0
SKOLNICK, JONATHAN                  6,250        <1%         6,250        0
SKOLNICK, MICHAEL                   6,250        <1%         6,250        0
SKOLNICK, SARA                      6,250        <1%         6,250        0
SMART, HERBERT E &                  2,000        <1%         2,000        0
   MARTHA M, COM PROP
SMITH, DAVID A & SHIRLE M, JTWROS  10,000        <1%        10,000        0
SORIANO, CARLOS & LOUISE, JTWROS   11,875        <1%        11,875        0
STINNETT, DEBORAH                   1,619        <1%         1,619        0
STINNETT, ROY E                     3,619        <1%         3,619        0
STOCKIE, TONI                       2,500        <1%         2,500        0
STODDARD, DEBBIE                   15,000        <1%        15,000        0
STOVALL, STEPHEN                    1,000        <1%         1,000        0
STUART, CLAUDEAN A                    500        <1%           500        0
TATE, MADISON A                       375        <1%           375        0
TATE, MELODY H                        375        <1%           375        0
TATE, RUSS                            375        <1%           375        0
TIGTIG, DOUGLAS                     1,250        <1%         1,250        0
TOTSKY, KIM E                      93,750        <1%        93,750        0

VILLAREAL, JOSEPH A                   625        <1%           625        0
VILLAREAL, LAUREN O                   625        <1%           625        0
WALLACE, CHERYL RENEE                 375        <1%           375        0
WALLACE, LAMOINE & CAROL, JTWROS   17,500        <1%        17,500        0
WEISS, PHILLIP A &                 10,000        <1%        10,000        0
   SANDRA L, JTWROS
ZERCOE, PHYLLIS                     4,344        <1%         4,344        0
ZERCOE, SHEILA A                    1,250        <1%         1,250        0
ZERCOE, WALTER D                    1,250        <1%         1,250        0
                               -----------              -----------
                                2,686,887                1,638,544

 (1) Assumes the sale of all shares offered.
 (2) The trustees of H.M. Martin, M.D. and Jeanne Foltz Blacker Revocable Living Trust are H. Martin Blacker, M.D. and Jeanne Foltz Blacker
 (3) The president of Quantum Bit Induction Technology, Inc. is Mike Skillern
 (4) The president of R&T Management, LLC is Ray Corkran

PLAN OF DISTRIBUTION (Item 8)

The selling shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The selling shareholders may only sell their shares of our common stock pursuant to this prospectus at a fixed price of $2.00 per share until such time as our common stock is quoted on the OTC Bulletin Board or another public trading market for our common stock otherwise develops. At and after such time, these dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use one or more of the following methods to dispose of shares or interests therein:

  - ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
  - block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
  - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
  - an exchange distribution in accordance with the rules of the applicable exchange;
  - privately negotiated transactions;
  - short sales;
  - through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
  - broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;
  - a combination of any such methods of sale; and
  - any other method permitted pursuant to applicable law.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. The Company will not receive any of the proceeds from this offering.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be 'underwriters' within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are 'underwriters' within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. To the extent required, the shares of our common stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and for which it is in compliance.

The Company will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

The Company expects to keep the registration statement of which this prospectus constitutes a part effective until the earlier of the second anniversary of the date the registration statement is declared effective by the SEC and such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or Rule 144 of the Securities Act.


DESCRIPTION OF SECURITIES TO BE REGISTERED (Item 9)

Common Stock: CUSIP Number: 82662L 20 9

The Company has 9,458,659 shares of its common stock issued and outstanding as of June 30, 2013. The Company is authorized to issue up to 100,000,000 shares of common stock, with no par value. Holders of our common stock are entitled to one vote for each share in the election of directors and on all matters submitted to a vote of shareholders. There is no cumulative voting in the election of directors. The holders of the common stock are entitled to receive dividends, when and as declared, from time to time, by our board of directors, in its discretion, out of any of our assets legally available. Upon the liquidation, dissolution or winding up of the Company, the remaining assets of the Company available for distribution to shareholders will be distributed among the holders of common stock, pro rata based on the number of shares of common stock held by each. Holders of common stock generally have no preemptive, subscription, redemption or conversion rights.

This stock may be considered a penny stock. As such, Penny Stocks must, brokers must, among other things, provide customers with a risk disclosure statement, setting forth certain specified information prior to a purchase transaction;

  - Disclose to the customer inside bid quotation and outside offer quotation for this Penny Stock, or, in a principal transaction, the broker-dealer's offer price for the Penny Stock;
  - Disclose the aggregate amount of any compensation the broker-dealer receives in the transaction;
  - Disclose the aggregate amount of the cash compensation that any associated person of the broker-dealer, who is a natural person, will receive in connection with the transaction;
  - Deliver to the customer after the transaction certain information concerning determination of the price and market trading activity of the Penny Stock.

Non-stock exchange and non-NASDAQ stocks would not be covered by the definition of Penny Stock for:

    (i) issuers who have $2,000,000 tangible assets ($5,000,000 if the issuer has not been in continuous operation for 3 years);
   (ii) transactions in which the customer is an institutional accredited investor; and
  (iii) transactions that are not recommended by the broker-dealer.

- Penny Stock Rules

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides informa-tion about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation informa-tion, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock, not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

- Preferred Stock

The Company has not authorized any preferred stock and has no plans to do so in the foreseeable future.

- Warrants/Options

The Company has never issued any warrants or options for its common stock

- Certain Anti-Takeover Provisions

Shareholders' rights and related matters are governed by the Texas Business Corporation Act, General Corporation Law, our articles of incorporation and our bylaws. Certain provisions of the Texas Business Corporation Act may discourage or have the effect of delaying or deferring potential changes in our control. The cumulative effect of these terms may be to make it more difficult to acquire and exercise control of the Company and to make changes in management. Furthermore, these provisions may make it more difficult for shareholders to participate in a tender or exchange offer for common stock and in so doing may diminish the market value of the common stock.

The existence of authorized but unissued shares of our common stock may enable the Company's Board of Directors to render it more difficult or to discourage an attempt to obtain control of the Company and thereby protect the continuity of or entrench our management, which may adversely affect the market price of its common stock. If in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal is not in the best interests of the Company, such shares could be issued by the Board of Directors without shareholder approval in one or more private placements or other transactions that might prevent, render more difficult or make more costly, the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent shareholder group, by creating a substantial voting block in institutional or other hands that might support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

- Dividends

Dividends, if any, will be contingent upon the Company's revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of the Company's Board of Directors. The Company presently intends to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends prior to a business combination.

- Trading of Securities in Secondary Market

There is currently no trading of the securities in any market.

- Registered Offering

The Company has no specific plans to conduct a registered offering of its securities other than for its 'Selling Shareholders' at this time.

- Transfer Agent

Nevada Agency and Transfer Company (NATCO)
50 West Liberty St., Suite 880,
Reno, Nevada 89501
(775) 323 0626

- Debt Securities

None

- Other Securities To Be Registered

None


INTERESTS OF NAMED EXPERTS AND COUNSEL (Item 10)

The following individuals have rendered opinions that are referenced in this registration statement. Some of these experts own shares of the common stock of the Company. While none of the stock issuances were made on a contingent basis, in the interest of full disclosure, the following information is provided.

Richard C. Seltzer, attorney-at-law, provided a legal opinion regarding the validity of common stock owned by Selling Shareholders listed in this regis-tration statement. Mr. Seltzer serves as a member of the Company's Board of Directors and, as of the date of this registration statement, owns just over 1% of the Company's total issued and outstanding common stock (See Item 11m - Security Ownership of Certain Beneficial Owners).

Bobby J Hutton, Certified public Accountants is an independent registered accountant engaged to audit the financial statements of the Company for fiscal years ending December 31, 2012 and 2011. The fees paid to Mr. Hutton for his services to date totaled $11,098. Mr. Hutton has no interest in the Company.

David G. Henry, a registered patent attorney, provided his opinion regarding the intellectual property of the Company. As of the date of this registration statement, Mr. Henry owns less than 0.1% of the Company's total issued and outstanding common stock.

Harold L. Russell, Ph.D., provided an opinion regarding the proprietary technology of the Company. As of the date of this registration statement, Dr. Russell owns less than 0.03% of the Company's total issued and outstanding common stock.


INFORMATION WITH RESPECT TO REGISTRANT (Item 11)

Description of Business (Item 11a)

- The Company

Signal Advance, Inc. was initially incorporated in Texas in June, 1992 as Biodyne, Inc., an engineering product and procedure development and consulting firm focused on the implementation of emerging technologies for biomedical applications. The Company has significant experience in computer technology, distributed information systems, and data acquisition and analysis systems, as well as medical-legal and other litigation support. The firm provided consulting services for numerous medical and legal professionals and institutions in, and around, the Texas Medical Center in Houston.

In 2000, the Company divested of its computer and litigation support operations, and focused on the development of emerging technologies in biomedicines. This 'refocus' of the Company's mission was largely determined by the president's doctoral studies in biomedicine which suggested a number of development and commercialization opportunities in biomedical instruments/technology. These projects effectively exploited the Company's unique combination of computer, engineering, and biomedical experience and development capabilities.

In 2005, the Company changed its name to Biodyne Development Company, Inc to more accurately reflect its mission and current activities. The Company continued to provide engineering and consulting services, primarily in the Houston area. 'In-house' research and development efforts focused on the development of applications for proprietary intellectual property referred to as Signal Advance technology (SAT). In 2007, the Company changed its name to Signal Advance, Inc. (SAI). In 2008, the Company acquired the right to use SAT in biomedical applications. SAI continues to develop and refine, in order to expand potential markets which targeting specific applications, for which SAI is now pursuing commercialization through licensing.

- The Technology

Overview:

Sensors are used to detect various physical or physiological properties (e.g. pressure, temperature, speed, heart rate) and convert these properties into analog electrical signals. Typically, these signals are then digitized and processed to generate an output which can be used for monitoring, intervention, process control or similar functions. SAT acts to temporally advance the detec-tion of these analog electrical signals to thereby offset or even eliminate circuit transmission and/or processing delays in responsive (interventional or control) systems. This technology can potentially improve the performance of a wide range of devices that process analog signals in areas such as industrial process control, interventional medical devices, alarm/detection systems, flight and vehicular control, as well as military targeting and weaponry. One of the most promising application areas (of which there are many) is that of medical intervention devices in which a small increase in signal detection time (on the order of fractions of a second) could have a major impact on the efficacy of the device.

Problem, Solution, and Value:

In state-of-the-art interventional medical or industrial devices, time delays due to signal detection, processing and generating a response reduce the likelihood of successful intervention. This applies, for instance, to containing or limiting a life-threatening patho-physiological event such as cardiac ventricular fibrillation or an epileptic seizure. The earlier the intervention is initiated, the greater the chance for successful remediation.

Currently, hybrid predictive feedback and feed-forward control systems are used to improve control response performance. Approaches to improving systems that rely on increasingly faster electronics can reduce, but never completely eliminate, these delays, nor provide a net temporal advance. SAT achieves the latter by exploiting 'negative group delay', a somewhat counterintuitive, yet empirically verified, wave propagation phenomenon in physics.

In most electronic circuits, the output signal is typically delayed relative to the input. In a circuit exhibiting a negative group delay, the output signal is advanced in time relative to the input, thus the term 'signal advance'. The temporal advance achieved using SAT can potentially offset signal detection and processing delays.

SAI's initial R&D focus is the application of SAT to the detection of bioelec-tric signals (e.g. the ECG or EEG) for potential use in interventional medical applications. However, the Company has identified whole classes of physical analog signal sensors that operate within an optimal frequency range for signal detection temporal advancement, along with a host of probable licensing targets. These include biomedical (e.g. cardiac rhythm management, neurostim-ulation and neuroprosthetics). Other potential non-biomedical markets include commercial, industrial, military and transportation applications (e.g. alarm/ detection systems, industrial process control, vehicular/flight control, and military targeting/weaponry). In industrial process control, response delays can negatively impact product yield, safety, fuel use and waste. In transporta-tion, engine combustion control delays affect performance, fuel efficiency and exhaust pollutants. In defense oriented systems, feedback delays reduce response effectiveness

Summary and Status:

From January 1, 2011 through June 30, 2013, the Company invested approximately $1,347,410 on research, development as well as acquisition/protection of its proprietary intellectual property (referred to as signal advance technology). Filing and patent attorney fees were paid in cash, while the equity was exchanged for the majority of these expenses with the result that none of these costs were borne by customers.

SAI has developed a number prototype of SA circuit designs that operate over various frequency ranges. Circuit transfer functions have been analyzed and their performance modeled and the circuit designs have been tested using a range of test signals. Circuitry designed specifically for electrocardiology, the electrical functioning of the heart, has recently completed rigorous refinement, testing and evaluation. The 'negative delay' (temporal advance) of the analog signals achieved with SAT was investigated in a university study (Hymel CM, Application of Signal Advance Technology to Electrophysiology, University of Texas Health Science Center at Houston, Graduate School of Biomedical Sciences, August 2010). The project, completed in 2010, exceeded all of its objectives, successfully demonstrating the ability of SAT to temporally advance a range 'known' constructed test signals (pulses and sine waves) and human electrocar-diographic (ECG) signals (heart beats) from cardiac patients. A comprehensive review article describing SAT, summarizing the study results and discussing potential applications was published in a peer-reviewed, feature article which appeared in the IEEE Circuits and Systems magazine in 2011.

Differentiation:

Current approaches to improving the performance of signal transmission and responsive systems rely solely on the development of increasingly faster electronics that can merely reduce the total time delay through the device but not eliminate it entirely nor provide a net temporal advance. In addition, hybrid predictive feedback and feed-forward control systems (typically implemented digitally) are employed to improve signal response performance. These approaches may be adequate for a number of control systems.

SAT however, achieves performance improvements using unique, engineering-physics-based technology implemented in analog circuitry. By reducing or eliminating signal detection/processing delays, this technology improves the performance of a wide variety of biomedical and industrial intervention and control systems. Success in this endeavor has potential application across a broad range of systems that rely on the detection of a wide variety of analog signals and may in turn lead to a new class of proactive rather than reactive intervention and control. In addition, SAT can be applied in conjunction with these conventional methods to further improve system performance.

SAI believes its Signal Advance's patent application represents a new and unique application of the concept of 'signal advance' to medical and other applications and thus is seminal in concept. To date, SAI is unable to find any patents related to temporally advanced signal detection to improve the performance of control or responsive systems nor have patents been found that prevent Signal Advance from practicing its technology, or that offer superior solutions to the issues addressed by Signal Advance.

The intellectual property has been described as "truly 'pioneering' or 'land-mark' ... I expect to see Mr. Hymel's methods and related systems come to underlie groundbreaking advances..." (Exhibit 99.1 - Expert Opinion, David G. Henry, Registered Patent Attorney).

In addition, Signal Advance technology "...will likely be seen as a disruptive technology that forces rapid change in the field of biomedical instrumentation with early adopters of this technology gaining a significant commercial advantage..." (Exhibit 99.2 - Expert Opinion, Harold L. Russell, Ph.D., Neuromedics Technology, Inc.).

Validation:

Proprietary signal advance (SA) circuitry operates on broadband analog signals (over a specified frequency range) and produces minimal distortion in the circuit output relative to its input. Prototype SA circuits have been developed for various frequency ranges consistent with application-specific signal characteristics. Circuit transfer functions have been analyzed and their performances modeled. SA circuit designs have been tested using a range of analog test signals.

  Scientific: In Dr. Hymel's doctoral dissertation study (Hymel CM, Application of Signal Advance Technology to Electrophysiology, University of Texas Health Science Center - Houston, Graduate School of Biomedical Sciences, August
  2010), prototype SA technology developed for ECG signals was extensively tested using a range of simulated signals as well as actual ECG signals from cardiac patients. This study successfully demonstrated and quantified the temporal advancement of ECG signals and analyzed the fidelity of the circuit output relative to the original input signal. Dr. Hymel's Ph.D. supervisory committee was tasked with oversight, critical review, and ultimate approval of the multi-year research project. An absolute requirement for that approval of such a dissertation is novelty. The supervisory committee that reviewed (in detail) and confirmed the study results and ultimately approved the disserta-tion was comprised of faculty that included two electrical engineers, two physicists, a neurophysiologist and a biomedical scientist.

  In addition, two former University of Texas - Houston faculty members and one former Baylor College of Medicine faculty member (a physicist, a biomedical engineer and a neurosurgeon) who had previously served on the committee, continued to provide input, assistance and critical reviews of the research. One of these individuals now serves as an SAI director and the other two are members of the SAI advisory board.

  Technological: The results of the study were summarized in a peer-reviewed engineering article which discusses the theoretical basis, practical imple-mentation and examples of potential applications for SA technology. The manuscript, submitted for review in March 2011, was published as the feature article in the IEEE Circuits and Systems Magazine, in the 3rd Qtr., (Hymel et al, IEEE Circuits and Systems Magazine, 3Q, 11 (3), 10-25).

Outside Recognition:

In October, 2011, SAI has awarded first place in the prestigious Goradia Innovation Prize competition (Houston Technology Center Names 2011 Goradia Winners, Houston Business Journal, October 6, 2011). The selection of awardees was based upon:

  - The commercial potential of the technology,
  - The soundness of the business plan,
  - The potential for job growth within the region, and
  - The likelihood of significant long-term success.

In addition, the Intellectual Property Section of the Oklahoma Bar Association named Dr. Chris Hymel, the Company's president, the 2012 Innovator of the Year for his development work on Signal Advance technology.


- Intellectual Property

Summary and Status:

Patent applications (5 total) entitled 'Utility and Method for the Application of Signal Advance Amplification to Analog Waveform or Signal Detection' describing the broad basis of the SA process and technology were filed in the U.S. Patent and Trademark Office (USPTO) and in foreign counterparts. The national phase for international patent protection under the patent cooperation treaty (PCT) has been completed for China, Europe, India and Mexico. Patents have been issued in China (Oct. 2012) and the United States (May 2013), thus providing patent protection in those counties. In Europe, the patent applica-tion is currently under examination and amendments and additional prior art distinctions have been submitted. Additional patent submissions related to specific applications, various circuit configurations, and signal processing techniques to improve signal fidelity are being drafted. In addition, the Company has registered the trademark 'Signal Advance'.

The overall patent strategy is based on the fact that SA circuitry must be designed to accommodate the particular signal characteristics and requirements of each specific application. Each one will require the development of SA circuitry and signal conditioning specific to the signal characteristics. The uniqueness of both circuit design and analysis of circuit parameters enables novelty and non-obviousness in patent claim construction. The nature of the manipulation of negative group delay to achieve SA supports non-obvious claims.

SAI expects each application of SAT will have its own patent filing. Further, intellectual property related to various SA circuit configurations as well as signal conditioning techniques to improve temporally-advanced signal fidelity, are being pursued. The methods utilized to analyze the idiosyncrasies of individual applications will be maintained as trade secrets. These need not be licensed and may be protected separately.

Extensive searches of the patent and scientific literature have been conducted periodically since the first patent filings in 2008. SAI has performed detailed analyses to distinguish among various references to the art and has demonstrated that the prior art does not negate the utility and novelty of SAT. We believe that no combination of the references would render the technology obvious to a person skilled in this area of the art.

SAI intellectual property strategy includes adding multiple application-specific patents to its portfolio and each will stand independently. An attack on any one of them will not affect the others. SAI will work with licensees to perform an analysis of market size and penetration to determine which international applications to file and prosecute.

Profits are so substantial (particularly in medical fields) that some companies may resort to patent infringement or threats of litigation in order to prevent smaller, more innovative companies from acquiring market share. As such, constant vigilance is required. Further, each employee and consultant are required to execute rigorous non-disclosure and assignment agreements to protect Company proprietary technology.

In order to diminish the likelihood of the technology being co-opted by a market leader, our defense against copying and infringement includes these strategic elements:

  - Individuality of each SAT application will be protected by its own patent(s) multiple independent applications of SAT will not overlap or interfere with one another;
  - An attack on any one patent or application area will not affect others.
  - Licensees will be required to participate in the defense of the patents they have licensed. Any licensee failing to participate in defense of its licensed patents will be subject to license termination.
  - A licensing strategy that initially seeks licenses with smaller companies that are less likely to infringe and engage in litigation; and
  - Maintenance of application specific methods for developing SAT for specific sensors, signals, circuitry and operational parameters of specific applications are trade secrets held by SAI.
  - Patent, scientific and trade publications will be monitored to identify infringement/competition.

Competition:

In the general area of signal science-technology, detection, acquisition and processing performance of systems continues to improve, through the use of ever-faster electronics. In addition, predictive feedback (using historical input data) and feed-forward (open-loop) control systems are also used to improve the performance of such systems. With feed-forward methods, the control system responds directly to changes in the input (rather than variations in the output) and is thus faster. Hybrid predictive methods combine aspects of both feedback and feed-forward control and may use historical data. These methods are currently used throughout the industry and, in some systems, may be adequate. Faster electronics will reduce, but never completely eliminate the delays, let alone temporally advance the detection of signals. In addition, SAT, when used in conjunction with these other approaches, could further improve performance.

SAT offers unique advantages over these other methods. It can potentially eliminate response delays entirely and may even yield a net temporal advance. Unlike other methods, SAT is not implemented digitally; it operates on analog signals using analog circuitry - thus does not rely on digital processing techniques. In general, analog circuitry operates at much faster speeds than digital circuitry. The analog nature of the technology translates into lower component costs and increased reliability. Further, given its unique mode of operation, SAT can be implemented in conjunction with more traditional methods, and thus may further increase performance gains achieved.

SAI is not currently aware of other parties commercializing this type of technology. However, the Company's own success will likely precipitate competition as recognition and acceptance of SAT grows. This competition may include infringement in which others attempt to distinguish minor variations in the technology, and legal machinations based on a larger, financially successful firms' capability to engage in lengthy and costly litigation.

To date, searches and analyses of the patent and scientific literature have failed to reveal any prior art that negates the utility and novelty of SAT. The precision with which SA circuitry must be designed results from the need to accommodate the unique signal characteristics of any particular application. The design requirements form the basis for the claim that SA circuitry designed for particular applications will likely be separately patentable.

These methods provide SAI with a technical advantage that potential infringers would have to overcome requiring undue time and expense. Experience suggests that implementation of SAT can be more efficient with the provision by SAI of appropriate levels of consulting. Given the choice to infringe and implement with no assistance versus paying a license fee and receiving assistance, we believe most companies will choose the latter in order to decrease time to market, avoid the possible expense of litigation and provide liability, which taken together will result in more cost effective implementation.

Dr. Hymel, the Company's CEO, is the inventor of SAT and has been working diligently in this field for a number of years. SAI is positioned to be the first to market with what the Company and others have described as disruptive technology. His doctoral research stands as the seminal investigation of the use of SAT with biomedical signals, specifically the human ECG. Based on its multi-year head-start and significant, SAI has established itself as the leader in the field thereby gaining a significant early competitive advantage.

- Commercialization

Business Model:

Specific applications of SAT will be licensed to product manufacturers by emphasizing the improved performance of their products and thus providing a competitive advantage. This approach avoids the high costs of manufacturing and competing in the heavily dominated medical device and control/sensors markets. Licensees, with consultation provided by SAI, will produce and market their improved devices eliminating any reliance on raw materials. Original licenses will carry provisions enabling SAI to license back further improvements made by original licensees. This will enable SAI to leverage technology improvements. In the case of biomedical devices, manufacturers and their customers will assume the responsibility of obtaining any required regulatory approvals. Each license will likely be accompanied by contractually specified consulting to assist the licensee in implementing SAT.

SAI has identified a host of companies that manufacture devices and utilize processes that could benefit from SAT. The Company and its consultants have extensive contacts in the biomedical community in the Texas Medical Center in various electrophysiological applications. These contacts include physicians, scientists and engineers active in R&D and engineering fields pertinent to potential applications of SAT as described previously.

A number of these contacts are active in transferring technology to industry for commercialization and will facilitate Company outreach to appropriate personnel in order to gauge interest in pertinent SAT applications. The strategy consists of the following steps: 1) identify applications targets, 2) develop application -specific SAT circuitry, 3) test performance improvements, 4) protect the intellectual property, 4) approach the prospective client and demonstrate improvement, and 5) secure licensing/consulting or joint venture agreements.

As SAI's license base grows, the marketing and consulting staff will be expanded to include individuals with the requisite expertise for specific applications. These individuals will build upon SAI's efforts to identify device manufacturers and enter into license or joint venture discussions with them. In addition, SAI's ability to provide consulting services for implementation of SA technology in specific applications will be marketed. We anticipate SAI will ultimately become a target for acquisition following additional technology refinement.

Market Analyses:

In interventional medical devices, SAT could potentially reduce response delays and improve performance. Improved performance translates directly to increased value, providing a significant opportunity for revenue generation.

'A new report by Visiongain, a London-based business information provider predicts the global cardiac rhythm management market to be worth $27.8bn by 2021. The market generated $14.6bn in 2010 according to Cardiac Rhythm Management Devices: World Market Outlook, 2011-2021, published in December 2011' (Visiongain, Press Release 07/12/2011). This represents $13.2bn projected growth in revenues over ten years. Cardiac rhythm management includes cardiac pacing, implantable defibrillators, cardiac resynchronization therapy.

'The global market for neurostimulation devices market was valued at about $1.85 billion in the year 2009. It is expected to reach a size of $4.9 billion by 2016 with a Compound Annual Growth Rate (CAGR) of 15% from 2009 to 2016' (PRLog Press Release, August 3, 2010 regarding: Neurostimulation Devices - Global Pipeline Analysis, Opportunity Assessment and Market Forecasts, Global Data, June 2010). The neurostimulation device market includes spinal cord, deep brain, sacral, vagus nerve and gastric electrical stimulation, used in the treatment/management of depression, dystonia, epilepsy, essential tremors, gastro-paresis disorders, incontinence, obsessive compulsive disorder, pain and Parkinson's disease.

Major suppliers these markets include Bionet, Boston Scientific, GE Healthcare, Guidant, Johnson & Johnson, Medtronic, Smith & Nephew, St. Jude, Medical, Stryker, WL Gore and Zimmer.

Additional biomedical applications, in which SAT could improve performance, include neurofeedback therapy, neuroprosthetics, neural/man-machine interfaces, physiologically gated imaging and radiotherapy as well as real-time artifact detection/rejection for a broad range of physiological signals. For these applications, improved performance translates directly to increased value and this may provide SAI the greatest opportunity to maximize revenue generation. Further, in biomedical applications, this means that the improved devices and processes would likely be subject to FDA 510K or hybrid 510K approvals rather than the more expensive and time-consuming Pre-Market Approval process.

There are a host of non-biomedical applications (including literally hundreds of sensor types) in which SAT could be applied. These include such areas as weaponry/targeting, process control, transportation, communications and signal transmission. Reducing or eliminating signal transmission and control system delays could significantly reduce response times resulting in performance improvement and, thus, increased efficiency/productivity as well as safety.

In industrial process control, physical parameters such as pressure, temperature flow, etc. provide inputs for closed-loop control systems that optimize produc-tion yields. In the petrochemical industry (e.g., distillation), the transient response times (measured in seconds/minutes) make these processes good candi-dates for the application of SAT. Faster closed-loop response provides better disturbance rejection and thus increased yield. Additional application examples include high performance aircraft engine control, in which SAT could potentially increase stability and performance, reduce stall margins and decrease fuel use. For compressors, used in hundreds of industrial applications, reduced control delays would improve performance by reducing probability of stalls/surges, thus extending stable operating ranges. In engine combustion control, the use of SAT could improve performance, increase fuel efficiency and reduce emissions.

Per research reports entitled, Global Control Systems and Control Systems in the United States (Marketline, July 23, 2012):

  The global control systems market had total revenues of $25 billion in 2011, representing a compound annual growth rate (CAGR) of 2.9% between 2007 and
  2011. ...The performance of the market is forecast to accelerate, with an anticipated CAGR of 5.2% for the five-year period 2011 - 2016, which is expected to drive the market to a value of $32.4 billion by the end of 2016.

  The US control systems market had total revenues of $3.4 billion in 2011, representing a compound annual growth rate (CAGR) of 0.8% between 2007 and
  2011. ...The performance of the market is forecast to accelerate, with an anticipated CAGR of 4.4% for the five-year period 2011-2016

Per a recent research report on the sensor market, 'The US demand for sensors, transducers and associated housings will increase 5.2 percent annually to $12.3 billion in 2014...the motor vehicle market...rising more than 14 percent per year through 2014.' (Sensors, Freedonia Group, Inc, September 11, 2010)

The major suppliers in the sensors/controls market include such players as Honeywell International, Rockwell Automation, Eaton, Schneider Electric, Denso, Analog Devices, Siemens Teledyne, Goodrich Corp., and General Electric.

In summary, SAT could holds the promise of improving performance of existing technological applications without otherwise altering their functionality - a key market driver. The addressable markets are estimated to be in the tens of billions of dollars. As with any new technology, recognition and acceptance will increase momentum over time.

Marketing Strategy:

As with all new (in particular, with disruptive) technology, especially that considered disruptive, there is a need to educate prospective clients. The Company has begun to address this need through such activities as completion of the scientific study in the Texas Medical Center and the publication of a of the scientific study in the Texas Medical Center and the publication of a feature article in the IEEE Circuits and Systems magazine. This educational process will continue through presentations at scientific and engineering meetings, participation at trade shows and additional publications to facilitate recognition and acceptance of SAT.

Initially, SAI will concentrate on smaller companies where implementation of SAT could have a large impact on commercial return. Smaller companies present a less formal and structured approach to licensing. While smaller companies are also less likely to consider infringement and oppressing SAI with litigation, they may also be less able or willing to pay SAI to investigate the application of our technology at their expense. As licensees are required to participate in IP defense, initially licensing SAT to a number of smaller firms is a facet of an overall defensive strategy for protecting SA's IP against larger, potentially predatory companies.

As the value of SA technology is established in the marketplace, the approach will shift to application identification followed by IP protection. SAI will then approach market-specific clients to work with them at their expense, in developing applications of SAT and demonstrating the improved performance of their product. This strategy will shift the development costs to the client to more effectively use investment capital and staff while enhancing revenues.

The selection criteria used to identify application targets include:

  - Control/Interventional Applications - SAT could improve the performance of a wide range of interventional or control applications by offsetting and thus reducing or eliminating signal acquisition and processing delays, thereby improving response times.
  - Signal Characteristics/Operating Frequency Range - Characteristics of the signal components of interest determine the complexity of the SA circuitry.
  - Commercial Potential (Market Size/Impact) - Our primary focus is on large commercial markets in which SA may have a significant impact in terms of performance improvement and increased commercial value and thus maximize revenues from licensing and royalties.
  - Major Market Supplier(s) - We are seeking major suppliers in the various markets through our existing network of biomedical, scientific and industrial contacts in order to maximize revenues. In addition, we will pursue multiple suppliers in the same market in order to strengthen our position with respect to intellectual property protection.
  - Potential Competition - To date, we have found no direct competition, however, as we begin to reveal SAT publicly and educate potential clients, SAI anticipates competition and will vigorously defend our technology.
  - Government and Regulatory Requirements - We will consider the effects of any government and regulatory requirements applicable to licensees which may impact taking applications to market and revenue generation.

Revenue Generation:

   - Provide engineering, medical/legal and scientific consulting services,
   - License SA intellectual property,
   - Provide consulting services to licensees to facilitate implementation.

SAI will pursue a vigorous licensing strategy to develop relationships with companies that can develop and market selected applications. Each of the filed and/or patented applications will serve as a license vehicle to approach a particular Company or set of companies. The typical license will call for an initiation fee, escalating minimum royalties to be paid before a given product is marketed, and continuing royalties based on gross sales once marketing has begun, confirmed by annual audits. The license will also include a set amount of time for consulting. Licensees will also be required to participate in patent maintenance and defense.

It is expected that while some licenses may be worldwide and exclusive within specific applications, SAI will be flexible in considering non-exclusivity and/ or regional licensing. If a license for a given application is executed early enough in the prosecution of a particular patent application, the licensee may be given the right to file international counterparts in countries said licensee deems profitable.

The royalty structure will vary based on the answers to the following questions:

  - What product(s) is/are SAT going to improve?
  - What is the market for these products?
  - What is the nature of the competition in these markets?
  - Does the application of SAT either expand existing or open new markets?
  - What was the income from these products?
  - How much will client revenues increase with the addition of SAT?

SAI will seek to obtain a significant share of the enhanced revenue - projected at 15-20% over the life of the license (conservatively, 10-12 years). This figure will form a foundation for proffering a figure for the percentage of gross (preferably) or net revenue on which running royalties will be based. The license initiation fee is based on a number of application specific details, including the market size of and SAI's relative contribution to specific applications. These fees may vary from $100K to over $1M and should cover costs incurred to execute the license, preliminary analysis of particular application parameters and features, initial patent costs and initial consulting fees.

Smaller initiation fees may be more advantageous for smaller companies who may be less likely to consider infringing the intellectual property. Minimum (maintenance) royalties, based on milestones achieved by the licensee, would be approximately 15%, 25%, 40% and 50% of the average running royalty per year taken in the first four years of the license unless the running royalty kicks in. In this case SAI takes the greater of the minimum vs. the running royalty.

Alternatively, license terms may contain a citation of milestones of achievement by the licensee. Each milestone may increase the minimum royalty. For example, biomedical milestones may include completion of animal trials, submission and then approval of 510K applications or pre-market approval by the FDA. Each licensee for a biomedical application will be expected to develop its own clinical data to secure such pre-market notification (510k) or approval.

While not strictly considered revenue generation, SAI may enter into joint ventures, participating in the development of applications and sharing in subsequent revenue generation.

Government, Regulatory and Environmental Considerations:

Based on Company's business model, licensing its proprietary technology to manufacturers, government regulations and approvals would apply to our licensees. SAI is currently unaware of any environmental, compliance or government approval or regulations which are applicable to the Company.

Capital Requirement/Use of Funds/Timeframes:

SAI plans are to continue to refine and develop SAT to expand the range of potential applications, demonstrate improved performance in application targets, pursue and expand related intellectual property protection and commercialize the technology through licensure.

Capital requirement is approximately $3.0M over the next 36 months, to be used as follows:
                                                                   Years

Conduct Research & Development, Technology Refinement:              1-3
 - increase time advance;
 - extend spectral range;
 - reduce/eliminate signal distortion;
 - serial/parallel configurations;
 - field hardening/ shielding (reduce outside interference); and
 - expand the range of applications

Recruit additional engineering/technical staff                      1-2
  (experienced electronics engineer(s)/technician(s))

Contract with consulting experts in specific                        1-2
  (specialized)application areas

Recruit experienced sales/marketing and licensing director and      2-3
  administrative assistant (identify/pursue license candidates and secure license agreements for specific SAT applications)

Embody SA circuitry in microelectronics                             2-3
  (one or a family of integrated circuits)

Develop, assemble and test SA evaluation units                      2-3
  (for distribution to target licensees)

Protect intellectual property                                       1-3

 - Prosecute current international applications;
 - Prepare/submit Divisional applications;
 - prepare/submit new, application-specific, patent applications

While SAI may well be the target of a merger or acquisition, in the interest of its shareholders, SAI may use a portion of the investment capital to establish a secondary market for its common stock and fulfill on-going regulatory/ compliance requirements.

Staffing Requirements:

SAI currently has one full-time consultant, the President/Treasurer. Additional director and officer positions are filled by highly qualified individuals in their respective fields. All of these individuals accept equity in the Company in exchange for their services and are ideal candidates to fill senior manage-ment positions in the engineering/development and legal (including intellectual property) departments. These individuals have expressed an interest in serving in certain positions and having consulted with SAI for a number of years, are already quite familiar with SAT and its development. In addition, the Company has initiated searches for qualified individuals to fill the positions of Sales/Licensing VP and CFO

Additional staffing requirements in engineering/development include analog and digital electronics engineers, a scientist/engineer, electronics technicians. and software developers. In sales/licensing, in addition to its VP, positions will include marketing, and sales engineering (preferably with background/ experience in specific application areas). In addition, administrative staff positions will need to be filled.

Description of Property (Item 11b)

SAI occupies approximately 900 square feet of office/laboratory space located at 2520 County Road 81, Rosharon, Texas 77583 which is leased from the Company president on a month to month basis for $700 per month and is renewable.

Management believes this space is sufficient for the current operations. however, given sufficient capital to hire additional staff office expansion and likely relocation is anticipated.


Legal Proceedings (Item 11c)

Presently, there are no pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and the Registrant does not know nor is it aware of any legal proceedings threatened or contemplated.

Further, there have been no events under any bankruptcy act, criminal proceedings and judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past five years.


Market price of and dividends on the registrant's common equity and related shareholder matters (Item 11d)

Market Information:

There is no established public trading market for our common stock.

As of the date hereof, there are no outstanding options or warrants to purchase, or securities convertible into, common equity of the Company.

The Company's common stock is currently not quoted on OTC Markets or the OTC Bulletin Board or any other information services or exchange. Therefore, there is no market information.

Holders:

As of June 30, 2013, there were 165 holders of record of the Company's common stock.

Dividends:

The Registrant has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Registrant's business.

Securities Authorized for Issuance under Equity Compensation Plans:

No warrants or option have been issued for any securities and none is antici-pated in the foreseeable future. Securities have been issued in exchange for services and intellectual property (as described previously). however, there are no securities authorized for issuance pursuant to any equity compensation plans.

Financial Statements (Item 11e)




                             SIGNAL ADVANCE, INC.

                       AUDITED FINANCIAL STATEMENTS AND
                           SUPPLEMENTARY INFORMATION

                    Years Ended December 31, 2012 and 2011



TABLE OF CONTENTS
                                                                    Page No.

ACCOUNTANT'S REPORT...................................................F 1


FINANCIAL STATEMENTS

   Balance Sheet......................................................F 2

   Statements of Income and Retained Earnings (Accumulated Deficit)...F 3

   Statement of Cash Flows............................................F 4

   Statement of Changes in Stockholders' Equity.......................F 5

   Notes to Financial Statements...................................F 6-12


SUPPLEMENTARY INFORMATION

   Schedule of General Selling and Administrative Expenses...........F 13

                                Bobby J. Hutton
                          Certified Public Accountant
                              4824 Courtside Drive
                              Fort Worth, TX 76133

             Report of Independent Registered Public Accounting Firm
             -------------------------------------------------------

The Board of Directors
Signal Advance, Inc.
2520 CR 81
Rosharon, TX  77583

We have audited the accompanying balance sheet of Signal Advance, Inc. (A Texas Corporation) as of December 31, 2012 and 2011, and the related statements of income and retained earnings (accumulated deficit), cash flows and changes in stockholders' equity for the years then ended. The financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note A to the financial statements, the Company has restated its Balance Sheets as of December 31, 2012 and 2011, and Statements of Changes in Shareholders' Equity for years ended December 31 2012 and 2011.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Signal Advance, Inc. as of December 31, 2012 and 2011 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A in the financial statements, the Company's operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

Very truly yours,

/s/Bobby J. Hutton

Bobby J. Hutton
Certified Public Accountant


Fort Worth, Texas
April 12, 2013
                                                                            F 1

                            Signal Advance, Inc.
                              Balance Sheet
                     As of December 31, 2012 and 2011
                               (Restated)

                                                        2012          2011
                                                   ------------  ------------
ASSETS

  Current Assets
    Cash                                            $    8,110    $   12,918
                                                   ------------  ------------
      Total Current Assets                               8,110        12,918

    Equipment (net accumulated depreciation)             4,607         8,887
      - Note D

    Long-term Investments                               21,438        21,369

    Available for Sale Securities - Note C                  13         1,500
                                                   ------------  ------------
TOTAL ASSETS                                        $   34,168    $   44,674

LIABILITIES & SHAREHOLDERS' EQUITY

  Current Liabilities
    Loan from Shareholder                               31,303        33,269
    Trade Payable - Note F                                 -0-       120,000

      Total Current Liabilities                         31,303       153,269
                                                   ------------  ------------
        Total Liabilities                           $   31,303    $  153,269
                                                   ------------  ------------
    Shareholders' Equity

      Common stock - $0 par value, shares issued
         and outstanding:
             8,111,409, as of December 31, 2011
             8,403,659, as of December 31, 2012
               - Note H

      Paid-in Capital in excess of par               3,060,584     2,768,334

      Retained Earnings (Accumulated Deficit)       (3,057,720)   (2,876,929)
                                                   ------------  ------------

        Total Shareholders' Equity                       2,865      (108,599)
                                                   ------------  ------------

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY            $   34,168    $   44,674
                                                   ============  ============






                 See Accompanying Notes and Accountant's Report             F 2

                             Signal Advance, Inc.
        Statements of Income and Retained Earnings (Accumulated Deficit)
                   Years Ended December 31, 2012 and 2011
                                  (Restated)

                                                   Jan-Dec '12    Jan-Dec '11
                                                  -------------  -------------
REVENUES
  Consulting                                             4,205   $     45,000
  Other Income                                           6,288         35,000

COST OF SALES                                              -0-            -0-
                                                  -------------  -------------

GROSS PROFIT                                            10,313         80,000
                                                  -------------  -------------

EXPENSES
  General, Selling and Administrative                   30,239         34,035
  Intellectual Property Protection                      58,638        121,351
  Professional Services                                 62,517         32,237
  Research and Development                              33,000         45,000
  Depreciation                                           5,292          8,052
                                                  -------------  -------------

TOTAL EXPENSES                                    $    189,686   $    240,675
                                                  -------------  -------------

    NET ORDINARY INCOME (LOSS)                        (179,373)      (160,675)

OTHER INCOME (EXPENSE)
  Adjustment for Impairment - Note C                    (1,487)       (23,500)
  Gain (Loss) on Equity Investments                         69            -0-
                                                  -------------  -------------

TOTAL OTHER INCOME (EXPENSE)                            (1,418)       (23,500)

    NET INCOME                                    $   (180,791)  $   (184,175)
                                                  =============  =============

BEGINNING ACCUMULATED DEFICIT                        2,876,930      2,692,755

ENDING ACCUMULATED DEFICIT                           3,057,721      2,876,930


Net loss per common share - basic and diluted             0.36           0.35

Shares used to calculate net loss per common         8,403,659      8,111,409
  share - basic and diluted (total issued
  and outstanding less treasury) - Note H






               See Accompanying Notes and Accountant's Report               F 3

                             Signal Advance, Inc.
                            Statement of Cash Flow
                   Years Ended December 31, 2012 and 2011
                                  (Restated)

                                                      Jan-Dec 12   Jan-Dec 11
                                                      ----------   ----------
      OPERATING ACTIVITIES
        Net Income (Loss)                              (180,790)    (184,174)

        Adjustments to reconcile Net Income
        to net cash provided by operations:
          Accounts Receivable                                            109
          Depreciation                                    5,292        8,051
          Non-Cash Expenses (Services Rendered
           in Exchange for Equity)                      109,000       66,667
                                                      ----------   ----------
      Net cash provided by Operating Activities         (66,499)    (109,346)

      INVESTING ACTIVITIES
        Fixed Assets                                     (1,012)        (607)
        Available for Sale Securities                     1,487       (1,500)
        Long-Term Investments                               (69)
                                                      ----------   ----------
      Net cash provided by Investing Activities             407       (2,107)

      FINANCING ACTIVITIES
        Capital Investment (Sale of Common Stock)        63,250       10,000
        Short Term Loan                                  (1,966)      (8,005)
        Trade Payable                                  (120,000)     120,000
        Conversion of Trade Payable Debt to Equity      120,000
                                                      ----------   ----------
      Net cash provided by Financing Activities          61,284      121,995
                                                      ==========   ==========

    Net cash increase for period                         (4,808)      10,541

    Cash at beginning of period                          12,918        2,378
                                                      ----------   ----------

Cash at end of period                                     8,110       12,918
                                                      ==========   ==========

SUPPLEMENTAL DISCLOSURES

   Interest Expense                                       2,704        3,942
   Non-Cash Investment
     Services Rendered in Exchange for equity:          109,000       66,667
     Conversion of Trade Payable Debt to equity:        120,000
                                                      ----------   ----------
                                                        229,000       66,667





                See Accompanying Notes and Accountant's Report              F 4

                             Signal Advance, Inc.
                Statement of Changes in Shareholders' Equity
                   Years Ended December 31, 2012 and 2011
                                 (Restated)


                   Common Stock     Additional  Net Other                   Total
                ------------------  Paid-in     Comprehensive  Accumulated  Shareholders'
                 Shares    Amount   Capital     Gain/(Loss)    Deficit      Equity
                --------- --------  ----------  -------------  -----------  -------------
Balance as of
Dec. 31, 2010   8,081,409       -    2,691,667             -   (2,692,755)        (1,088)

Shares Issued      30,000       -       76,667             -            -         76,667

Net Other
Comprehensive
Gain(Loss)             -        -           -        (23,500)           -        (23,500)

Net Income(Loss)       -        -           -              -     (160,675)      (160,675)

Treasury Stock         -        -           -              -            -              -
                --------- --------  ----------  -------------  -----------  -------------

Balance as of
Dec. 31, 2011   8,111,409       -    2,768,334       (23,500)  (2,853,430)      (108,596)
                ========= ========  ==========  =============  ===========  =============

Shares Issued      292,250      -      292,250             -            -        292,250

Net Other
Comprehensive
Gain (Loss)             -       -                     (1,418)           -         (1,418)

Net Income(Loss)                                                 (179,373)      (179,733)

Treasury Stock          -       -           -              -            -              -
                --------- --------  ----------  -------------  -----------  -------------

Balance as of
Dec. 31, 2012   8,403,659            3,060,584       (24,918)  (3,032,803)         2,863
                ========= ========  ==========  =============  ===========  =============

 - Note H








              See Accompanying Notes and Accountants Report                 F 5

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Organization: Signal Advance, Inc. (the Company) is currently conducting operations. Signal Advance, Inc., incorporated in Texas on June 4, 1992, is an engineering product and procedure development and consulting firm focused on the application of emerging technologies for biomedical applications. The Company has significant experience in computer technology, distributed information systems, and data acquisition and analysis systems, as well as, medical education and medical-legal litigation support. The Company has focused its resources on the improvement of electrophysiological signal acquisition systems through the development and refinement of its proprietary "Signal Advance" technology which has potential application in a wide range of additional biomedical applications, as well as applications outside of biomedicine.

Restatement of Financial Statements: The accompanying balance sheets of Signal Advance, Inc., as of December 31, 2012 and 2011, and the related statements of income and retained earnings (accumulated deficit), cash flows and changes in stockholders' equity for the years then ended, have been restated in order to expense, rather than capitalize, the following:
    1) the cost of acquisition of intellectual property as the transaction was between entities under common control (FASB 50-30-5),
    2) costs of research and development in prior years, and
    3) costs to pursue and obtain intellectual property protection.

The overall effect is the elimination of the intangible (intellectual) property asset of approximately $1.9M along with a concomitant increase in the accumu-lated deficit as of December 31, 2012. In addition, intellectual property expenses of $58,638 and $121,351, for the years ended December 31, 2012 and 2011, respectively, are included in the statements of income and retained' earnings (Accumulated Deficit) for years ended December 31, 2012 and 2011.

Impairment: The Company anticipates amortizing intangible assets over their estimated useful lives unless such lives are deemed indefinite. Amortized intangible assets are tested for impairment based on undiscounted cash flows, and, if impaired, written down to fair value based on either discounted cash flows or appraised values. Intangible assets with indefinite lives are tested annually for impairment and written down to fair value as required. No impairment of intangible assets has been identified during any of the periods presented (FASB ASC 350-30).

Cash and Cash Equivalents: The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Use of Estimates in Financial Statement Preparation: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The Company's financial statements include amounts and all adjustments, that, in the opinion of management and based on management's best estimates and judgments, are necessary to make the financial statement not misleading. Actual results could differ from those estimates.

     Accompanying Notes are an Integral Part of the Financial Statements    F 6

Available for Sale Securities: The Company holds certain investments that are treated as available-for-sale securities (FASB ASC 320-10-25) and stated at their fair market values. All investments are available for current operations and are classified as other assets in the balance sheet. Unrealized holding gains and losses are included as a component of other comprehensive income
(loss) until realized (FASB ASC 320-35-1). Realized gains and losses are determined by the specific identification method and are included in 'Other Income (Loss)' in the income statement.

Research and Development:

Research and development costs are expensed as incurred until technological feasibility can be determined (FASB ASC 730-10-25). Upfront and milestone payments made to third parties in connection with research and development collaborations are expensed as incurred up to the point of regulatory approval, marketability, licensing, lease, or sale when the net present value and useful life is able to be determined. Payments made to third parties subsequent to the aforementioned events are capitalized. Amounts capitalized for such payments are included in other intangibles, net of the accumulated amortization, if their useful lives can be determined.

Revenue Recognition:

The Company revenues are generated by:
   1) Providing consulting services;
   2) Licensing intellectual property; and
   3) Providing consulting services to licensees to facilitate implementation.

Revenue is not recognized until it is realized or realizable and earned (FASB Concepts Statement No. 5, Recognition and Measurement in Financial Statements of Business Enterprises, paragraphs 83-84). In accordance with ASC 605, 'Revenue Recognition,' the company recognizes as revenue the fees charged clients as referenced below because 1) persuasive evidence of an arrangement exists, 2) the fees charged as royalties and/or for services are substantially fixed or determinable during the period in which services are provided or royalties are collected, 3) the company and its clients understand the specific nature and terms of the agreed upon transactions, and 4) collect-ability is reasonable assured after services have been rendered, or according to a royalty payment schedule.

Consulting Revenue - The Company generates revenues by providing engineering, scientific and medical/legal consulting services. Services are charged at an hourly rate and clients are charged and revenue is recognized monthly.

License Revenue - As part of the Company's business model and as a result of the company's on-going investment in research and development, the company licenses and sells the rights to certain of its intellectual property (IP) including internally developed patents, trade secrets and technological know-how. The typical license will call for a non-refundable initiation fee, escalating minimum royalties to be paid before a given product is marketed, and continuing royalties based on gross sales once marketing has begun, confirmed by annual audits. The license will also include a set amount of time for consulting. Licensees will also be required to participate in patent maintenance and defense.


    Accompanying Notes are an Integral Part of the Financial Statements     F 7

Certain transfers of IP to third parties may be licensing/royalty-based, transaction-based, or other forms of transfer. Licensing/royalty-based fees involve transfers in which the company earns the income over time, as a lump-sum payment or the amount of income is not fixed or determinable until the licensee sells future related products (i.e., variable royalty, based upon licensee's revenue). Accordingly, following delivery and or legal conveyance of rights to the aforementioned IP to the client, and following inception of the license term, revenue is recognized in a manner consistent with the nature of the transaction and the earnings process.

Combined License/Consulting Revenue - in certain circumstances the license agreement will also include consulting services to facilitate the use of the Company's IP, in which case the arrangement may include multiple deliverables. If the client is dependent on the consulting services of the Company to bring value to the license then the license and consulting services will be con-sidered a single unit of accounting. If, however, the license has value to the client, independent of the consulting services provided by the Company, then each deliverable has value on a standalone basis. As such each delivered item or items shall be considered a separate unit of accounting (FASB ASC 605-25).

Alternatively, license terms may contain a citation of milestones of achievement by the licensee. Each milestone may be tied to an increase in the minimum royalty. For example, biomedical milestones may include completion of animal trials, submission and then approval of 510K applications or pre-market approval by the FDA. Each licensee pursuing a biomedical application will be expected to develop its own clinical data to secure such pre-market notification (510k) or approval. Under these circumstances, the deliverable, or unit of accounting, consideration may be contingent on the substantive achievement of one or more milestones. As such, revenue is recognized in its entirety in the period in which the milestone is achieved (FASB ASC 605-28).

In 2011, the Company recognized $45,000 for consulting services. In addition, a cash award (for placing first in the Goradia Innovation prize competition) in the amount of $35,000 was recognized as other income.

In 2012, the Company recognized $4,025 in revenue for consulting services and $6,288 as other income (reimbursed expenses).

Property, Plant and Equipment:

Fixed Assets (land, buildings and equipment) are carried at cost less accumu-lated depreciation. Depreciation is based on the estimated service lives of depreciable assets and is provided using the Modified Accelerated Cost Recovery System (MACRS) method. In the case of disposals, assets and related depreciation are removed from the accounts, and the net amounts, less proceeds from disposal, are included in income.










    Accompanying Notes are an Integral Part of the Financial Statements     F 8

Income Taxes:

The Company takes an asset and liability approach to financial accounting and reporting for income taxes. The difference between the financial statement and tax basis of assets and liabilities is determined annually. Deferred income tax assets and liabilities are computed for those differences that have future tax consequences using the currently enacted tax laws and rates that apply to the periods in which they are expected to affect taxable income. Valuation allow-ances are established, if necessary, to reduce the deferred tax asset to the amount that will assure full realization (FASB ASC 740). As of December 31, 2012, the Company recorded a valuation allowance that reduced its deferred tax assets to zero.

Concentrations of Credit Risk:

Financial instruments which potentially subject the Company to significant concentrations of credit risk consist primarily of investment securities. Investment securities are exposed to various risks, such as interest rate, market and credit risks. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities can occur in the near term and that each change could materially affect the amounts reported in the financial statement.

Going Concern:

The Company is currently conducting operations. However, it has not yet gener-ated sufficient operating revenue to fund its development activities to date. As such, the Company has relied on funding by the Company's President and the sale of its common stock. There is a substantial doubt that the Company will generate sufficient revenues in future years to meet its operating cash requirements. Accordingly, the Company's ability to continue operations in the short-term depends on its success in obtaining equity or debt financing in an amount sufficient to support its operations. This could raise doubt as to its ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.


NOTE B - INTELLECTUAL PROPERTY

Intellectual property protection is being pursued for the specifically identifiable intellectual property (IP) termed Signal Advance technology. The following table lists the patent applications and issued patents and their respective status:

  Patent Office    Patent/Appl. No.     Status
  -------------    -----------------    ----------------------------------
  United States    12/045,003           Notice of Allowability - Mar. 2013
  China            ZL 200880015288.2    Patent Issued Oct. 2012
  Europe           EP 08 75 4879.8      Under examination
  Mexico           MX/A/2009/00921      Not yet examined
  India            3465/KOLNP/2009      Not yet examined

Additional patent submissions related to specific applications, SA circuit configurations, and signal processing techniques to improve signal fidelity are being drafted.

     Accompanying Notes are an Integral Part of the Financial Statements    F 9

The IP derives from an assignment of the IP in the form of a patent application filed with the USPTO as well as any patents which issue as a result of U.S. and related international patent applications.

  As ASSIGNEE, the Company is responsible for:

    1) funding and executing activities required for any regulatory approval, development, implementation and commercialization;
    2) introducing assigned products which incorporate the patent pending or patented technology to the commercial market;
    3) make its best efforts to: a) develop and market assigned products and services, and b) increase and extend the commercialization of assigned products, and,
    4) commence the advertising and marketing assigned products not later than 24 months following the granting of the patent

The assignment was privately negotiated between the Company's President, Dr. Hymel (Assignor) and the remaining members of the board of directors for the Company (Assignee). Consideration to acquire the IP rights, in the form of equity (specifically 525,000 shares of SAI common stock, to date) was expensed as the assignment is considered transaction between entities under common control (FASB ASC 805-50-30-5,6). The value of the common stock issued in exchange for the equity was based on the most recent private sales of stock (FASB ASC 505-50-30-6). Additional contingent payments are due on achievement of IP protection milestones by the Assignor, including 1) notice of allowance for the patent application ($1.0M) and 2) issuance of the patent ($1.25M), payable in cash or equity at a price/share based on the share price in the most recent private offering or, if SAI common stock is trading publicly, and the prevailing market price. Any such contingent payments will be expensed. However, per additional terms of the assignment, these payments are superseded if the value of the assignor's equity exceeds $3.5M. In addition, royalties are payable to Assignor on net sales and/or license fees as follows: a) <$10M: 6%;
b) $10-$25M: 8%, and c) >$25M: 10%. Assignor's remedy for non-payment is the termination of the assignment.

The costs incurred in pursuit of domestic and international patent and trademark protection for Signal Advance technology are expensed (included as "Intellectual Property" under expenses on the Statements of Income and Retained Earnings (Accumulated Deficit) for the years ended December 31, 2012 and 2011. These costs to prepare and prosecute patent applications and protect the IP, include filing fees, fees for consultants, experts, advisors and patent attorneys, including foreign associates, patent applications, claims and other amendments, responses to office actions, etc. Any patent infringement case may hinder the Company's ability to generate revenues.


NOTE C - AVAILABLE FOR SALE SECURITIES

Cost and fair value of available for sale securities (acquired Jan. 10, '11) as of Dec. 31, 2012 are as follows:

                                       Cost Gross  Gain(Loss)  Fair Value
                                       ----------  ----------  ----------
Equity Securities Available for Sale     $25,000     (24,987)     $13


     Accompanying Notes are an Integral Part of the Financial Statements   F 10

NOTE D - EQUIPMENT

Property and equipment are summarized as follows:

                                            Jan-Dec'12     Jan-Dec'11
                                           ------------   ------------
       Fixed Assets (Cost/Basis)              123,783        122,772
       Less: Accumulated Depreciation        (119,117)      (113,885)
       Net Book Value                      $    4,607     $    8,887

Depreciation expense in the years ended December 31, 2012 and 2011 were 5,292 and $8,051, respectively.


NOTE E - INCOME TAXES

Operating Loss Carry-Forwards As of December 31, 2012 the Company has a net operating tax loss carry-forward of $ 179,372. Other loss carry-forwards from previous periods may be offset against future federal income taxes. If not used, loss carry-forwards will expire as follows:

          Year    Operating Losses           Year     Operating Losses
          ----    ----------------           ----     ----------------
          2022          108,119              2028         1,443,756
          2023          104,123	             2029           306,926
          2024          114,901              2030            32,146
          2025           52,988              2031           160,674
          2026          218,176              2032           179,372
          2027          256,471

Deferred Tax Asset:

A valuation allowance was not recognized for the full amount of the deferred tax asset because, based on the weight of available evidence, it is more likely than not that some portion or the entire deferred tax asset will not be realized.

Tax Depreciation:

The Company uses the Modified Accelerated Cost Recovery System (MACRS) for depreciation of property for tax purposes.


NOTE F - TRADE PAYABLE

The President of the Company has provided on-going services in exchange for equity reflected by the trade payable. The conversion of the debt to equity in the company will be at a conversion rate negotiated and approved by the Board of Directors.








   Accompanying Notes are an Integral Part of the Financial Statements     F 11

NOTE G - FACILITIES LEASE

The Company currently leases office space, from its president, on a month to month based at a rate of $700 per month. The following is a schedule of future minimum payments for 4 years under the above operating lease as the year ended December 2012.
                         Year       Amount
                        ------     --------
                         2013      $ 8,400
                         2014        8,400
                         2015        8,400
                         2016        8,400
                                   --------
                Four Year Total:   $33,600

Rental expense amounted to $8,400 for the years ending December 31, 2012 and 2011, respectively.


NOTE H - REVERSE STOCK SPLIT

In July, 2011, following approval by the Shareholders in May 2011, the Board of Directors voted to affect a one for four reverse split of its common shares. A 'Resolution Relating to a Series of Shares' was submitted to the Texas Secretary of State, pursuant to The Texas Business Organizations Code, section
21.115. The reverse split became effective on September 1, 2011. Fractional shares were rounded up to whole shares. Prior to the reverse split, the common stock shares issued and outstanding totaled 32,603,325.  As of December
31, 2011, following the four for one (4/1) reverse split, 8,111,409 shares of common stock were issued and outstanding. Financial Reports for period preceding the reverse stock split were adjusted retroactively.

























   Accompanying Notes are an Integral Part of the Financial Statements     F 12

                            SUPPLEMENTAL INFORMATION

                     Years Ended December 31, 2012 and 2011


                            Signal Advance, Inc.
         Schedules of General, Selling and Administrative Expenses
                   Years Ended December 31, 2012 and 2011


                                       Jan-Dec '12   Jan-Dec '11
                                       ===========   ===========

          Automobile Expense            $   2,066      $     88
          Bank Service Charges                112            94
          Dues and Subscriptions               37           100
          Education/Training                    7         2,969
          Employee Benefits                 4,683         2,661
          Fees/Licenses                       -0-           351
          Insurance                           422           -0-
          Interest Expense                  2,704         3,942
          Maintenance and Repairs             872           759
          Marketing/Advertising               650           650
          Meals/Entertainment                 389           281
          Office Supplies                     288           120
          Postage and Delivery                192           249
          Rent - Note G                     8,400         8,400
          Taxes                               100           -0-
          Telephone                         1,755         3,995
          Travel                            5,361         6,701
          Utilities                         2,222         2,676
                                       -----------   -----------

                                        $  30,239     $  34,035




















              See Accompanying Notes and Accountant's Report               F 13

                             SIGNAL ADVANCE, INC.

             FINANCIAL STATEMENTS AND SUPPLEMENTARY INFORMATION
                                 (Unaudited)

           Interim Six Month Periods Ended June 30, 2013 and 2012



TABLE OF CONTENTS

                                                                     Page No.

ACCOUNTANT'S REPORT....................................................F 15

FINANCIAL STATEMENTS

  Balance Sheet........................................................F 16

  Statements of Income and Retained Earnings (Accumulated Deficit).....F 17

  Statement of Cash Flows..............................................F 18

  Statement of Changes in Shareholders' Equity.........................F 19

  Notes to Financial Statements.....................................F 20-25

  SUPPLEMENTARY INFORMATION

  Schedule of Selling and Administrative Expenses......................F 26

























                                                                           F 14

                                Bobby J. Hutton
                          Certified Public Accountant
                              4824 Courtside Drive
                              Fort Worth, TX 76133

            Report of Independent Registered Public Accounting Firm
            -------------------------------------------------------

The Board of Directors
Signal Advance, Inc.
2520 CR 81
Rosharon, TX  77583

We have reviewed the accompanying balance sheets of Signal Advance, Inc. (a Texas Corporation) as of June 30, 2013 and 2012, and the related statements of income and retained earnings (accumulated deficit), and cash flows for the interim six month periods ending June 30, 2013 and 2012. These interim financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our review.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A in the financial statements, the Company's operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.


Very truly yours,

/s/ Bobby J. Hutton

Bobby J. Hutton
Certified Public Accountant

Fort Worth, Texas
July 30, 2013




                                                                           F 15

                             Signal Advance, Inc.
                                Balance Sheets
                         As of June 30, 2013 and 2012
                                  (Unaudited)

                                              June 30, 2013     June 30, 2012
                                              -------------     -------------
ASSETS

 Current Assets
   Cash                                         $   24,219        $   20,050
                                               ------------      ------------
      Total Current Assets                          24,219            20,050


 Equipment (net accumulated depreciation)            4,834             6,694
   - Note D

 Long-term Investments                              21,438            21,438

 Available for Sale Securities - Note C                 13             1,500
                                               ------------      ------------
TOTAL ASSETS                                    $   50,503        $   54,682
                                               ============      ============

LIABILITIES & SHAREHOLDERS' EQUITY

 Current Liabilities
   Short Term Loans                                 81,337            36,281

      Total Current Liabilities                     81,337            36,281
                                               ------------      ------------
         Total Liabilities                      $   81,337        $   36,281
                                               ------------      ------------
 Shareholders' Equity

   Common stock - $0 par value,
     shares issued and outstanding:
       9,458,659, as of June 30, 2013
       8,241,409, as of June 30, 2012

   Paid-in Capital in excess of par              4,115,584         2,991,084

   Retained Earnings                            (3,057,720)       (2,876,929)

   Net Income                                   (1,088,698)          (95,753)
                                               ------------      ------------
      Total Shareholders' Equity                   (30,834)           18,401
                                               ------------      ------------
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY        $   50,503        $   54,682
                                               ============      ============


                  See Accompanying Notes and Accountant's Report           F 16

                             Signal Advance, Inc.
               Statements of Income and Expense Distribution
           Interim Six Month Periods Ended June 30, 2013 and 2012
                                  (Unaudited)


                                                 Jan-Jun '13      Jan-Jun '12
                                                -------------    -------------
 Ordinary Income/Expense

    Income                                       $     1,000      $     7,813
                                                -------------    -------------
    Gross Profit                                 $         0      $     7,813
                                                -------------    -------------

    Expense
      General, Selling and Administrative        $    24,733      $    18,101
      Intellectual Property                        1,020,333           31,588
      Professional Services                           28,301           28,800
      Research and Development                        15,000           22,500
      Depreciation                                     1,330            2,646
                                                -------------    -------------

        Total Expense                            $ 1,089,698      $   103,636
                                                -------------    -------------

Net Ordinary Income                              $(1,088,698)     $   (95,822)
                                                 ------------    -------------
Other Income (Expense)

   Long-Term Investment (Sch. K1)                          0               69
                                                -------------    -------------
      Net Other Income (Expense)                           0              (69)

Net Income                                       $(1,088,698)     $   (95,753)
                                                 ============     ============















                  See Accompanying Notes and Accountant's Report           F 17

                             Signal Advance, Inc.
                            Statement of Cash Flow
              Interim Six Month Periods Ended June 30, 2013, 2012
                                 (Unaudited)

                                                  Jan-Jun '13      Jan-Jun '12
                                                 -------------    -------------
  OPERATING ACTIVITIES

    Net Income                                    $(1,088,698)     $   (95,753)

    Adjustments to reconcile Net Income
     to net cash provided by operations:

      Depreciation                                      1,330            2,646
      Non-Cash Expenses
       Intellectual property assigned in            1,000,000
          exchange for equity
       Services rendered in exchange for equity        55,000           44,500
                                                 -------------    -------------
  Net cash provided by Operating Activities       $   (32,368)     $  (168,607)


  INVESTING ACTIVITIES

    Fixed Assets (Cost/Basis)                          (1,557)            (453)
    Long-Term Investments                                   0              (69)
                                                 -------------    -------------
  Net cash provided by Investing Activities       $    (1,557)     $      (522)


  FINANCING ACTIVITIES

    Capital Investment (Sale of Common Stock)               0           58,250
    Short Term Loans                                   50,033            3,012
    Trade Payable                                           0         (120,000)
    Conversion of Trade Payable to Equity                   0          120,000
                                                 -------------    -------------
  Net cash provided by Financing Activities       $    50,033      $    61,262

  Net cash increase (decrease) for period              16,109           12,132

  Cash at beginning of period                           8,110           12,918
                                                 -------------    -------------
Cash at end of period                             $    24,219      $    25,050
                                                 =============    =============

Supplemental Disclosures

  Interest Expense                                      4,326            1,392
  Non-Cash Investment
     Conversion of trade payable to equity:                 0          120,000



                See Accompanying Notes and Accountant's Report             F 18

                             Signal Advance, Inc.
                Statement of Changes in Shareholders' Equity
                Interim Six Month Period ended June 30, 2013
                                 (Unaudited)


                   Common Stock     Additional  Net Other                   Total
                ------------------  Paid-in     Comprehensive  Accumulated  Shareholders'
                 Shares    Amount   Capital     Gain/(Loss)    Deficit      Equity
                --------- --------  ----------  -------------  -----------  -------------
Balance as of
Dec. 31, 2012   8,403,659            3,060,584       (24,918)  (3,032,803)         2,863
                ========= ========  ==+=======  =============  ===========  =============

Shares Issued   1,055,000       -    1,055,000             -            -      1,055,000

Net Other
Comprehensive
Gain (Loss)            -        -           -              -            -              -

Net Income(Loss)                                               (1,088,698)    (1,088,698)

Treasury Stock         -        -           -              -            -              -
                --------- --------  ----------  -------------  -----------  -------------

Balance as of
June 30, 2013   9,458,659            4,115,584       (24,918)  (4,121,501)       (30,835)
                ========= ========  ==========  =============  ===========  =============
























                 See Accompanying Notes and Accountant's Report            F 19

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Organization: Signal Advance, Inc. (the Company) is currently conducting operations. Signal Advance, Inc., incorporated in Texas on June 4, 1992, is an engineering product and procedure development and consulting firm focused on the application of emerging technologies for biomedical applications. The Company has significant experience in computer technology, distributed information systems, and data acquisition and analysis systems, as well as, medical education and medical-legal litigation support. The Company has focused its resources on the improvement of electrophysiological signal acquisition systems through the development and refinement of its proprietary "Signal Advance" technology which has potential application in a wide range of additional biomedical applications, as well as applications outside of biomedicine.

Impairment: The Company anticipates amortizing intangible assets over their estimated useful lives unless such lives are deemed indefinite. Amortized intangible assets are tested for impairment based on undiscounted cash flows, and, if impaired, written down to fair value based on either discounted cash flows or appraised values. Intangible assets with indefinite lives are tested annually for impairment and written down to fair value as required. No impairment of intangible assets has been identified during any of the periods presented (FASB ASC 350-30).

Cash and Cash Equivalents: The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Use of Estimates in Financial Statement Preparation: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The Company's financial statements include amounts and all adjustments, that, in the opinion of management and based on management's best estimates and judgments, are necessary to make the financial statement not misleading. Actual results could differ from those estimates.

Available for Sale Securities: The Company holds certain investments that are treated as available-for-sale securities (FASB ASC 320-10-25) and stated at their fair market values. All investments are available for current operations and are classified as other assets in the balance sheet. Unrealized holding gains and losses are included as a component of other comprehensive income
(loss) until realized (FASB ASC 320-35-1). Realized gains and losses are determined by the specific identification method and are included in 'Other Income (Loss)' in the income statement.



     Accompanying Notes are an Integral Part of the Financial Statements   F 20

Research and Development: Research and development costs are expensed as incurred until technological feasibility can be determined (FASB ASC 730-10-25). Upfront and milestone payments made to third parties in connection with research and development collaborations are expensed as incurred up to the point of regulatory approval, marketability, licensing, lease, or sale when the net present value and useful life is able to be determined. Payments made to third parties subsequent to the aforementioned events will be capitalized. Amounts capitalized for such payments will be included in other intangibles, less the net of the accumulated amortization, once their useful lives can be determined.

Revenue Recognition: The Company revenues are generated by:

   1) Providing consulting services;
   2) Licensing intellectual property; and
   3) Providing consulting services to licensees to facilitate implementation.

Revenue is not recognized until it is realized or realizable and earned (FASB Concepts Statement No. 5, Recognition and Measurement in Financial Statements of Business Enterprises, paragraphs 83-84). In accordance with ASC 605, 'Revenue Recognition,' the company recognizes as revenue the fees charged clients as referenced below because 1) persuasive evidence of an arrangement exists, 2) the fees charged as royalties and/or for services are substantially fixed or determinable during the period in which services are provided or royalties are collected, 3) the company and its clients understand the specific nature and terms of the agreed upon transactions, and 4) collect-ability is reasonable assured after services have been rendered, or according to a royalty payment schedule.

Consulting Revenue - The Company generates revenues by providing engineering, scientific and medical/legal consulting services. Services are charged at an hourly rate and clients are charged and revenue is recognized monthly.

License Revenue - As part of the Company's business model and as a result of the company's on-going investment in research and development, the company licenses and sells the rights to certain of its intellectual property (IP) including internally developed patents, trade secrets and technological know-how. The typical license will call for a non-refundable initiation fee, escalating minimum royalties to be paid before a given product is marketed, and continuing royalties based on gross sales once marketing has begun, confirmed by annual audits. The license will also include a set amount of time for consulting. Licensees will also be required to participate in patent maintenance and defense.

Certain transfers of IP to third parties may be licensing/royalty-based, transaction-based, or other forms of transfer. Licensing/royalty-based fees involve transfers in which the company earns the income over time, as a lump-sum payment or the amount of income is not fixed or determinable until the licensee sells future related products (i.e., variable royalty, based upon licensee's revenue). Accordingly, following delivery and or legal conveyance of rights to the aforementioned IP to the client, and following inception of the license term, revenue is recognized in a manner consistent with the nature of the transaction and the earnings process.

    Accompanying Notes are an Integral Part of the Financial Statements    F 21

Combined License/Consulting Revenue - in certain circumstances the license agreement will also include consulting services to facilitate the use of the Company's IP, in which case the arrangement may include multiple deliverables. If the client is dependent on the consulting services of the Company to bring value to the license then the license and consulting services will be con-sidered a single unit of accounting. If, however, the license has value to the client, independent of the consulting services provided by the Company, then each deliverable has value on a standalone basis. As such each delivered item or items shall be considered a separate unit of accounting (FASB ASC 605-25).

Alternatively, license terms may contain a citation of milestones of achievement by the licensee. Each milestone may be tied to an increase in the minimum royalty. For example, biomedical milestones may include completion of animal trials, submission and then approval of 510K applications or pre-market approval by the FDA. Each licensee pursuing a biomedical application will be expected to develop its own clinical data to secure such pre-market notification (510k) or approval. Under these circumstances, the deliverable, or unit of accounting, consideration may be contingent on the substantive achievement of one or more milestones. As such, revenue is recognized in its entirety in the period in which the milestone is achieved (FASB ASC 605-28).

The interim six month period ended June 30, 2013, the Company recognized no revenues. In the interim six month period ended June 30, 2012, the Company recognized $7,813 in revenue.

Property, Plant and Equipment: Fixed Assets (land, buildings and equipment) are carried at cost less accumulated depreciation. Depreciation is based on the estimated service lives of depreciable assets and is provided using the Modified Accelerated Cost Recovery System (MACRS) method. In the case of disposals, assets and related depreciation are removed from the accounts, and the net amounts, less proceeds from disposal, are included in income.

Income Taxes: The Company takes an asset and liability approach to financial accounting and reporting for income taxes. The difference between the financial statement and tax basis of assets and liabilities is determined annually. Deferred income tax assets and liabilities are computed for those differences that have future tax consequences using the currently enacted tax laws and rates that apply to the periods in which they are expected to affect taxable income. Valuation allowances are established, if necessary, to reduce the deferred tax asset to the amount that will assure full realization (FASB ASC
740). As of December 31, 2012, the Company recorded a valuation allowance that reduced its deferred tax assets to zero.

Concentrations of Credit Risk: Financial instruments which potentially subject the Company to significant concentrations of credit risk consist primarily of investment securities. Investment securities are exposed to various risks, such as interest rate, market and credit risks. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities can occur in the near term and that each change could materially affect the amounts reported in the financial statement.



    Accompanying Notes are an Integral Part of the Financial Statements    F 22

Going Concern: The Company is currently conducting operations. However, it has not yet generated sufficient operating revenue to fund its development activities to date. As such, the Company has relied on funding by the Company's President and the sale of its common stock. There is a substantial doubt that the Company will generate sufficient revenues in future years to meet its operating cash requirements. Accordingly, the Company's ability to continue operations in the short-term depends on its success in obtaining equity or debt 5financing in an amount sufficient to support its operations. This could raise doubt as to its ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.


NOTE B - INTELLECTUAL PROPERTY

Intellectual property protection is being pursued for the specifically identifiable intellectual property (IP) termed Signal Advance technology. The following table lists the patent applications and issued patents and their respective status:

  Patent Office    Patent/Appl. No.     Status
  -------------    -----------------    ------------------
  United States    8452544              Issued May 2013
  China            ZL 200880015288.2    Issued Nov. 2012
  Europe           EP 08 75 4879.8      Under examination
  Mexico           MX/A/2009/00921      Not yet examined
  India            3465/KOLNP/2009      Not yet examined

Additional patent submissions related to specific applications, SA circuit configurations, and signal processing techniques to improve signal fidelity are being drafted.

The IP derives from an assignment of the IP in the form of a patent application filed with the USPTO as well as any patents which issue as a result of U.S. and related international patent applications.

  As ASSIGNEE, the Company is responsible for:

    1) funding and executing activities required for any regulatory approval, development, implementation and commercialization;
    2) introducing assigned products which incorporate the patent pending or patented technology to the commercial market;
    3) make its best efforts to: a) develop and market assigned products and services, and b) increase and extend the commercialization of assigned products, and,
    4) commence the advertising and marketing assigned products not later than 24 months following the granting of the patent






     Accompanying Notes are an Integral Part of the Financial Statements   F 23

The assignment was privately negotiated between the Company's president, Dr. Hymel (Assignor) and the remaining members of the board of directors for the Company (Assignee). Consideration to acquire the IP rights, in the form of equity (specifically 1,525,000 shares of SAI common stock, to date) was expensed as the assignment is considered a transaction between entities under common control (FASB ASC 805-50-30-5,6). The value of the common stock issued in exchange for the equity was based on the most recent private sales of stock (FASB ASC 505-50-30-6). A contingent payment is due on achievement of IP protection milestones by the Assignor, specifically, the issuance of the patent ($1.25M), payable in cash or equity at a price/share based on the share price in the most recent private offering or, if SAI common stock is trading publicly, and the prevailing market price. Any such contingent payments will also be expensed. However, per additional terms of the assignment, these payments are superseded if the value of the assignor's equity exceeds $3.5M. In addition, royalties are payable to Assignor on net sales and/or license fees as follows:
a) <$10M: 6%; b) $10-$25M: 8%, and c) >$25M: 10%. Assignor's remedy for non-
payment is the termination of the assignment.

The costs incurred in acquiring the assignment of the Signal Advance IP as well as the pursuit of domestic and international patent and trademark protection are expensed (included as "Intellectual Property" under expenses on the Statements of Income and Retained Earnings (Accumulated Deficit)) for the years ended December 31, 2012 and 2011, and for the interim six month period ended June 30, 2013. These costs inckude expenses to prepare and prosecute patent applications and protect the IP, include filing and issuance fees, fees for consultants, experts, advisors, patent attorneys, including foreign associates, patent appli-cations, claims and other amendments, responses to office actions, etc. Any patent infringement case may hinder the Company's ability to generate revenues.


NOTE C - AVAILABLE FOR SALE SECURITIES

Cost and fair value of available for sale securities (acquired Jan. 10, 2011) as of June 30, 2013 are as follows:

                                       Cost Gross  Gain(Loss)  Fair Value
                                       ----------  ----------  ----------
Equity Securities Available for Sale     $25,000     (24,987)     $13


NOTE D - EQUIPMENT

Property and equipment as of June 30, 2013 and 2012 are summarized as follows:

                                           June 30, 2013  June 30, 2012
                                           -------------  -------------
       Fixed Assets (Cost/Basis)               125,340        123,225
       Less: Accumulated Depreciation         (120,506)      (116,531)
       Net Book Value                       $    4,834     $    6,694

Depreciation expense in the interim six month periods ended June 30, 2013, 2012 were $1,330 and $2,646, respectively.




     Accompanying Notes are an Integral Part of the Financial Statements   F 24

NOTE E - INCOME TAXES

Operating Loss Carry-Forwards: As of June 30, 2013, the Company has a net operating tax loss carry-forward of $1,088,698. Other loss carry-forwards from previous periods may be offset against future federal income taxes. If not used, loss carry-forwards will expire as follows:

          Year    Operating Losses           Year     Operating Losses
          ----    ----------------           ----     ----------------
          2022          108,119              2028         1,443,756
          2023          104,123              2029           306,926
          2024          114,901              2030            32,146
          2025           52,988              2031           160,674
          2026          218,176              2032           179,372
          2027          256,471

Deferred Tax Asset: A valuation allowance was not recognized for the full amount of the deferred tax asset because, based on the weight of available evidence, it is more likely than not that some portion or the entire deferred tax asset will not be realized.

Tax Depreciation: The Company uses the Modified Accelerated Cost Recovery System (MACRS) for depreciation of property for tax purposes.


NOTE F - TRADE PAYABLE

The President of the Company has provided on-going services in exchange for equity reflected by the trade payable. The conversion of the debt to equity in the company is at a conversion rate negotiated and approved by the Board of Directors.


NOTE G - FACILITIES LEASE

The Company currently leases office space, from its president, on a month to month based at a rate of $700 per month. The following is a schedule of future minimum payments for 4 years under the above operating lease as the year ended December 2012.
                         Year       Amount
                        ------     --------
                         2013      $ 8,400
                         2014        8,400
                         2015        8,400
                         2016        8,400
                                   --------
                Four Year Total:   $33,600

Rental expense amounted to $4,200 for the interim six month periods ended June 30, 2013 and 2012, respectively.







   Accompanying Notes are an Integral Part of the Financial Statements     F 25

                          SUPPLEMENTAL INFORMATION



                            Signal Advance, Inc.
         Schedules of General, Selling and Administrative Expenses
          Interim Six Month Periods Ended June 30, 2013 and 2012.



                                      Jan-Jun 2013  Jan-Jun 2012
                                      ============  ============

          Automobile Expense            $   3,085     $   1,122
          Bank Service Charges                 52            54
          Benefits                          1,522         4,683
          Dues and Subscriptions               45            35
          Insurance                           300           422
          Interest Expense                  4,326         1,392
          Maintenance and Repairs             504           332
          Marketing/Advertising               250           400
          Meals/Entertainment                 571           323
          Office Supplies                     401            76
          Postage and Delivery                135           160
          Rent - Note G                     4,200         4,200
          Taxes                                 0           100
          Telephone                           800         1,245
          Travel                            6,901         2,431
          Utilities                         1,641         1,125
                                       -----------   -----------

                                        $  24,733     $  18,101
                                       ===========   ===========
























              See Accompanying Notes and Accountant's Report              F 26

Selected financial data (Item 11f)

Not required for smaller reporting companies


Supplementary financial information (Item 11g)

Not required for smaller reporting companies


Management's discussion and analysis of financial condition and results of operations (Item 11h)

The following discussion should be read in conjunction with our Financial Statements and notes thereto appearing elsewhere in this prospectus. The following discussion contains forward-looking statements, including, but not limited to, statements concerning our plans, anticipated expenditures, the need for additional capital and other events and circumstances described in terms of our expectations and intentions. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results or other developments. Forward-looking statements are based upon estimates, forecasts, and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and many of which, with respect to future business decisions, are subject to change. These uncertain-ties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by us, or on our behalf. We disclaim any obligation to update forward-looking statements. You are urged to review the information set forth under the captions for factors that may cause actual events or results to differ materially from those discussed below.

- Overview

Signal Advance, Inc. (SAI) emerged in 2007 to develop and refine its most important and promising proprietary Signal Advance technology (SAT) for which the Company is now pursuing commercialization. Ongoing R&D activities have greatly expanded SAI's range of potential applications while targeting specific ones. SAI's goals over the last two fiscal years have been to validate SA tech-nology and develop strategies for commercialization. Scientific validation was achieved through the successful completion, in 2010, of a University of Texas dissertation study. Following rigorous review and approval by an independent faculty committee, a doctorate degree was subsequently awarded to the Company's president. Technical validation was achieved through the publication of a peer-reviewed feature article in the IEEE Circuits and System magazine. In 2011, the Company was awarded the first place Goradia Innovation Prize providing commer-cial validation. In addition, The Intellectual Property Section of the Oklahoma Bar Association named Dr. Chris Hymel, the Company's president, the 2012 Innovator of the Year for his development work on Signal Advance technology.

Our auditors have issued a going concern opinion as the Company has generated insufficient revenues to fund planned R&D, marketing and intellectual protection in the near-term. SAI will continue to rely on capital investment to cover the projected costs to executeg the Company's business plan and commercialize its proprietary signal advance technology. The Company currently has firm commit-ments with respect to additional financing, for the first six months of 2013, however, beyond that period there is no assurance that the Company will have sufficient capital which would require operations to be scaled back accordingly.

- Results from Operations

Income:

Historically, the majority of income was derived from consulting services. The Company's business plan is to license its proprietary SA technology to manu-facturers to improve their product performance and derive revenues from royalties and consulting with licensees. Initially, SAI's marketing strategy is the development and testing of application-specific SA circuit designs in order to demonstrate performance improvements to prospective licensees.

The majority of the Company's resources are devoted to technology development and protection of its proprietary technology. However, periodically, the Company has accepted consulting work which is either directly related to SA technology development or may lead to a potential future collaboration. As such, revenues have varied significantly over the past three years. In fiscal year ending 2011 revenue in the amount of $45,000 was recognized for consulting related to the potential application of SA technology in a specific application area. In 2012, the company recognized just over $10,000 in revenues and $1,000 in revenues was recognized during the interim six month period ended June 30, 2013.

Other Income:

In 2011, SAI placed first in the Goradia Innovation prize competition and was awarded a $35,000 prize. In 2012, reimbursed expenses totaling $6,288 was included under "Other Income"

Expenses:

Expenses are classified into the following four broad categories: Depreciation, Intellectual Property Protection, Professional Services, Research and Develop-ment and Selling, General and Administrative. SAI has engaged consultants to accomplish its goals over the last two years. Given sufficient capital, the majority of these consultants have expressed interest in working full-time for the Company. Professional Services includes expenses for legal, accounting, transfer agent and director's fees. The increase seen in expenses during the interim six month period ended June 30, 2013 and year ended December 31, 2012 for Professional Services reflect expenses related to the preparation to become registered and reporting with the Securities and Exchange Commission as well as intellectual property (IP) protection. Further, $1,000,000 in equity was paid to the Company's President (Signal Advance IP inventor) per the terms of the IP assignment agreement following the achievement of the "Notice of Allowability" milestone. Research and Development expenses reflect the Company's on-going efforts related to in scientific, technical and commercial validation. Expenses for the interim six month period ending June 30, 2013 and fiscal years ending December 31, 2012 and 2011, were as follows:

                                      Jan-Jun 2013     2012       2011
                                      ------------   --------   --------
General, Selling and Administrative        23,628     30,239     34,035
Intellectual Property                   1,020,333     58,638    121,351
Professional Services                      28,301     62,517     32,237
Research and Development                   15,000     33,000     45,000
Depreciation                                1,330      5,292      8,052

Other Expense:

Other Expense included ($69) from a K-1 issued from a long term investment and impairment "write-down" related to "Available for Sales Securities" of $1,487 and $23,500 for years ended 2012 and 2011, respectively.

- Liquidity and Capital Assets

Current Assets:

As of June 30, 2013, the Company had cash and cash equivalents of $24,405 and negligible "Available for Sale Securities". These assets are used as working capital to execute the Company's business plan. As such, the Company requires additional capital through debt or equity financing to fund operations over the next 12 months.

Fixed assets (office/laboratory equipment) were $4,607 and $8,887, for years ended December 31, 2012 and 2011, respectively, and $4,834 as of June 30, 2013, due to depreciation expense.

Other Assets:

In 2012 and 2011, as well as the interim six month period ended June 30, 2013, significant resources were applied to the acquisition and protection of our intellectual property. This includes: 1) installment due per the terms of the assignment agreement. 2) responses to preliminary searches and initial office actions resulting from the international filings, 3) preparation and submission of amendments and additional disclosures in the US Patent and Trademark Office (USPTO) as well as the European (EPO) and Chinese (CPO) Patent Offices and 4) reviews of, and responses to, office actions by the USPTO, CPO and EPO and 5) issuance and annual renewal fees. Patents have been issued in China (Oct. 2012) and the U.S. (May 2013).

All costs associated with intellectual property (IP) have been expensed. IP acquisition and protection costs totaled $58,638 and $121,351, respectively, in years ended December 31, 2012 and 2011, and $1,020,333 in the interim six month period ended June 30, 2013. Further discussion regarding the intellectual property is found under the heading 'Intangible Property' below.

Results from a single long term investment were discussed previously under 'Other Income/Expense'. Available for sale securities have lost most of their value decreasing from $25,000 when acquired in 2011 to $13 by June 30, 2013.

Liabilities:

Liabilities include short-term loans to SAI from its President totaling $80,418 as of June 30, 2013. Further, a trade payable representing compensation due the Company president, of $120,000 at year-end 2011 was converted to equity in 2012.

Shareholders' Equity:

The accumulated deficit totaled $2,876,930, $3,057,721 and $4,145,313 for years ended December 31, 2011, 2012 and as of June 30, 2013, respectively. In 2011, following shareholder approval, the board executed a one for four (1/4) reverse split of the common stock. The total for shares issued and outstanding as of years ended December 31, 2011, 2012 and, the interim six month period ended June 30, 2013, totaled 8,111,409, 8,403,659 and 9,458,659, respectively.

Off-Balance Sheet Transactions:

There are no off-balance sheet items, all transactions are in U.S. dollars, and SAI is not currently subject to currency fluctuations or similar market risks.

- Significant Accounting Policies

Cash and Cash Equivalents:

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Available for Sale Securities:

The Company holds certain investments that are treated as available-for-sale securities (320-10-25 FSB ASC) and stated at their fair market values. All investments are available for current operations and are classified as other assets in the balance sheet. Realized gains and losses are determined by the specific identification method and are included in 'Other Income (Loss)' in the income statement.

Research and Development:

Research and development expenses are expensed as incurred until technological feasibility can be determined. Upfront and milestone payments made to third parties in connection with research and development collaborations are expensed as incurred up to the point of regulatory approval, marketability, licensing, lease, or sale when the net present value and useful life is able to be determined. Costs associated with intellectual property protection have been expensed until such time as the useful can be determined, at which time, amounts capitalized will be included in intangible property, less the net of accumulated amortization.

Revenue Recognition:

The Company revenues are generated by:

  - Providing engineering, medical/legal and scientific consulting services
  - Licensing intellectual property (IP)
  - Providing consulting services to licensees to facilitate implementation

Revenue is not be recognized until it is realized or realizable and earned (FASB Concepts Statement No. 5, Recognition and Measurement in Financial Statements of Business Enterprises, paragraphs 83-84). In accordance with ASC 605, 'Revenue Recognition,' the company recognizes as revenue the fees charged clients as referenced below because 1) persuasive evidence of an arrangement exists, 2) the fees charged as royalties and/or for services are substantially fixed or deter-minable during the period in which services are provided or royalties are collected, 3) the company and its clients understand the specific nature and terms of the agreed upon transactions, and 4) collectability is reasonable assured after services have been rendered, or according to a royalties payment schedule.

Consulting Revenue - The Company generates revenues by providing engineering, scientific and medical/legal consulting services. Services are charged at an hourly rate and clients are charged and revenue is recognized monthly.

License Revenue - As part of the Company's business model and as a result of the company's on-going investment in research and development, the company licenses and sells the rights to certain of its intellectual property (IP) including internally developed patents, trade secrets and technological know-how. The typical license will call for a non-refundable initiation fee, escalating minimum royalties to be paid before a given product is marketed, and continuing royalties based on gross sales once marketing has begun, confirmed by annual audits. The license will also include a set amount of time for consulting. Licensees will also be required to participate in patent maintenance and defense.

Transfers of IP to third parties may be license/royalty, transaction -based, or other forms of transfer. Licensing/royalty-based fees involve transfers in which the company earns the income over time, as a lump-sum payment or the amount of income is not fixed or determinable until the licensee sells future related products (i.e., variable royalty, based upon licensee's revenue). Accordingly, following delivery and or legal conveyance of rights to the aforementioned IP to the client, and following inception of the license term, revenue recognition is consistent with the nature of the transaction and earnings process.

Combined License/Consulting Revenue - in certain circumstances the license agreement will also include consulting services to facilitate the use of the Company's IP, in which case the arrangement may include multiple deliverables. If the client is dependent on the consulting services of the Company to bring value to the license then the license and consulting services will be considered a single unit of accounting. If, however, the license has value to the client, independent of the consulting services provided by the Company, then each deliverable has value on a standalone basis. As such each delivered item or items shall be considered a separate unit of accounting (FASB ASC 605-25).

Alternatively, license terms may contain a citation of milestones of achievement by the licensee. Each milestone may be tied to an increase in the minimum royalty. For example, biomedical milestones may include completion of animal trials, submission and then approval of 510K applications or pre-market approval by the FDA. Each licensee pursuing a biomedical application will be expected to develop its own clinical data to secure such pre-market notification (510k) or approval. Under these circumstances, the deliverable, or unit of accounting, consideration may be contingent on the substantive achievement of one or more milestones. As such, revenue is recognized in its entirety in the period in which the milestone is achieved (FASB ASC 605-28).

In the interim six month period ended June 30, 2013, the Company recognized $1,000 in revenue. In 2012, the Company recognized $4,025 in revenue for consulting services and $6,288 in reimbursed expenses.

In 2011, the Company recognized $45,000 in revenue for consulting services. In addition, a cash award (for placing first in the Goradia Innovation prize competition) in the amount of $35,000 was recognized as other income.

Property, Plant and Equipment:

Fixed Assets such as land, buildings and equipment are carried at cost less accumulated depreciation. Depreciation is based on the estimated service lives of depreciable assets and is provided using the Modified Accelerated Cost Recovery System (MACRS) method. In the case of disposals, assets and related depreciation are removed from the accounts, and the net amounts, less proceeds from disposal, are included in income.

Income Taxes:

The Company takes an asset and liability approach to financial accounting and reporting for income taxes. The difference between the financial statement and tax basis of assets and liabilities is determined annually. Deferred income tax assets and liabilities are computed for those differences that have future tax consequences using the currently enacted tax laws and rates that apply to the periods in which they are expected to affect taxable income. Valuation allow-ances are established, if necessary, to reduce the deferred tax asset to the amount that will assure full realization. For years ending December 31, 2011, and 2012, the Company recorded valuation allowances that reduced its deferred tax assets to zero.

Concentrations of Credit Risk:

Financial instruments which potentially subject the Company to significant concentrations of credit risk consist primarily of investment securities. Investment securities are exposed to various risks, such as interest rate, market and credit risks. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities can occur in the near term and that each change could materially affect the amounts reported in the financial statement.

Intellectual Property:

Intellectual property protection is being pursued for the specifically identifiable intellectual property (IP) termed Signal Advance technology. The following table lists the patent applications and issued patents as well as their respective status:

  Patent Office    Patent/Appl. No.     Status
  -------------    -----------------    ------------------
  United States    8452544              Issued May 2013
  China            ZL 200880015288.2    Issued Nov. 2012
  Europe           EP 08 75 4879.8      Under examination
  Mexico           MX/A/2009/00921      Not yet examined
  India            3465/KOLNP/2009      Not yet examined

Additional patent submissions related to specific applications, SA circuit configurations, and signal processing techniques to improve signal fidelity are being drafted.

The IP derives from an assignment of the IP in the form of a patent application filed with the USPTO as well as any patents which issue as a result of U.S. and related international patent applications.

As ASSIGNEE, the Company is responsible for:

    1) funding and executing activities required for any regulatory approval, development, implementation and commercialization;
    2) introducing assigned products which incorporate the patent pending or patented technology to the commercial market;
    3) make its best efforts to: a) develop and market assigned products and services, and b) increase and extend the commercialization of assigned products, and,
    4) commence the advertising and marketing assigned products not later than 24 months following the granting of the patent

The assignment was privately negotiated between the Company's president, Dr. Hymel (Assignor) and the remaining members of the board of directors for the Company (Assignee). Consideration to acquire the IP rights, in the form of equity (specifically, 1,525,000 shares of SAI common stock, to date) was expensed as the assignment is considered transaction between entities under common control (FASB ASC 805-50-30-5,6). The value of the common stock issued in exchange for the equity was based on the most recent private sales of stock (FASB ASC 505-50-30-6). A contingent payment is due on achievement of IP protection milestones by the Assignor, specifically, the issuance of the patent ($1.25M), payable in cash or equity at a price/share based on the share price in the most recent private offering or, if SAI common stock is trading publicly, and the prevailing market price. Any such contingent payments will be expensed. However, per additional terms of the assignment, these payments are superseded if the value of the assignor's equity exceeds $3.5M. In addition, royalties are payable to Assignor on net sales and/or license fees as follows: a) <$10M: 6%;
b) $10-$25M: 8%, and c) >$25M: 10%. Assignor's remedy for non-payment is the termination of the assignment.

The costs incurred in acquiring the assignment of the Signal Advance IP as well as the pursuit of domestic and international patent and trademark protection are expensed (included as "Intellectual Property" under expenses on the Statements of Income and Retained Earnings) for the years ended December 31, 2012 and 2011, and for the interim six month period ended June 30, 2013. These costs include expenses to prepare and prosecute patent applications and protect the IP, include filing and issuance fees, fees for consultants, experts, advisors, patent attorneys, including foreign associates, patent applications, claims and other amendments, responses to office actions, etc. Any patent infringement case may hinder the Company's ability to generate revenues.

Impairment:

The Company amortizes intangible assets over their estimated useful lives unless such lives are deemed indefinite. Amortized intangible assets are tested for impairment based on undiscounted cash flows, and, if impaired, written down to fair value based on either discounted cash flows or appraised values. Intangible assets with indefinite lives are tested annually for impairment and written down to fair value as required.

Deferred Tax Asset:

A valuation allowance was not recognized for the full amount of the deferred tax asset because, based on the weight of available evidence, it is more likely than not that some portion or the entire deferred tax asset will not be realized.

Net Earnings Per Share:

Basic earnings per share is computed by dividing net income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock.

- Contractual Obligations


Payments due by Period  Total     <1 year    1-3 years    3-5 years    >5 years
                      ---------  ---------  -----------  -----------  ----------
Office Lease          $8,400/yr  $8,400/yr

Changes in and disagreements with accountants on accounting and financial disclosure (Item 11i)

None.


Quantitative and Qualitative disclosures about market risk (Item 11j)

Not required for smaller reporting companies.


Directors and Executive Officers (Item 11k)

The following table sets forth the names, positions and ages of the current SAI Directors and Officers. Directors are elected during the annual shareholders' meeting and serve for one year and until their successors are elected and qualify. Officers are elected by our board of directors and their terms of office are at the discretion of our board. There are no family relationships among our directors, executive officers, director nominees or significant employees. Two of our Directors are independent per NASDAQ listing standards.

     Director/Officer      Age     Title
     ----------------      ---     -----
     Chris Hymel            55     Director, President/Treasurer
     Malcolm Skolnick       78     Director, Secretary
     Ron Stubbers           51     Director, Vice-President
     Richard Seltzer        58     Director
     Karl Zercoe            49     Director

All directors hold office until the next annual meeting of the shareholders of the Company and until their successors have been duly elected and qualified. The Company's Bylaws provide that the Board of Directors will consist of no less than three members. Officers are elected by and serve at the discretion of the Board of Directors.

- Biographies

Chris M. Hymel, Ph.D. (President/Treasurer, Director):

Dr. Hymel, an experienced entrepreneur, founded the Company in 1992 and has served as a director and its President and Treasurer since its inception. Dr. Hymel previously founded a computer systems/networking consulting and develop-ment firm and, later, a medical-legal firm which developed over 60 animations used in litigation support. He also on the board of a non-profit corporation, Educational Enrichment Center through 2009. Professional experience also includes technology development at the University of Texas, Neurophysiology Research Center, including the development of proprietary neurostimulation, signal generation and data acquisition systems, and control systems engineering for Shell Oil & Shell Development Companies and Johnson Controls, Inc. Dr. Hymel holds a doctorate in biomedical sciences from the University of Texas Health Science Center. Houston as well as bachelor's and master's degrees in electrical engineering from Texas A&M University. Dr. Hymel holds multiple patents and has authored a number of scientific/technical publications. Dr. Hymel, developed the proprietary Signal Advance technology and successfully demonstrated temporally advanced detection of a range of analog (including bioelectric) signals in his doctorate research completed at the University of Texas Health Science Center in August 2010.

Malcolm Skolnick, Ph.D., J.D. (Secretary, Director):

Dr. Skolnick received his Ph.D. in physics from Cornell University and J.D. from the University of Houston Law Center. He retired in 2008 after ten years as a Director, President/CEO of CytoGenix, Inc., a publicly traded, development stage biotechnology firm in Houston Texas. Prior to joining CytoGenix, Dr. Skolnick, a tenured professor, held academic positions in the Medical School, the Graduate School of Biomedical Sciences and the School of Public Health
(SPH) of the University of Texas Health Science Center, Houston (UTHSC). In addition to his service as a Department Chair in the Medical School and professorial duties, Dr. Skolnick directed the UTHSC Office of Technology Management, overseeing the University's activities in protecting and licensing its technology portfolio. He also headed the Neurophysiology Research Center and served as principal investigator of several clinical trials in pain management, smoking cessation and reduction of withdrawal symptoms in drug addiction. Dr. Skolnick also serves as Director and Vice President of the Southwest Health Technology Foundation, Resolution Forum, Inc., Responsible Community Design International, Inc., and Hudson Forest Homeowners' Assoc-iation. He has served as an expert witness in intellectual property, product liability, and accident reconstruction matters. Dr. Skolnick is a registered patent attorney, patented inventor and is licensed to practice law in the State of Texas. In addition to his service on various corporate boards, since his retirement from CytoGenix, Inc., he has been active in patent prosecution and licensing for selected clients and has been an invited lecturer at several local universities.

Ron A, Stubbers, B.S., M.B.A., (Vice-President, Director):

Mr. Stubbers has been developing and manufacturing electronic biomedical devices for over 20 years, much of it while VP of Engineering and VP of Operations for Neuroscan, Inc. and its successor Compumedics, USA from 1991-2003, and aDEPtas, Inc. and its successor InGeneron, Inc. from 2004-Present. His experience includes development and production of medical devices ranging from neurostimulation systems to EEG acquisition and analysis systems. He has also worked in the areas of product design and manufacturing engineering, quality, regulatory and technical support for startup companies. Mr. Stubbers has managed corporate ISO/EN/QSR quality management systems requirements and compliance and European CE and FDA 510K Class II as well as other regulatory approvals for world-wide medical device distribution. Mr. Stubbers received his bachelor's degree in electrical engineering from the University of Idaho in 1985, completed graduate coursework at the University of Texas, Graduate School of Biomedical Sciences and at Rice University, and completed his MBA at the University of Houston (2013).

Richard C. Seltzer, J.D., LL.M. (Director):

Mr. Seltzer received his J.D. from South Texas College of Law in 1981 and his LL.M. in Taxation from the University of Florida in 1982. Mr. Seltzer has been in private practice for more than thirty years representing both established and startup businesses in acquisitions and mergers, financial and tax issues, contractual matters, shareholder disputes, real estate acquisitions and general business litigation in Texas State Courts. His practice includes arranging viable capital infusions for ongoing businesses, negotiating business and real estate related contracts. He has handled the licensing of proprietary information for a non-profit organization in Texas. He also continues to successfully represent numerous taxpayer corporations and individuals before the Internal Revenue Service, including both its Appellate and Collection

Divisions as well as representing taxpayers for matters filed with the U.S. Tax Court. For more than fifteen years Mr. Seltzer has been a frequent invited speaker covering general business topics at the People's Law School in conjunction with the University of Houston Law School. He is also an approved mediator in the State of Texas having received his certification in 2008.
Mr. Seltzer has continued to serve as a member of the Board of Directors of Bridges to Life, a nonprofit organization in Houston, since 2003. He was appointed in 2011 as a member of the Board of Directors of STARBASE, Inc., a federally funded educational program working in conjunction with the Department of Defense and the National Guard that works with upper elementary school students particularly interested in math, science, engineering and technology related programs. In addition, Mr. Seltzer serves on the Boards of Directors of the following Texas corporations: Atlas Management, Inc. (appointed in 2000), Innovative Tooling and Accessories, Inc. (appointed in
2007), Intuitec, Inc. (appointed in 2003), Milsob Properties, Inc.
(appointed in 2008). He has also served on the Board of Directors of Delta Shaver Company, Inc., a Delaware corporation since 2011.

Karl Zercoe, B.S. (Director):

Mr. Zercoe, a computer programmer and experienced entrepreneur, has been designing and implementing software applications since 1986. He founded Titanium Software, Inc. in 1996 and is currently the Director, President and Owner. In 2003 his firm focused on an application for electronic medical records and scheduling for college counseling centers. As of 2012, their software, Titanium Schedule, is the market leader with 700+ installations in 11 countries. Mr. Zercoe has a B.S. in computer science with a minor in mechanical engineering from Texas A&M University.


Significant Employees:

None


Family Relationships:

None


Executive Compensation and Other Information (Item 11l)

We are providing compensation disclosure that satisfies the requirements applicable to emerging growth companies, as defined in the JOBS Act. The summary compensation table below shows certain compensation information paid for services rendered in all capacities to us by our principal executive officer and by each other executive officer whose total annual salary and bonus exceeded $100,000 during years ending December 31, 2012 and 2011 and the interim six month period ended June 30, 2013. Other than as set forth below, no executive officer's total annual compensation exceeded $100,000 during our last fiscal period.

Summary Compensation Table:

                                                                                    Non-Qualified
                                                 Stock              Non-Equity      Deferred       All Other
             Principal  Year or                  Awards    Options  Incentive Plan  Compensation   Compensation
Name         Position   Period   Salary  Bonus   (1)       Awards   Compensation    Earnings       (2)           Total
-----------  ---------  -------  ------  ------  --------  -------  --------------  -------------  ------------  --------

Chris Hymel  PEO/PFO      2011     -0-     -0-   $120,000    -0-          -0-            -0-            $5,630   $125,630

Chris Hymel  PEO/PFO      2012     -0-     -0-   $108,000    -0-          -0-            -0-            $4,683   $112,683

Chris Hymel  PEO/PFO    Jan-Jun    -0-     -0-   $ 54,000    -0-          -0-            -0-            $1,522   $ 55,522
                          2013

  (1) Non-cash compensation: Equity issued for services rendered
  (2) Reimbursement of medical and professional development expenses

SAI entered into a consulting agreement with Dr. Chris M. Hymel, the Company President, whereby he was compensated at $120,000 per year in 2011 and 108,000 per year in 2012 and 2013, plus limited reimbursement of medical and profes-sional development expenses. Dr. Hymel is expected to devote essentially full-time (at least 40 hours/week) on activities related to the Company. The term of the agreement is year-to-year but may be terminated by giving one month's notice. Eligible medical and professional development expenses are either paid or reimbursed in cash and annual compensation for services rendered has been in the form of equity, specifically common stock, for years ended December 31, 2012 and 2011 and the six month interim period ended June 30, 2013.

In years ending December 31, 2011 and 2012, Dr Skolnick received $20,000 and $15,000, respectively in the form of equity (common stock) in exchange for services, the majority of which was related to intellectual property protection. All other executive officers received well under less than $10,000 compensation in the same periods, also in the form of equity (common stock) in exchange for their services. No executive officers received a bonus or deferred compensation.

Other Executive Officer Compensation (to date):

   Outstanding Equity Awards:                            None
   Option Exercises/Stock Vested Table:                  None
   Pension Benefits Table:                               None
   Non-qualified Deferred Compensation Table:            None
   All Other Compensation Table:                         None
   Perquisites Table:                                    None

There are no existing or planned option/SAR grants.

Director Compensation:

Other than as described above, Directors received $5,000 or less in compensation annually, in the form of equity (common stock) in exchange for their service on the Board the company.

There are no employment contracts, compensatory plans or arrangements (except as referenced above for the Company President), including payments to be received from the Company with respect to any executive officer of the Company which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of employment with the Company or its subsidiaries, any change in control of the Company or a change in the person's responsibilities following a change in control of the Company. Nor are there any agreements or understandings for any director or officer to resign at the request of another person. None of the Company's directors or executive officers is acting on behalf of or will act at the direction of any other person.

Compensation Pursuant to Plans:

There is no retirement, pension, profit sharing, or other plan covering any of our officers and directors. The Company has adopted no formal stock option plans for our officers, directors and/or employees. SAI reserves the right to adopt one or more stock options plans in the future. Presently, there is no plan to issue additional equity in the Company or options to acquire the same to our officers, directors or their affiliates or associates except for compensation of Director and Officers as described previously.

Corporate Governance:

Currently, the Company has no formal, completely independent, Audit or Compensation Committee.


Security Ownership of Certain Beneficial Owners (Item 11m)

The Company is authorized to issue 100,000,000 shares of common stock, with no par value. Holders of common stock are entitled to one vote per share on all matters subject to shareholder vote. The common stock has no cumulative, preemptive, or other subscription rights. All of the presently issued shares of common stock are fully paid and non-assessable. The Board of Directors may declare dividends payable to holders of common stock out of legally available funds. If the Company is liquidated or dissolved, holders of shares of common stock will be entitled to share ratably in any assets of the Company remaining after satisfaction of all of its liabilities. As of June 30, 2013, 9,458,659 shares had been issued to 165 shareholders. The following table sets forth the number of shares of common stock that are beneficially owned as of June 30, 2013 by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) each of our directors and executive officers, (iii) all officers and directors as a group and, (iv) all officers and directors and each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock as a group. The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder's name, subject to community property laws, where applicable.

                                                     Amount/Nature
Name and Address of                      Title       of Beneficial   Percent
Beneficial Owner                         of Class    Ownership(1)    of Class
--------------------------------------   --------    -------------   --------
Chris Hymel, Director/Officer(2,4)       Common        4,363,013       46.1%
Ray and Tricia Corkran(3,4)              Common          821,250        8.7%
Malcolm Skolnick, Director/Officer(2,4)  Common          286,834        3.0%
Ron Stubbers, Director/Officer(2,4)      Common          261,250        2.8%
Karl Zercoe, Director(2,4)               Common          256,250        2.7%
Richard C. Seltzer, Director(2)          Common           98,000        1.0%

Officers/Directors as a group (5 total)  Common        5,266,347       55.7%
Officers/Directors & >5% Shareholders    Common        6,081,597       64.3%
   as a group (6 total)

 (1) Beneficial ownership is determined in accordance with SEC rules, and includes any shares as to which the stockholder has sole or shared voting power or investment power. The indication herein that shares are beneficially owned is not an admission on the part of the stockholder that he, she or it is a direct or indirect beneficial owner of those shares.
 (2) The address for all Directors/Officers: 2520 CR 81, Rosharon, TX  77583
 (3) The address for the Corkrans: 321 Grand Ranch Lane, Friendswood, TX 77546
 (4) Includes shares held by spouses and minor children.


Transactions with Related Persons and Corporate Governance (Item 11n)

Other than the President's compensation, discussed previously, since the company's inception, there has not been, nor is there currently proposed, any transaction or series of similar transactions with related parties to which the Company was or will be a party:

  1) in which the amount involved exceeds $120,000; and

  2) in which any director, executive officer, shareholder who beneficially owns 5% or more of SAI common stock, or any member of their immediate family, had or will have a direct or indirect material interest.

- Director Independence

The Company has not established its own definition for determining whether its directors and nominees for directors are 'independent' nor has it adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system. However, as determined by the NASDAQ listing standards, one of the Company's current directors, Mr. Zercoe, is considered independent as he is not an Officer of the Company, receives no compensation for services other than as a director and own less than 5% of the issued and outstanding shares of the Company.


INCORPORATION OF CERTAIN INFORMATION BY REFERENCE (Item 12)

Not Applicable to Registrant

PART II
                     Information Not Required in Prospectus

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (Item 13)

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, all of which will be borne by the Company. All amounts are estimates, other than the SEC registration fee.

               SEC Registration Fee          $    447
               Accounting/Auditing Fees      $ 11,098
               Legal Fees                    $  2,500
               Miscellaneous                 $  1,000
                                            ----------
               Total                         $ 15,045


INDEMNIFICATION OF OFFICERS AND DIRECTORS (Item 14)

The Texas Business Corporation Act, under which the Company is organized, permits the inclusion in the articles of incorporation of a corporation of a provision limiting or eliminating the potential monetary liability of directors, officers, employees and agents of the corporation to a corporation or its shareholders by reason of their conduct as Directors. The provision would not permit any limitation on, or the elimination of, liability of a director for disloyalty to his or her corporation or its shareholders, failing to act in good faith, engaging in intentional misconduct or a knowing violation of the law, obtaining an improper personal benefit or paying a dividend or approving a stock repurchase that was illegal under Texas law. Accordingly, the provisions limiting or eliminating the potential monetary liability of directors or officers permitted by Texas law apply only to the 'duty of care' of Directors, i.e., to unintentional errors in their deliberations or judgments and not to any form of 'bad faith' conduct.

SAI's articles of incorporation contain a provision which eliminates the personal monetary liability of directors and/or officers to the extent allowed under Texas law. Accordingly, a shareholder is able to prosecute an action against a directors and/or officers for monetary damages only if he or she can show a breach of the duty of loyalty, a failure to act in good faith, inten-tional misconduct, a knowing violation of law, an improper personal benefit or an illegal dividend or stock repurchase, and not 'negligence' or 'gross negligence' in satisfying his or her duty of care. Texas law applies only to claims against a director and/or officer arising out of his or her role as a director and/or officer and not in any other capacity or to his or her responsibilities under any other law, such as the federal securities laws.

In addition, SAI's articles of incorporation and bylaws allow the Company to indemnify its directors and officers to the fullest extent permitted by Texas law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to SAI's directors, officers, employees and agents of the corporation pursuant to the foregoing provisions, or otherwise. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, employees and agents of the corporation pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, employee or agent of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer, employee or agent of the corporation in connection with the securities being registered, SAI will, unless in the opinion of legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

No pending litigation or proceeding involving any director, officer, employee or agent of the Company for which indemnification is being sought exists, and SAI is not aware of any pending or threatened material litigation that may result in claims for indemnification by such individual.


RECENT SALES OF UNREGISTERED SECURITIES (Item 15)

In 2011, 120,000 shares of common stock were issued in exchange for services rendered by Directors, Officers and consultants and cash investment of $10,000 by one of the Company's Directors. A 4 for 1 reverse split became effective on September 1, 2011. As such, the 'post' 4 for 1 reverse split equivalent number of shares of common stock issued during 2011 was 30,000 shares.

During 2012, a private placement, specifically a 'rights' offering, was made available to existing shareholders. In total, 63,250 shares of common stock were issued to rights offering participants. In addition, 229,000 shares were issued in exchange for services rendered.

In the interim six month period ended June 30, 2013, the Company's President was issued 1,000,000 per the terms of IP assignment agreement. In addition, 55,000 shares were issued in exchange for services rendered.

These issuances of unregistered were exempt pursuant to Section 4(2) of the Securities Act as these were privately negotiated transactions in which there was no advertising and no commissions paid. Accordingly, the stock certificates representing these shares were issued with restrictive legends indicating that the shares have not been registered and may not be traded until registered or otherwise exempt from registration.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES (Item 16)

(a) Financial Statements are included in this Registration Statement beginning on page 36: Financial Statements (Item 11e)

(b) Exhibits

  Exhibit  Description                                          Reference

    3.1    Articles of Incorporation of Registrant - 04JUN92    Filed herewith
    3.2    Articles of Amendment of the Registrant - 22SEP04    Filed herewith
    3.3    Articles of Amendment of the Registrant - 11JUL05    Filed herewith
    3.4    Articles of Amendment of the Registrant - 02JUL07    Filed herewith
    3.5 Resolution Relating to a Series of Shares of the Filed herewith Registrant - 26JUL11
    3.6    Corporate Bylaws of Registrant                       Filed herewith
    5.1    Opinion of Richard C. Seltzer, Atty.                 Filed herewith
   10.1    Commercial Lease Agreement                           Filed herewith
   10.2    Line of Credit Promissory Note                       Filed herewith
   10.3    Executive Consulting Agreement                       Filed herewith
   10.4    Intellectual Property Assignment                     Files Herewith
   14.1    Code of Ethics and Business Conduct                  Filed herewith
   23.1    Consent of Bobby J. Hutton, CPA, Independent         Filed Herewith
             Registered Public Accountant
   23.2    Consent of Richard C. Seltzer, Esq., Legal Counsel   Filed herewith
   23.3    Consent of David G. Henry, Reg. Patent Atty.         Filed Herewith
   23.4    Consent of Harold L. Russell, Ph.D.                  Filed herewith
   99.1    Expert Opinion, David G. Henry, Reg. Patent Atty.    Filed herewith
   99.2    Expert Opinion, Harold L Russell, Ph.D.,             Filed herewith
             Neuromedics Technology, Inc.
   99.3 Letter of Collaboration, Larry S Micheletti, Ph.D., Filed herewith UTMB Health, Dept. of Pediatrics
   99.4 Letter of Collaboration, Edgar Sanchez-Sinencio, Filed herewith Ph.D., Texas A&M University, Dept. of Electrical and Computer Engineering
   99.5 Letter of Collaboration, Hue Ten Shih, MD, MPH, Filed herewith Center for Cardiac Arrhythmias
   99.6    Copy of First Confidential Draft Registration        Filed Herewith
             Statement on Form S-1 including Exhibits
   99.7    Copy of Second Confidential Draft Registration       Filed Herewith
             Statement on Form S-1 including Exhibits
   99.8    Copy of Third Confidential Draft Registration        Filed Herewith
             Statement on Form S-1 including Exhibits
   99.9    Copy of Fourth Confidential Draft Registration       Filed Herewith
             Statement on Form S-1 including Exhibits

UNDERTAKINGS (Item 17)

The undersigned registrant hereby undertakes:

 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)(230. 424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the 'Calculation of Registration Fee' table in the effective registration statement; and

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regard-less of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter);
   (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
   (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
   (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 30, 2013.

                                      SIGNAL ADVANCE, INC.

                                      By: /s/ Chris M. Hymel

                                      Chris M. Hymel,
                                      President and Treasurer



Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

SIGNATURE                TITLE                                DATE
-----------------------  -----------------------------------  -----------------

/s/ Chris M. Hymel       Chairman of the Board of Directors,  July 30, 2013
Chris M. Hymel           President and Treasurer (Principal
                         Executive, Financial and Accounting
                         Officer)


/s/ Malcolm H. Skolnick  Member of the Board of Directors,    July 30, 2013
Malcolm H. Skolnick      Secretary


/s/ Richard C. Seltzer   Member of the Board of Directors     July 30, 2013
Richard C. Seltzer

EXHIBIT 3.1 - Articles of Incorporation of Registrant, July 2, 1992


ARTICLES OF INCORPORATION OF BIODYNE, INC.


ARTICLE ONE

The name of the Corporation is Biodyne, Inc.


ARTICLE TWO

The period if its duration is perpetual.


ARTICLE THREE

The purpose for which the Corporation is organized is the transaction of any and all lawful business for which a corporation may be incorporated under the Texas Business Corporation Act.


ARTICLE FOUR

The aggregate number of shares which the Corporation shall have the authority to issue is One Million (1,000,000). The shares shall have no par value.


ARTICLE FIVE

The Corporation will not commence business until it has received consideration equal to or exceeding the value of $1,000.00, consisting of money, labor done, or property actually received, for the issuance of its shares.


ARTICLE SIX

The street address of its initial Registered Office, and the name of its initial Registered Agent at this address is as follows:

          Chris M. Hymel
          2520 County Road 81
          Rosharon, TX 77583

ARTICLE SEVEN

The number of trustees constituting the initial Board of Directors of the Corporation is four (4), and the names and addresses of the persons who are to serve as the initial Directors are:

          Al Davies                             H. Martin Blacker
          12522 Bohemme                         2703-1 Mid Lane
          Houston, TX 77024                     Houston, TX 77027

          Chris M. Hymel                        Malcolm Skolnick
          3515 County Road 81                   733 Brogden
          Rosharon, TX 77583                    Houston, TX 77024


ARTICLE EIGHT

The name and address of the Incorporator is:

          Chris H. Hymel
          2520 County Road 81
          Rosharon, TX 77583
          (713) 431-1600


IN WITNESS HEREOF: I have hereunto set my hand this 4th day of June, 1992.



                                       /s/ Chris M. Hymel
                                       ------------------------------------
                                       Chris M. Hymel, Incorporator

EXHIBIT 3.2 - Articles of Amendment of the Registrant, September 15, 2004


Articles of Amendment Pursuant to Article 4.04, Texas Business Code

Article 1 - Name

The name of the corporation is as set forth below:

Biodyne, Inc.

The filing number issued to the corporation by the secretary of state is:
Charter No. 1233554-0

Article 2 - Not Applicable

Article 3 - Not Applicable

Article 4 - Other Altered, Added, or Deleted Provisions


Amendment 1: This amendment revises article four to read as follows:

The aggregate number of shares which the Corporation shall have the authority to issue is One Hundred Million (100,000,000). The shares shall have no par value.

Amendment 2: This amendment adds the following articles:

Article Nine:  There shall be no preemptive rights.

Article Ten: The Board of Directors may repeal or mend the bylaws of the corporation and may adopt new or additional bylaws, and the articles of incorporation shall be amended as provided in the Texas Business
Corporation Act.

Article Eleven:  There shall be no cumulative voting for directors.

Article Twelve: Any vacancy of the board of directors may be filled by the affirmative vote of a majority of the remaining directors. Any director so elected shall serve until the director's successor has been elected and qualified

Article Thirteen: The corporation shall have the power to indemnify to the fullest extent permitted by law any person who is made, or threatened to be made, a party to any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (including an action, suit or proceeding by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or a fiduciary within the meaning of the Employee Retirement Security Act of 1974, as amended with respect to any employee benefit plans of the corporation, or serves at the request of the corporation as a director, officer, employee or agent, or as partnership, joint venture, trust or other enterprise and their respective heirs, administrators, personal representatives, successors and assigns. Indemnification specifically provided by the Texas Business Corporation Act shall not be deemed exclusive of any other rights to which such director, officer, employee, or agent may be entitled under any bylaw, agreement, vote of shareholders, or disinterested directors or otherwise. The corporation, its officers, directors, employees, or agents shall be fully protected in taking any action or making any payment under this Article or in refusing to do so upon advice of independent counsel.

Article Fourteen: No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for conduct as a director, except that this provision shall not apply to: (a)
Any breach of the director's duty of loyalty to the corporation or its shareholders; (b) Any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) Any distribution which is unlawful; (d) Any transaction from which the director derived an improper personal benefit or (e) Any act or omission occurring prior to the date on which these Articles of Incorporation are filed with the Secretary of State.

Article Fifteen: The corporation shall have the right to purchase, directly or indirectly, its own shares to the extent of unreserved and unrestricted capital surplus available therefore.


                  /s/ Chris M. Hymel                  September 15, 2004
                  ---------------------------------   --------------------
                  Signature of Authorized Officer     Date

EXHIBIT 3.3 - Articles of Amendment of the Registrant, July 7, 2005


Article of Amendment Pursuant to Article 4.04, Texas Business Code


Article 1 - Name

The name of the corporation is Biodyne, Inc.

The filing number issued to the corporation by the secretary of state is:
Charter No. 1233554-0

Article 2 - Amended Name

The amendment changes the articles of incorporation to change the article that names the corporation.

The article in the Articles of Incorporation is amended to read as follows:

The name of the corporation is Biodyne Development Company

Article 3 - Not Applicable

Article 4 - Not Applicable

Article 5 - Date of Adoption

The date of the adoption of the amendment(s) by the shareholders of the corporation, or by the board of directors where no shares have been issued is July 01, 2005

Article 6 - Statement of Approval

The amendments to the articles of incorporation have been approved in the manner required by the Texas Business Corporation Act and by the constituent documents of the corporation.

Effective Date of Filing

This document will become effective when the document is filed by the secretary of state

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a false or fraudulent document


                  /s/ Chris M. Hymel                  July 1, 2005
                  ---------------------------------   -------------------
                  Signature of Authorized Officer     Date

EXHIBIT 3.4 - Articles of Amendment of the Registrant, June 27, 2007


ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF BIODYNE
DEVELOPMENT COMPANY

Pursuant to the provisions of Article 4.04 of the Texas Business
Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

ARTICLE ONE -

The name of the corporation is Biodyne Development Company.

ARTICLE TWO -

The following amendment to the Articles of Incorporation was adopted by the Shareholders of the Corporation on June 27th, 2007.

Article I of the Articles of Incorporation is hereby amended so as to read as follows:

The name of the corporation is: SIGNAL ADVANCE, INC.

ARTICLE THREE

The number of shares of the Corporation outstanding at the time of such adoption was 25,899,650 and the number of shares entitled to vote thereon was 21,935,526.

ARTICLE FOUR

The number of shares that voted for the Amendment was 21,935,526 and the number of shares that voted against this Amendment was 0. This vote constituted an affirmative vote of not less than two-thirds (2/3) of all of the issued and outstanding shares of the Corporation entitled to vote on said amendment.

IN WITNESS WHEREOF, I have hereunto set my hand as the President and authorized representative of the Corporation this the 27th day of June, 2007, and effective as of the 1st day of July, 2007.


                              BIODYNE DEVELOPMENT COMPANY

                              BY: /s/ Chris M. Hymel

                              CHRIS HYMEL, President

EXHIBIT 3.5 - Resolution Relating to a Series of Shares


On Texas Secretary of State Form 426


Resolution Relating to a Series of Shares


Entity Information

The name of the Corporation is Signal Advance, Inc.

The file number issued to the entity by the secretary of state is:
123355400


Copy of Resolution

A copy of a resolution amending an established series is attached.


Adoption of Resolution

The resolution was adopted by all necessary action on the part of the corporation on: July 22, 2011


Effectiveness of Filing

This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:
August 1. 2011


Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date: July 2l.201l


/s/ Chris M Hymel
-----------------------------
Chris M. Hymel, President/C.E.O.

Signature and title of authorized officer

                RESOLUTION Relating to a Series of Shares
                                   for
                          SIGNAL ADVANCE, INC.

The members of the Board of Directors of Signal Advance, Inc., a Texas for-profit corporation (the "Corporation"), acting by majority consent in accordance with the Bylaws of the Corporation and applicable law, has passed this resolution as evidenced by the attached Board resolution
- Reverse Split of Common Stock passed and July 21, 2011 and the Minutes of the Special Shareholders' Meeting held on May 10, 2010 (both document attached and incorporated herein by reference).

1)  The name of the Corporation is Signal Advance, Inc.

2) The Corporation's Resolution Relating to a Series of Shares, revises Article Four of the Articles of Incorporation to read as follows:

Immediately upon the effective date, August 1, 2011, of this Resolution Relating to a Series of Shares, amending the Corporation's Articles of Incorporation, subsequent to being filed with the Secretary of State of the State of Texas (the "Effective Time"), each five (4) shares of Common Stock issued and outstanding immediately prior to the Effective Time (the "Old Common Stock") shall automatically and without any action on the part of the respective holders thereof be combined and reclassified into one (1) share of Common Stock (the "New Common Stock") (and such combination and reclassification, the "Reverse Stock Split")

Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued in connection with the Reverse Stock Split and the Corporation shall not recognize on its stock record books any purported transfer of any fractional share of New Common Stock. In lieu of issuing fractional shares in connection with the Reverse Stock Split, each holder shall be issued one full share of New Common Stock. Each stock certificate that immediately prior to the Effective Time represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified; provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive upon surrender of such certificate a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified. From and after the Effective Time, the term "New Common Stock" as used in this paragraph shall mean Common Stock as otherwise used in this Certificate of Incorporation.

The aggregate number of shares which the Corporation shall have the authority to issue remains at One Hundred Million (100,000,000). The shares shall have no par value.

3) The foregoing Resolution Relating to a Series of Shares which amends the Articles of Incorporation of the Corporation was duly approved by the Board of Directors and the stockholders of the Corporation in accordance with the provisions of Sections 21.115 of the Texas Business Organization Code.

EXHIBIT 3.6 - Bylaws of the Registrant


BYLAWS OF BIODYNE DEVELOPMENT COMPANY (Currently: Signal Advance, Inc.)


ARTICLE 1:  NAME AND OFFICES

1.01   Name.  The name of the Corporation is BIODYNE DEVELOPMENT COMPANY.

1.02 Registered Office and Agent. The registered office of the Corporation is 2520 County Road 81, Rosharon, Texas 77583. The name of the registered agent at such address is Chris M. Hymel.

1.03 Other Offices. The Corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2:  SHAREHOLDERS

2.01 Place of Meetings. Meetings of shareholders shall be held at the time and place, within or without the State of Texas, stated in the notice of the meeting or in a waiver of notice.

2.02 Annual Meetings. An annual meeting of the shareholders shall be held each year at a time and date selected by the Board of Directors, called pursuant to these Bylaws. At the meeting, the shareholders shall elect directors and transact such other business as may properly be brought before the meetings.

2.03 Voting List. At least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each and the number of voting shares held by each, shall be prepared by the office or agent having charge of the stock transfer books. The list, for a period of ten (10) days prior to the meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any shareholder during the whole time of the meeting. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at any meeting of the shareholders.

2.04 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, or by these Bylaws, may be called at any time by the President, or in his absence, by any Vice-President, the majority of the Board of Directors, or the holders of not less than one-tenth (1/l0) of all the shares entitled to vote at the meetings. Business transacted at the special meeting shall be confined to the purposes stated in the notice of the meeting.

2.05 Notice. Written or printed notice or notice by electronic mail, stating the place, day and hour of the meeting and, in case of a special meeting, or where otherwise required by statute, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (l0) or more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, Secretary, or the office or person calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. See also Bylaw Sections 5.0l and 5.02.

2.06 Quorum. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at meetings of the shareholders for the transaction of business, except as otherwise provided by statute, by the Articles of Incorporation or by these Bylaws. If a quorum is not present or represented at a meeting of the shareholders, a majority of the shareholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting after the expiration of at least one
(l) hour to a future time which they may select not more than seven (7) days later, without notice other than announcement at the meeting, until a quorum is present or represented. At an adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

2.07 Majority Vote: Withdrawal of Quorum. When a quorum is present at a meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any questions brought before the meeting, unless the question is one on which by express provision of the statutes, the Articles of Incorporation, or these Bylaws, a higher vote is required, in which case the express provision shall govern. The shareholders present at a duly constituted meeting may continue to transact business until adjournment, despite the withdrawal of enough shareholders to leave less than a quorum.

2.08 Record Date; Closing Transfer Books. If the Board of Directors does not provide for the closing of the stock transfer books, relative to a particular meeting, then, in such event, the record time and date for the determination of shareholders entitled to notice of, and to vote at, the meeting shall be the date upon which notice of the meeting is mailed or given, or the date upon which waiver of notice, or unanimous written consent of the shareholders, is executed. See also Bylaw Section 7.ll.

2.09 Method of Voting. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation. At any meeting of the shareholders, every shareholder having the right to vote may vote either in person, or by proxy executed in writing by the shareholder or by his duly authorized attorney-in- fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be recoverable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Each proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting. Voting for directors shall be in accordance with Section 3.06 of these Bylaws. Any vote may be taken by voice or by show of hands unless someone entitled to vote objects, in which case written ballots shall be used. Treasury shares, shares of stock owned by another corporation, the majority of the voting stock of which is owned or controlled by this Corporation, and the shares of stock held by this Corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time. No share of stock shall be voted on at any election for Directors which has been transferred on the books of the Corporation subsequent to the record date determined in accordance with Bylaw Section 2.08 above. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Bylaws of such corporation may authorize, or in the absence of such authorization as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him so long as such shares forming a part of an estate are in the possession and forming a part of the estate being served by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a Trustee may be voted by him, either in person or by proxy, but no Trustee shall be entitled to vote shares held by him without the transfer of said shares into his name as Trustee. The general proxy of a fiduciary shall be given the same effect as the general proxy of an individual or corporation. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of the receiver may be voted by such receiver, without the transfer thereof into his name if authority so to do be contained in an appropriate Order of the Court by which such receiver was appointed. Persons whose stock is pledged shall be entitled to vote, unless in transfer by the pledgor on the books of the Corporation, the pledgee is expressly empowered by the pledgor to vote thereon, in which case only the pledgee or his proxy may represent said shares and vote thereon. To the extent applicable, Roberts Rules of Order shall govern the conduct of and procedure at all shareholder meetings.

2.10 Action Without Meeting. Any action required by statute to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote of the shareholders. The signed consent, or a signed copy, shall be placed in the minute book.

2.11 Electronic, Telephone and Similar Meetings. Shareholders, Directors and committee members may participate in and hold a meeting electronically by means of a telephone, electronic mail or similar method of communication given that a quorum participates in the meeting as specified by statutes, the Articles of Incorporation, or these Bylaws. Further, participants may vote via email notice to the Secretary of the Corporation. Participation in such a meeting shall constitute presence, in person, at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

2.12 Order of Business at Meetings. The order of business at annual meetings and so far as practicable at other meetings of shareholders shall be as follows unless changed by the Board of Directors:

(a) call to order

(b) proof of due notice of meeting

(c) determination of quorum and examination of proxies

(d) announcement of availability of voting list (See Bylaw Section 2.03)

(e) reading and approving of minutes of last meeting of shareholders

(f) reports of officers and committees

(g) appointment of voting inspectors

(h) unfinished business

(i) new business

(j) nomination of Directors

(k) opening of polls for voting

(l) recess

(m) reconvening; closing of polls

(n) report of voting inspectors

(o) other business

(p) adjournment

ARTICLE 3:  DIRECTORS

3.01 Management. The business and affairs of the Corporation shall be managed by the Board of Directors who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders. Without prejudice to such general powers and the other powers conferred by statute, by the Articles of Incorporation and by these Bylaws, it is hereby expressly declared that the Board of Directors shall have the following powers:

(a) To purchase, or otherwise acquire for the Corporation, any property or rights, or privileges which the Corporation is authorized to acquire, at such price or consideration and generally on such terms and conditions as they may think fit; at their discretion to pay therefor either wholly or partly in money, stock, bonds, debentures or other securities of the Corporation.

(b) To create, make and issue mortgages, bonds, deeds of trust, trust agreements and negotiable or transferable instruments and securities, secured by mortgage or otherwise, and to do every other act and thing necessary to effect the same.

(c) To appoint any person or corporation to accept and hold in trust for the Corporation any property belonging to the Corporation, or in which it is interested, or for any other purpose, and to execute such deeds and do all things requisite in relation to any such trust.

(d) To delegate any of the powers of the Board in the course of the current business of the Corporation to any standing or special committee, or any other officer or agent and to appoint any persons the agents of the Corporation, with such powers, (including the power to sub-delegate), and upon such terms as they think fit.

(e) To determine whether any, and if any, what part of the earned surplus of the Corporation shall be declared in dividends and paid to the shareholders, and to direct and determine and use the disposition of any such earned surplus.

(f) To fix, from time to time, the amount of profits of the Corporation to be reserves as working capital or for any other lawful purpose.

(g) To establish bonus, profit-sharing, or other types of incentive or compensation plans for the employees, (including officers and Directors), of the Corporation, and to fix the amount of profits to be distributed or shared and to determine the persons to participate in any such plans and the amount of their respective participations.

(h) To enter into contracts of employment, which contracts may be for a term longer than that for which the Directors are elected.

3.02 Number; Qualification; Election; Term. The Board of Directors shall consist of not less than three (3) directors, none of whom need be shareholders or residents of any particular state. The Directors shall be elected at the annual meeting of the shareholders, except as provided by Bylaws Sections 3.03 and 3.05, or as may be otherwise provided in these Bylaws. Each Director elected shall hold office until his successor shall be elected and shall qualify.

3.03 Change in Number. The number of Directors may be increased or decreased from time to time by amendment to these Bylaws but no decrease shall have the effect of shortening the term of any incumbent Director. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

3.04 Removal. Any Director may be removed either with or without cause at any special or annual meeting of shareholders, by the affirmative vote of a majority in number of shares of the shareholders present, in person or by proxy, at such meeting and entitled to vote for the election of such Director if notice of intention to act upon such matter shall have been given in the notice calling such meeting. Any vacancy or vacancies in the Board resulting from any such removal may be filled by such vote of such shareholders, present in person or by proxy, at such shareholders' meeting at which a quorum is in attendance.

3.05 Vacancies. A directorship shall be considered to be vacant upon the happening of any one of the following events:

(a) A death of the person holding such directorship;

(b) Resignation of the person holding such directorship;

(c) The refusal of the person elected to a directorship to manifest his assent to serve;

(d) Removal of a Director as per Bylaw Section 3.04; or

(e) Disqualification of a Director under any provision of law, the Articles of Incorporation or by these Bylaws.

Any vacancies so occurring in the Board of Directors may be filled by an affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

3.06 Election of Directors. Directors shall be elected by plurality vote. Cumulative voting shall be permitted, unless otherwise denied in the Articles of Incorporation. If cumulative voting is authorized, any shareholder who chooses to cumulate his votes as herein authorized shall give written notice of such intention to the Secretary of the Corporation on or before the day preceding the election at which such shareholder intends to cumulate his votes.

3.07 Place of Meetings. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Texas.

3.08 First Meeting. The first meeting of a newly elected board shall be held without further notice immediately following the organizational meeting of shareholders, and at the same place, unless by unanimous consent of the Directors then serving the time or place is changed.

3.09 Annual Meetings. Each newly elected Board of Directors may hold their meetings, elect officers and transact other business, if a quorum be present, immediately after the annual meeting of the shareholders or any special meeting of the shareholders held in lieu thereof, and no notice of such meeting shall be necessary for any purpose; or such meeting may be held at such place and time as may be fixed in a notice of meeting (given as though it were to be a special meeting and otherwise in accordance with the provision of these Bylaws) or such meeting may be held at such place and time as shall be fixed by the consent, in writing, of all such Directors.

3.10 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

3.11 Election of Officers. At the first meeting and each subsequent annual meeting of the Board of Directors in each corporate year, at which a quorum shall be present, the Board of Directors shall proceed to the election of the officers of the Corporation.

3.12   Special Meetings.

(a) Special meetings of the Board of Directors shall be held whenever called by the President, by a Vice- President, or by the Secretary or by a majority of the Directors at the time being in office.

(b) The Secretary shall, and in the event of his absence, failure, refusal, or omission to do so, any officer of the Corporation may give notice of any special meeting of the Board of Directors, by telegraphing, mailing or delivering the same at least three (3) days before the date of the meeting to each Director. Unless otherwise indicated, in the notice or waiver or waivers of notice thereof, any and all business, of any nature or character, may be transacted at any special meeting of the Board. Each special meeting shall be held at the principal office of the Corporation or at such other place, within or without the State of Texas, as may be designated in the notice or waiver or waivers of notice thereof, unless and until the Board of Directors shall, by resolution, designate a place or places where special meetings of the Board are to be held; and thereafter, special meetings of the Board shall be held at such place or places so long as such resolution shall continue in force and effect.

(c) At any meeting of the Board of Directors at which every Director shall be present, even though held without notice or waiver or waivers of notice and wherever held, any and all business of any nature or character may be transacted unless otherwise provided by statute. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business, on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting, unless otherwise required herein.

3.13 Quorum. A majority of the Directors then in office shall constitute a quorum for the transaction of all business; but, if at any meeting of the Board of Directors there be less than a quorum present, a majority of these present, or if only one (l) Director be present, then such Director, may adjourn the meeting from time to time without notice, other than by announcement at the meeting, until the transaction of any and all business submitted, or proposed to be submitted, to such meeting or any adjournment or adjournments thereof shall have been completed. The act of a majority of the Directors present at a meeting at which a quorum or more than a quorum is in attendance shall constitute the act of the Board of Directors, except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws.

3.14 Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of the executive committee or of special or standing committees may, by resolution of the Board of Directors, be allowed like compensation for attending committee meetings.

3.15 Procedure. The Board of Directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the Corporation.

3.16 Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting for the action so taken, is signed by all the members of the Board of Directors. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy, shall be placed in the minute book.

3.17   Electronic, Telephone and Similar Meetings.  See Bylaw Section 2.11.

3.18   Order of Business.

(a) At meetings of the Board of Directors, business shall be transacted in such order as from time to time the Board of Directors may determine.

(b) At the meetings of the Board of Directors, the President, or in his absence, any Vice-President who is also a Director, shall preside, and in the absence of the President or such Vice-President, a Chairman shall be chosen by the Board from among the Directors present.

(c) The Secretary, or in his absence any Assistant Secretary, of the Corporation shall act as Secretary of all meetings of the Board of Directors, but in the absence of the Secretary or an Assistant Secretary, the presiding officer may appoint any person to act as Secretary of the meeting.

3.19   Interest of Directors in Contracts.

(a) No contract or other transaction between the Corporation and any firm of which one (1) or more of its Directors are members or employees, or in which they are otherwise pecuniarily interested, or between the Corporation and any corporation or association in which one (1) or more of its Directors are shareholders, member, Directors, officers or employees, or in which they are otherwise interested, shall be void or voidable by reason of such directorship in this Corporation or such interest in such other firm, corporation or association, notwithstanding the presence of such Director or Directors at the meeting of the Board of Directors of this Corporation which acts upon or in reference to such contract or transaction, and notwithstanding his or their participation in such action, if (i) the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall authorize, approve, or ratify such contract or transaction by vote of a majority of the Directors present, such interested Director or Directors to be counted in determining whether a quorum is present, but not to be counted in calculating the majority necessary to carry such vote, or if (ii) the fact of such interest shall be disclosed or known to the shareholders and the shareholders, by written consent or by vote of holders of records of a majority of all the outstanding shares of stock entitled to vote, shall authorize, approve or ratify such contract or transaction, nor shall any Director be liable to account to this Corporation for any profits realized by or from or through any such transaction or contract of the Corporation so authorized, ratified or approved by reason of such directorship or interest. Nothing herein contained shall create liability in the events above described or prevent the authorization, ratification or approval of such transactions or contracts in any other manner permitted by law. This Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

(b) Any contract, transaction or act of the Corporation or Directors which shall be ratified by a majority of the quorum of the shareholders of the Corporation at any annual meeting, or at any special meeting called for such purpose, shall, insofar as permitted by law or by the Articles of Incorporation of the Corporation, be as valid and as binding as though ratified by every shareholder of the Corporation; provided, however, that any failure of the shareholders to approve or ratify any such contract, transaction, or act, when and if submitted, shall not be deemed to invalidate in any way the same or deprive the Corporation, its Directors, officers or employees of any of its or their rights to proceed with such transactions, contract or act.

3.20 Liability of Directors in Certain Cases. A Director shall not be liable for his acts as such if he is excused from liability under Section B, Section C or Section D, of Article 2.41, of the Texas Business Corporation Act; and, in addition, to the fullest extent permitted by the Texas Business Corporation Act, each officer or Director or member of any Corporation Committee shall, in the discharge of any duty imposed or power conferred upon him by the Corporation, be fully protected if, in the exercise of ordinary care, he acted in good faith and in reliance upon the written opinion of any attorney for the Corporation, the books of account or reports made to the Corporation by any of its officials, or by an Independent Certified Public Account, or by an appraiser selected with reasonable care by the Board of Directors or by such committee, or in reliance upon other records of the Corporation.

3.21 Ratification by Shareholders or Directors of Certain Acts. The Directors in their discretion may submit any contract or act for approval or ratification at any shareholders' meeting, and any contract or acts that shall be approved or be ratified by the vote of majority of the shareholders represented in person or by proxy at such shareholders' meeting at which there is a quorum, shall be as valid and binding upon the Corporation and upon all the shareholders as if it had been approved or ratified by every shareholder. Any transaction questioned in any shareholder's derivative suit on the ground of lack of authority, defective or irregular execution, adverse interest of Director, officer or Shareholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting may be ratified, unless prohibited by law, before or after judgment, by the Board of Directors or by the shareholders and if so ratified, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said ratification shall be binding upon the Corporation and its shareholders and shall constitute a bar to any claim or execution or any judgment in respect of such questioned transaction.

ARTICLE 4:  EXECUTIVE COMMITTEES

4.01 Designation. The Board of Directors may, by resolution adopted by a majority of the whole board, designate an executive committee.

4.02 Number; Qualification; Term. The executive committee shall consist of one or more Directors, one of whom shall be the President. The executive committee shall serve at the pleasure of the Board of Directors.

4.03 Authority. The executive committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation, including authority over the use of the corporate seal. However, the executive committee shall not have the authority of the Board in reference to:

(a) amending the Articles of Incorporation;

(b) approving a plan of merger or consolidation;

(c) recommending to the shareholders the sale, lease or exchange of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business;

(d) recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof;

(e) amending, altering, or repealing these Bylaws or adopting new
Bylaws;

(f) filling vacancies in or removing members of the Board of Directors or of any committee appointed by the Board of Directors;

(g) fixing the compensation of any member of such committee;

(h) altering or repealing any resolution of the Board of Directors which by its terms provides that it shall not be so amendable or repealable;

(i) declaring a dividend; or

(j) authorizing the issuance of shares of the Corporation.

4.04 Change in Number. The number of executive committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire Board of Directors.

4.05 Removal. Any member of the executive committee may be removed by the Board of Directors by the affirmative vote of a majority of the whole board, whenever in its judgment the best interests of the Corporation will be served thereby.

4.06 Vacancies. A vacancy occurring in the executive committee (by death, resignation, removal or otherwise) may be filled by the Board of Directors in the manner provided for original designation in Bylaw Section 4.0l.

4.07 Meetings. Time, place and notice, (if any) of executive committee meetings shall be determined by the executive committee. See also Bylaw Sections 5.0l and 5.02.

4.08 Quorum; Majority Vote. At meetings of the executive committee, a majority of the number of members designated by the Board of Directors shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the executive committee, except as otherwise specifically provided by statute, the Articles of Incorporation, or these Bylaws. If a quorum is not present at a meeting of the executive committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

4.09   Compensation.  See Bylaw Section 3.14.

4.10 Procedure. The executive committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The minutes of the proceedings of the executive committee shall be placed in the minute book of the Corporation.

4.11 Action Without Meeting. Any action required or permitted to be taken at a meeting of the executive committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the executive committee. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy, shall be placed in the minute book.

4.12   Electronic, Telephone and Similar Meetings.  See Bylaw Section 2.11.

4.13 Responsibility. The designation of an executive committee and the delegation of authority to it shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

ARTICLE 5:  NOTICE

5.01 Method. Whenever by statute, the Articles of Incorporation, these Bylaws, or otherwise, notice is required to be given to a Director, committee member, or security holders, and no provision is made as to how the notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given: (a) in writing, by mail, postage prepaid, addressed to the Director, committee member or security holder at the address appearing on the books of the Corporation; or (b) by electronic mail or in any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed given at the time when the same is thus deposited in the United States mails.

5.02 Waiver. Whenever, by statute or the Articles of Incorporation or these Bylaws, notice is required to be given to a security holder, committee member, or Director, a waiver thereof in writing signed by the person or persons entitled to such notice, or by telephone or electronic mail to the Secretary or President of the Corporation, telegraph or cable, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

ARTICLE 6:  OFFICERS AND AGENTS

6.01   Number; Qualification; Election; Term.

(a) The Corporation shall have: (1) a President, a Vice-President, a Secretary and a Treasurer, and (2) such other officers (including a chairman of the Board and additional Vice-Presidents) and assistant officers and agents as the Board of Directors may deem necessary.

(b) No officer or agent need be a shareholder, a Director or a resident of Texas.

(c) Officers named in Bylaw Section 6.01(a)(1) shall be elected by the Board of Directors by a majority vote of those present, with a quorum, on the expiration of an officer's term or whenever a vacancy exists. Officers and agents named in Bylaw Section 6.01(a)(2) may be elected by the Board at any meeting.

(d) Unless otherwise specified by the Board at the time of election or appointment, or in an employment contract approved by the Board, each officer's and agent's term shall end at the first meeting of Directors after the next annual meeting of shareholders. He shall serve until the end of his term or, if earlier, his death, resignation, or removal.

(e) Any two or more offices may be held by the same person, except that the President and Secretary shall not be the same person.

6.02 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

6.03 Vacancies. Any vacancy occurring in any office of the Corporation (by death, resignation, removal or otherwise) may be filled by a majority vote of the Board of Directors present at a meeting at which a quorum is present. Such vacancy shall be filled for the unexpired portion of the term of such officer, and any officer so elected shall hold office until his successor shall be duly elected and shall qualify.

6.04 Authority. Officers and agents shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

6.05 Compensation. The compensation of officers and agents shall be fixed from time to time by the Board of Directors.

6.06 President. The President shall be the chief executive officer of the Corporation; he shall preside at all meetings of the shareholders and the Board of Directors, shall have general and active management of the business and affairs of the Corporation, shall see that all orders and resolutions of the Board are carried into effect. He shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe. Further, the corporation may appoint a President of Operations to have general and active management of the business operations of the Corporation on a day-to-day basis. The President of Operations shall also perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe.

6.07 Vice-President. The Vice-Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and have the authority and exercise the powers of the President. They shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

6.08   Secretary.

(a) The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all votes, actions and minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the executive and other committees when required.

(b) He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors.

(c) He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors or the Executive committee, affix it to any instrument requiring it. When so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

(d) Keep a register of the post office address of each shareholder.

(e) Sign with the President certificates for shares of the Corporation.

(f) Have general charge of the stock transfer book of the Corporation.

(g) He shall be under the supervision of the President. He shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

6.09 Assistant Secretary. The Assistant Secretaries in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and have the authority and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

6.10   Treasurer.

(a) The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the Corporation and shall deposit all moneys and other valuables in the name and to the credit of the Corporation in depositories designated by the Board of Directors.

(b) He shall disburse the funds of the Corporation as ordered by the Board of Directors, and prepare financial statements as they direct.

(c) If required by the Board of Directors, he shall give the Corporation a bond (in such from, in such sum, and with such surety or sureties as shall be satisfactory to the Board) for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

(d) He shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

6.11 Assistant Treasurer. The Assistant Treasurers in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and have the authority and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or the President may from time to time delegate.

6.12 Returns and Statements. It shall be the duty of each officer of this Corporation to make and file any and all returns, reports, lists, or statements required by law to be made and filed by him, and to make full reports to the Board of Directors respecting the affairs of the Corporation in his charge whenever he may be requested to do so.

6.13 Absence or Inability to Act. In the case of absence or inability to act, of any officer of the Corporation or of any person herein authorized to act in his place, the Board of Directors may, from time to time, delegate the powers or duties of such officer to any other officer or any Director, or any person it may select.

6.14 Performance Bonds of Officers. The Board of Directors may, by resolution, require any and all officers to give bonds to the Corporation, with sufficient surety or sureties, conditioned for the faithful performance of the duties of their respective offices, and to comply with such other conditions as may, from time to time, be required by the Board of Directors.

6.15 Voting Securities Owned by the Corporation. Unless otherwise ordered by the Board of Directors, the President, or in the event of his inability to act, the Vice- President designated herein or by the Board of Directors to act in the absence of the President, shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meetings of security holders of any corporation in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, if present. The Board of Directors, by resolution from time to time, may confer like powers upon any person or persons.

ARTICLE 7:  CERTIFICATES AND SHAREHOLDERS

7.01 Certificates. Certificates in the form determined by the Board of Directors shall be delivered representing all shares to which shareholders are entitled. Certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on its face the holder's name, the number and class of shares, the par value of shares or a statement that such shares are without par value, whether the transferability of the shares is restricted by any agreements and such other matters as may be required by law. It shall be signed by the President or a Vice-President, and Secretary or Assistant Secretary and such other officer or officers as the Board of Directors shall designate, and may be sealed with the seal of the Corporation or a facsimile thereof. If a certificate is countersigned by a transfer agent, or an assistant transfer agent or registered by a registrar (either of which is other than the Corporation or an employee of the Corporation), the signature of any officer may be a facsimile.

7.02 Issuance. Shares (both treasury and authorized but unissued) may be issued for such consideration (not less than par value) and to such persons as the Board of Directors may determine from time to time. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid.

7.03   Payment of Shares.

(a) Kind. The consideration for the issuance of shares shall consist of money paid, labor done (including services actually performed for the Corporation) or property (tangible or intangible) actually received. Neither promissory notes nor the promise of future services shall constitute payment for shares.

(b) Valuation. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of consideration received shall be conclusive.

(c) Effect. When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.

(d) Allocation of Consideration. The consideration received for shares shall be allocated by the Board of Directors, in accordance with law, between stated capital and capital surplus accounts.

7.04 Subscriptions. Unless otherwise provided in the subscription agreement, subscriptions for shares, whether made before or after organization of the Corporation, shall be paid in full at such time or in such installments and at such times as shall be determined by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same series. In case of default in the payment on any installment or call when payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due to the Corporation.

7.05 Lien. For any indebtedness of a shareholder to the Corporation, the Corporation shall have a first and prior lien on all shares of its stock owned by him and on all dividends or other distributions declared thereon.

7.06 Lost, Stolen or Destroyed Certificates. The Corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate:

(a) Claim. Makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; and,

(b) Timely Request. Requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by the purchaser for value in good faith and without notice of an adverse claim; and

(c) Bond. Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Corporation may direct, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and

(d) Other Requirements. Satisfies any other reasonable requirements imposed by the Corporation.

When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after he has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.

7.07 Transfer of Shares. Transfer of shares of the Corporation shall be made only on the books of the Corporation by the holder of record thereof, or by his legal representative or by his attorney thereunto authorized by Power of Attorney duly executed and filed with the Secretary of the Corporation, or with the Transfer Clerk or Transfer Agent which may be appointed, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all as regards to the Corporation, provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the Corporation, shall be so expressed in the entry of transfer. The Board may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these Bylaws concerning the issue, transfer and registration of certificates of shares of the stock of the Corporation. The Corporation shall not be required to transfer such shares if the signature of such person has not been guaranteed by a national banking association or member of the New York Exchange, and reasonable assurance is given that such endorsements are effective; or if the Corporation has notice of an adverse claim, provided that the Corporation shall have no duty to inquire into such a claim.

7.08 Sale of Stock to Employees and Key Management Personnel. The Board of Directors is authorized to enter into buy and sell agreements or stock repurchase agreements with respect to shares of stock sold to employees and key management personnel of the Corporation, reserving the right to the Corporation to re-acquire and repurchase said shares in the event the employee ceases to be employed by the Corporation, in the event of the employee's death, in the event of divorce of employee or death of an employee's spouse, and in the event the employee wishes to dispose of his shares while still an employee.

7.09 Facsimile Signatures and Seals. The Certificates of stock may be signed by the President or a Vice-President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the Seal of the Corporation, and such seal may be a facsimile, engraved or printed. When any such certificates are countersigned by a transfer agent, or a transfer clerk, or registered by a registrar, either of which is other than the Corporation itself or an employee of the Corporation, the signature of the President or the Vice-President, and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the Seal of the Corporation, and such seal may be a facsimile, engraved or printed. In case any such officer who has signed or whose facsimile signature shall have been placed upon such certificate shall have ceased to be such before said certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance.

7.10 Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents and/or one or more registrars and may require all certificates of stock to bear the signature or signatures of any of them.

7.11 Closing of Transfer Books. The Board of Directors shall have the power to close the stock transfer books of the Corporation for a period not exceeding fifty (50) days before any shareholders' meeting, or before ten
(10) days prior to such meeting, or before the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose without a meeting, or before a date fixed for the payment of any dividend or for the delivery of evidences of rights or evidences of interest arising out of any changes, conversion or exchange of the Capital Stock, as the time at which shareholders entitled to notice of, and to vote at, such meeting or whose consent or dissent is required or may be expressed for any purpose, or entitled to receive any such dividend, distribution, right or interest, shall be determined; and all persons who are holders of record of voting stock at such time, and not others, shall be entitled to notice of, and to vote at, such meeting or to express their consent or dissent, as the case may be, and only shareholders of record at the time so fixed shall be entitled to receive such dividend, distribution, rights or interests.

7.12 Registered Owner. Prior to due presentment for registration of transfer of a certificate for shares, the Corporation may treat the registered owner as the person exclusively entitled to vote, to receive notices and otherwise to exercise all the rights and powers of a shareholder.

7.13 Pre-emptive Rights. Shareholders or other persons shall have pre-emptive rights, unless the same has been denied in the Articles of Incorporation filed with the Secretary of State.

7.14 Restrictions on Transfer. If the Corporation has entered into any agreement restricting the transferability of the shares of stock of this Corporation, the same shall be attached to these Bylaws as Exhibit A, and made a part hereof for all purposes.


ARTICLE 8:  GENERAL PROVISIONS

8.01   Dividends and Reserves.

(a) Declaration and Payment. Subject to statute and the Articles of Incorporation, dividends may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property, or in shares of the Corporation. The declaration and payment shall be at the discretion of the Board of Directors.

(b) Reserves. By resolution the Board of Directors may create such reserve or reserves out of the earned surplus of the Corporation as the Directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for any other purpose they think beneficial to the Corporation. The Directors may modify or abolish any such reserve in the manner in which it was created.

8.02 Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

8.03 Checks and Notes. All checks or demands for money and notes of the Corporation shall be signed by such office or officers or such other person or persons as the Board of Directors may from time to time designate.

8.04 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

8.05 Seal. The Corporation seal (of which there may be one or more exemplars) shall contain the name of the Corporation and the name of the state of incorporation. The seal may be used by impressing it or reproducing a facsimile of it, or otherwise.

8.06 Indemnification of Officers and Directors. Each Director or officer, whether or not then in office, subject always to the provisions of the laws of the State of Texas, and the Articles of Incorporation, shall be indemnified by the Corporation against all costs and expenses reasonably incurred by or imposed upon him in connection with or arising out of any action, suit or proceeding which he may be for any reason involved by reason of his being or having been a Director or officer of the Corporation, such expense to include the cost of the reasonable settlements (other than amounts to be paid to the Corporation itself), made with the view to curtailment of costs of litigation. The Corporation shall not, however, indemnify any officer or Director with respect to matters as to which he shall be finally adjudged in any such action, suit or proceeding, to have been derelict in the performance of his duties as such Director or officer, nor in respect of any matter on which any settlement or compromise is effected, if the total expense, including the cost of such settlement shall substantially exceed expenses which might reasonably be incurred by such Director or officer conducting such litigation with final conclusion. The foregoing right of indemnification shall not be exclusive of other rights to which any Director or officer shall be entitled as a matter of law. Provisions of this Section shall not be modified or repealed except by affirmative vote of a majority of the issued and outstanding voting stock of the Corporation.

8.07 Resignation. Any Director, committee member, officer or agent may resign by giving written notice to the President or the Secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

8.08   Amendment of Bylaws.

(a) These Bylaws may be altered, amended, or replaced at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the Directors present at such meeting, provided notice of the proposed alteration, amendment, or repeal is contained in the notice of the meeting.

(b) These Bylaws may also be altered, amended or repealed at any meeting of the shareholders at which a quorum is present or represented, by the affirmative vote of the holders of a majority of the shares present or represented at the meeting and entitled to vote The rest, provided notice of the proposed alteration, amendment or repeal is contained in the notice of the meeting.

8.09 Construction. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these Bylaws shall be invalid or inoperative, then, so far as is reasonable and possible:

(a) The remainder of these Bylaws shall be considered valid and pperative;
and

(b) Effect shall be given to the intent manifested by the portion held invalid or inoperative.

8.10 Headings. The headings are for organization, convenience and clarity. In interpreting these Bylaws, they shall be subordinated in importance to the other written material.

8.11 Relation to Articles of Incorporation. These Bylaws are subject to, and governed by, the Articles of Incorporation.

8.12 Interpretation. The place of these Bylaws, their status and their forum, shall be at all times in the State of Texas; and these Bylaws shall be governed by the Laws of the State of Texas as to all matters relating to their validity, construction and interpretation. In the event that any Court of competent jurisdiction shall adjudge to be invalid or unlawful any clause, sentence, paragraph, sub-section, section or article of these Bylaws, such judgment or decree shall not affect, impair, invalidate or nullify the remainder of these Bylaws, or any other provision hereof, but the effect of such judgment or decree shall be confined to the clause, sentence, paragraph, sub-section, section or article so adjudged to be invalid or unlawful.


In witness whereof, hereunto set our hands effective this 5th day of August, 2005.

BIODYNE DEVELOPMENT COMPANY


/s/Chris M. Hymel
------------------------------
CHRIS M. HYMEL, Director

SWORN AND SUBCRIBED before me this 5th day of August 2005.

/s/Bonnie Mayer
NOTARY PUBLIC IN AND FOR THE STATE OF TEXAS


/s/Herbert Joe
------------------------------
HERBERT JOE, Director

SWORN AND SUBCRIBED before me this 29th day of August 2005.

/s/ Bonnie Mayer
NOTARY PUBLIC IN AND FOR THE STATE OF OKLAHOMA


/s/Ron Stubbers
------------------------------
RON STUBBERS, Director

SWORN AND SUBCRIBED before me this 5Th day of August 2005.

/s/ John Mathew
NOTARY PUBLIC IN AND FOR THE STATE OF TEXAS

EXHIBIT 5.1 - Legal Opinion - Validity of Stock


On the Letterhead of the Law Offices of Richard C. Seltzer, Attorney at Law


			LAW OFFICES OF RICHARD C. SELTZER
				 ATTORNEY AT LAW
			     2211 NORFOLK,  SUITE 400
			       HOUSTON, TEXAS 77098

TELEPHONE:  (713) 522-7333 				EMAIL - RCS611@AOL.COM
TELECOPIER: (713) 522-4580

				   July 10, 2013

Signal Advance, Inc.
2520 County Road 81
Rosharon, Texas 77583

   Re: 	Signal Advance, Inc. Registration Statement:
        1,638,544 Shares of Common Stock, No Par Value


To Whom It May Concern,

I have acted as legal counsel to Signal Advance, Inc., a Texas corporation (the 'Company'), in connection with the proposed sale of up to 1,638,544 shares of common stock, no par value per share (the 'Shares'), by certain selling stock-holders named in the 'Selling Stockholders' table included in the Registration Statement. The Shares are issued and outstanding as of the date hereof. The Shares are included in a Registration Statement on Form S-1 under the Securi-ties Act of 1933, as amended (the 'Act'), to be filed with the Securities and Exchange Commission (the 'Commission') within the next thirty (30) days. This opinion is being furnished in connection with the requirements of Item 601
(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, I have examined such matters of fact and questions of law as I have considered appropriate for purposes of this letter. With your consent, I have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. I am opining herein as to the general corporate laws of the State of Texas, and I am expressing no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is my opinion that, as of the date hereof, the Shares have been duly authorized by all necessary corporate actions of the Company, have been validly issued and are fully paid and non-assessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.

I consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to my firm in the Prospectus under the heading 'Experts.' In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


					Yours truly,

					/s/ Richard Seltzer

					Richard Seltzer


:rcs

cc:    Dr. Chris M. Hymel, President
       Signal Advance, Inc.

EXHIBIT 10.1 - Commercial Lease Agreement

COMMERCIAL LEASE AGREEMENT

1. PARTIES: This agreement is between: Chris M. Hymel, "Landlord" and Signal Advance, Inc., "Tenant".

2. PREMISES: The Premises hereby leased by Tenant from Landlord are described as follows: 900 Sq. ft. of Office/Lab space located at 2520 CR 81, Rosharon, Brazoria County, Texas 77573, hereinafter called "Premises".

3. TERM: The original term of this lease shall commence on the 1st day of July, 2007, and shall expire on the last day of June, 2008, unless sooner terminated pursuant to the terms hereof. This lease agreement will be automatically renewed on a month-to-month basis unless written notice of termination is given by either party at least sixty (60) days before the end of the initial lease term of renewal or extension period or unless the parties enter into another lease agreement.

4. USE OF PREMISES: The Premises will be occupied and used solely as a commercial business office and electronics laboratory by Tenant.

5. PERSONAL PROPERTY: The following items of personal property are included with the Premises: None

6. DELIVERY OF POSSESSION: Possession of the Premises (including two (2) sets of keys to all doors on the Premises shall be delivered to Tenant on the commencement date. Minor maintenance, cleaning or repairs to be performed on or after commencement date shall not prevent delivery of possession to Tenant.

7. RENT: Commencing on July 1st, 2007, through the last day of the lease term, Tenant shall pay to Landlord, as rental for the Premises, the sum of Seven Hundred Dollars & No Cents ($700.00) per month. If the commencement date is not the first day of a calendar month, the prorated rental from commencement date to the first day of next month is $23.33 per day payable on or before the commencement date.

In addition, Tenant will have the right to extend this Lease on a month-to-month basis after the term of this lease during which any annual increase in the rental rate will not exceed One Hundred Dollars ($100.00) per month.

All rent payments are due in advance and without demand before the first day of each calendar month without a grace period. If all rent is not paid on or before the 5th day of the month, Tenant agrees to pay a late charge of $50.00 plus a further late charge of $10.00 per day until all due rent is paid. Tenant further agrees to pay a $50.00 charge for each rent check returned unpaid, and delinquent charges shall accrue as if check had not been given until such check is made good. Notwithstanding any notations on a check all payments by Tenant shall be applied first to non-rent items due, if any, and then to rent. If any rent check is returned unpaid, for any reason, the Landlord may require that all subsequent payments due hereunder be paid in cash, money order, or cashier's check. Tenant and Landlord agree that all rights of Tenant and all duties and obligations of Landlord in this Lease are conditioned on rent being paid on time. Tenant's right of possession and all of Landlord's obligations are expressly conditioned on prompt payment of rent, and use of the premises by Tenant is conditioned on prompt payment of rent. After the term of this lease, Landlord shall provide to tenant at least thirty (30) days written notice prior to any rent increase.

8. SECURITY DEPOSIT: The security deposit is waived. A security deposit may be required on or before any extension of this lease (beyond June 30, 2008) in an amount not to exceed the monthly rental rate in effect for the extension period and will be payable on or before the commencement of said extension period.

   (a) Refund - Refund of the security deposit by Landlord shall be conditioned upon the following:

      (i) All rents must be paid, in full, through the last day of the lease term. Tenant may not apply any part of the security deposit to rent;

      (ii)  The term of the Lease must be ended;

      (iii) Tenant must give Landlord at least 60 days written notice of Tenant's intention to vacate the premises prior to the last day of the lease term or any renewal or extension thereof. Verbal move-out notice is not sufficient under any circumstances;

      (iv) Tenant must vacate the premises on or before the date specified in the notice to Landlord. Tenant agrees not to stay beyond such move-out date;

      (v) Tenant must provide Landlord, in writing, notice of the Tenant's forwarding address.

   (b) Amount of Refund and/or Charges Payable after Move-Out - Tenant shall receive the full amount of security deposit, less damages or unpaid obligations owed by Tenant to Landlord pursuant hereto, including, but not limited to, unpaid delinquent rents, reasonable costs of damages or repairs to the Premises and reasonable cleaning charges if such repairs or cleaning charges are necessary. A charge of $20.00 shall be deducted for each key not returned at the end of the lease term. After subtracting lawful deductions, the security deposit balance and an itemized list of deductions shall be mailed to Tenant within thirty (30) days after Tenant surrenders the Premises and keys and delivers Tenant's forwarding address to Landlord in writing. Tenant agrees to pay Landlord any excess of lawful deductions over the amount of security deposit. Tenant is urged to make an appointment with Landlord for a move-out inspection.

   (c) Tenant Duties on Move-Out

Tenant acknowledges and agrees that it shall be responsible for all repairs and cleaning of the premises prior to vacating same, and Tenant shall return the Premises to Landlord in the same condition as existed at the commencement of the terms hereof, reasonable wear and tear excepted.
Landlord acknowledges and agrees that if Tenant satisfies the requirements for return of the security deposit set forth in subparagraph (a) hereinabove, and in this subparagraph (c), any security deposit shall be fully refunded to Tenant, subject to the offsets and deductions described in subparagraph (b) hereinabove.

9. CONDITION OF THE PREMISES: Tenant has thoroughly inspected and accepts the Premises as is except for conditions materially affecting the health or safety of ordinary persons and Landlord has made no implied warranties as to the condition of the Premises. Within forty-eight (48) hours after move-in, Tenant shall note in writing any defects or damage to the Premises and deliver or mail in to Landlord; otherwise, the Premises will be deemed to be in clean and good condition. Tenant agrees to surrender the Premises at the end of the term of this lease and any extension thereof in the same condition as of the date of possession, reasonable wear and tear excepted. Reasonable wear means wear which occurs without negligence, carelessness, accident or abuse. If Tenant fails to thoroughly clean the Premises, including exterior cleaning and landscape maintenance, prior to move-out, reasonable charges to complete such cleaning shall be deducted from the security deposit. Tenant shall make no alterations to the Premises or its contents without the prior written permission of Landlord, provided, however, Tenant may hang pictures, using standard picture hooks. Landlord shall furnish light bulbs at the time of possession which will be replaced at Tenant's expense. Tenant shall not remove any of Landlord's fixtures, furniture or any other personal property from the Premises for any reason. Tenant shall not paint, carpet or wall paper without the prior written consent of Landlord.

10. LOCKS: Tenant has inspected the locks and agrees they are in good working order and sufficient for the protection of his person and property. Tenant shall not make lock changes or additions without Landlord's prior written permission. Landlord shall change locks if Tenant requests and pays a reasonable charge.

11. MAINTENANCE AND REPAIRS: Tenant agrees to maintain the Premises and perform minor repairs such as leaking faucets and changing of air conditioner filters. Tenant shall be responsible for failure to make such repairs and shall be liable for damage resulting from such failure. Landlord shall be responsible for major repairs.

The rights and obligations of the parties hereto regarding these repairs are described herein:

   (a) Tenant shall notify Landlord promptly by telephone, in person or in writing upon discovery of any major item requiring repair,

   (b) Landlord shall be required to complete such repair or cause such repair to be completed within three (3) business days after receiving such notification thereof from Tenant unless such repair cannot be reasonably completed within such three (3) business day period for reasons beyond the control of Landlord, in which event such repair shall be completed as soon as practically possible, but in any event within seven (7) business days after such notification, and

   (c) Tenant shall pay the first $ 500.00 for the repair of any one item requiring repair, or shall be entitled (but not obligated) to effect any repair at Tenant's sole cost and expense in which case the Landlord must be notified and may require inspection of such repairs and copies of receipts for labor and/or materials for said repairs.

   (d) In the case of emergency repairs, Landlord shall be obligated to complete or cause same to be completed within forty-eight (48) hours after notification of the need for such repair by Tenant. In the event Landlord fails to complete any emergency repairs within said forty-eight (48) hours period for any reason whatsoever, Tenant shall be entitled to effect such repairs and Landlord shall pay all expenses (subject to limits described in subsection (iii) hereinabove) thereby incurred by Tenant upon written notification to Landlord by Tenant that such repairs have been effected and following inspection of such repairs by Landlord.

   (e) Tenant shall pay Landlord for any property damage and/or cost of repairs to the Premises caused by the negligence or misuse thereof by Tenant, or Tenant's guests and/or other occupants. At the Landlord's discretion, such repairs may be affected by Tenant at Tenant's sole cost and expense.

   (f) Any outstanding debt for such repairs may be deducted from the security deposit or charges to tenant.

   (g)Tenant shall maintain the yard by watering, weeding, mowing the grass and trimming the shrubs so as to maintain a good appearance. Extermination services for all pests and insects as reasonably needed shall be arranged and paid for by Tenant.

Both parties acknowledge that the rent would be higher if the foregoing responsibilities were allocated differently. This assumption of responsibility by Tenant is entered into knowingly, voluntarily, and for consideration and is an express waiver of any statutory or common law obligation of Landlord.

12. PETS:  Tenant shall not keep any pets on premises.

13. SUBLETTING: Tenant shall not sublet, make an assignment or change co-Tenant without the prior written consent of Landlord and Landlord shall not be obligated to grant such consent. If Landlord grants such permission Tenant shall remain fully liable for the terms of this Lease, but shall receive credit for all rentals paid by succeeding Tenant.

14. NUISANCE: Tenant shall not permit any nuisance to be created on the Premises and Landlord may prohibit or regulate motorcycles, boats, trailers, recreational vehicles and inoperative vehicles on the Premises.

15. UTILITIES:  Tenant shall pay for all utilities used on the Premises.

16. ENTRY BY LANDLORD: Landlord or other persons engaged to do so by Landlord may enter the Premises during reasonable times only after Tenant is notified by telephone, in person or in writing and for reasonable purposes, including, but not limited to the following purposes:
inspections, repairs, pest extermination, preventive maintenance, emergency safety or fire inspections, prevention of property damage, prevention of waste of utilities furnished by Landlord (if any), enforcement of Landlord's lien, retrieval or recovery of property belonging to a former Tenant, showing Premises to prospective Tenant or purchasers, building inspectors, fire marshals, lenders, appraisers or insurance agents. Landlord will make every reasonable effort to only enter property when Tenant can be present. Unless absolutely necessary for emergency purposes, Landlord will not disturb, inspect, touch or otherwise tamper with any of Tenant's personal property, books, papers, records, documents or other possessions in the event of any entry by Landlord in Tenant's absence. Only under emergency situations will Landlord enter Premises without making every reasonable effort to notify Tenant in advance.

Notwithstanding the foregoing, Landlord acknowledges that he shall not permit prospective purchasers or tenants, real estate agents, appraisers, or other such parties to have access to the Premises except during the last sixty 60) days of the term of this Lease.

17. NON-WAIVER: Failure by Landlord to enforce or demand performance of any obligation of Tenant hereunder, or to seek remedy for breach thereof, shall not operate to waive or excuse defaults of other obligations nor further defaults of the same obligation.

18. LIABILITY AND INDEMNITY: Landlord shall not be liable to Tenant, Tenant's guests or other occupants or persons on the Premises for personal injury, property damage or other losses to such persons or their property caused by other persons, theft, burglary, assault, other crimes, fire, water, wind, rain, smoke, or any other causes.

Tenant agrees to indemnify and hold Landlord free and harmless from any and all liability for injury to or death of any person, or for damage to property arising from the use and occupancy of the Premises by Tenant or from the act or omission of any person or persons, including Tenant, in or about the leased Premises with the express or implied consent of Tenant. Landlord recommends that Tenant secure insurance for Tenant's own account to protect Tenant from the hazards of such losses as are described above. Landlord shall have no duty to furnish smoke detectors or additional locks, except as required by law. When smoke detectors are furnished, Landlord shall test same and provide initial batteries as required by law at the time of lease commencement, thereafter, Tenant shall pay for, test, and replace smoke detector batteries as needed.

Landlord acknowledges and agrees that Landlord shall be liable to Tenant for any damages to Tenant's personal property caused by the Landlord, or Landlord's agents, employees, contractors or representatives.

In the event Tenant retains or requests Landlord's employees or contractors to render services not contemplated in this agreement, or without prior knowledge and consent of Landlord expressed in writing, such employees or contractors shall be deemed the agent of the Tenant whether or not compensated by the Tenant or by Landlord and Tenant agrees to hold harmless and indemnify Landlord for and from all liability for the acts or omissions of such persons

19. DEFAULT BY LANDLORD: Upon default by Landlord of any obligation imposed hereunder, or breach of any of the covenants and/or agreements contained herein, or if Landlord fails to satisfy any obligation or duty imposed on Landlord hereunder and if Tenant is not currently in default (all rent and other charges must be current, etc.), Tenant shall send Landlord written notice of the default by United States Mail, certified mail, return receipt requested, in accordance with paragraph 27 hereof, and Landlord shall have ten (10) days from the date said notice is posted (the "Notice Date") to cure said default; provided, however, if such default cannot be cured within said ten (10) day period for reasons beyond the control of Landlord, Landlord shall have an additional period not to exceed thirty (30) days from the Notice Date, in which to cure such default. If Landlord fails and/or refuses to cure such default within the time limits specified hereinabove, Tenant may:

   (a) Terminate this lease in writing, in which event, Tenant shall be entitled to receive from Landlord, on demand, a full refund of Tenant's security deposit, less proper charges as described in Paragraph (8) hereinabove, and any unearned portion of any rent paid, as of the date of the Tenant's election to terminate this Lease; or

   (b) enforce specific performance hereof; or

   (C) bring suit against Landlord for any and all damages incurred by Tenant as a result of Landlord's default or negligence including reasonable attorney's fees.

Any or all such remedies may be exercised either separately or concurrently.

20. DEFAULT BY TENANT: Upon default by Tenant of any obligation imposed hereunder, or breach of any of the covenants and/or agreements contained herein, or if Tenant fails to satisfy any obligation or duty imposed on Tenant hereunder and if Landlord is not currently in default, Landlord shall send Tenant written notice of the default by United States Mail, certified mail, return receipt requested, in accordance with paragraph 27 hereof, and Tenant shall have ten (10) days from the date said notice is posted (the "Notice Date") to cure said default; provided, however, if such default cannot be cured within said ten (10) day period for reasons beyond the control of Tenant, Tenant shall have an additional period not to exceed thirty (30) days from the Notice Date, in which to cure such default. If Tenant fails and/or refuses to cure such default within the time limits specified hereinabove, Landlord may:

   (a) Terminate this Lease and may file a Forcible Entry and Detainer suit in the proper court for possession and after giving such notice, or if filing suit for possession, Landlord may accept payment for sums due herein without waiving or diminishing Landlord's right to proceed against Tenant for eviction, property damages, past or future rent, or other sums due herein, and demand that all monthly rentals for the remainder of the lease term or renewal or extension period shall be accelerated automatically without notice or demand, and shall immediately become due and payable, and Report any unpaid sums due herein, breaches of this Lease or property damages, to credit reporting agencies for addition to Tenant's credit files, or

   (b)  Enforce specific performance hereof, and

   (c) Bring suit against Tenant for all damages incurred by Landlord as a result of Tenant's default or negligence, including reasonable attorney's fees, costs of re-letting the Premises, which re-letting costs shall not exceed one month's rent. Landlord shall make a reasonable effort to re-let the Premises as soon as possible and all rentals received from such re-letting, if any, shall be credited against Tenant's liability for future rentals. Such re-letting shall not relieve Tenant of Tenant's obligation to pay all rent due.

Any or all such remedies may be exercised either separately or concurrently.

21. HOLDOVER: If Tenant holds over and fails to vacate on or before the contracted move-out date (end of lease term, or any renewal or extension period, or the move-out date agreed to by the parties), Tenant shall be liable to pay rents for the holdover at the rate of 150% of the monthly rent due at the expiration of the term thereof.

22. ABANDONMENT: If Tenant (i) is absent from the Premises for five (5) consecutive days while in default of this Lease, (ii) has been evicted by judicial process or (iii) leaves personal property after the termination of the Lease, all personal property found in the Premises may be deemed by Landlord to be abandoned and Landlord or its representatives may peaceably enter, remove and dispose of such personal property as Landlord sees fit without any liability or duty to account for such personal property to Tenant whatsoever.

23. CONTRACTUAL LIEN: All personal property on the Premises (except property exempt by Section 54.042 of the Texas Property Code) is hereby subjected to a contractual lien in favor of Landlord to secure payment of rent. In order to enforce said lien, Landlord, or its representative, may peacefully enter the Premises and remove and store all non-exempt property therein. Landlord shall be entitled to reasonable charges for packing, removing and storing property taken hereunder. If Tenant is not present when property is removed hereunder, written notice of Landlord's entry shall be left at the Premises. Landlord may sell all property subject to Landlord's lien at public or private sale after giving Tenant thirty (30) days written notice by certified mail of the time and place of such sale to Tenant's last known address. Sale shall be to the highest cash bidder and Landlord shall credit the proceeds thereof first to all costs and expenses incident to the removal, storage and sale of the property, then rent due and any excess shall be mailed to Tenant at such address as Tenant may furnish.

The foregoing lien rights may be exercised by Landlord with or without resort to judicial proceedings. The contractual lien provided herein is in addition to, and not in lieu of, any landlord's or other lien provided by law.

24. RELEASE OF TENANT:  Tenant shall have no rights of release hereunder.

25. MULTIPLE TENANTS: Each Tenant and each Tenant's share of the total security deposit is jointly and severally liable for all obligations and sums due pursuant to this lease agreement A lease violation by one Tenant is a violation by all Tenants. Notice by Landlord to one Tenant is notice to all Tenant. Entry permission or service request from one Tenant shall be from all Tenants. Security deposit refund may be in one check jointly payable to all Tenants and such refund check and itemization of deduction (if applicable) may be mailed to one Tenant only.

26. SIGNS AND SHOWING: Landlord shall be entitled to display a "For Lease" sign or "For Sale" sign during the last sixty (60) days on the Premises and the Premises may be shown at reasonable times to prospective tenants and/or purchasers during said period and at reasonable times, subject to the notice requirements of Paragraph 16 hereinabove.

27. NOTICES: Except as may be otherwise required herein or specified by law, all notices required or permitted hereunder to be given either to Landlord or Tenant shall be in writing and delivered by United States Mail, certified mail, return receipt requested to the party at the addresses specified below:

If to Landlord:	3515 CR 81, Iowa Colony, TX  77583

If to Tenant:	2520 CR 81, Rosharon, TX  77583

Either party hereto may change its address for notice hereunder by delivering written notice of such change of address to the other party in accordance with this paragraph. Either Party may also use other means of communicating notice, including telephone or regular mail, but no notice shall be deemed delivered unless delivered in accordance with the provisions of this paragraph, and in no event shall Landlord enter the Premises solely for the purpose of delivering notice hereunder. In the event either party gives notice in writing to the other party by personal delivery, such delivery shall not be deemed delivered unless also sent by United States Mail, certified mail, return receipt requested in accordance with this paragraph.

28. SUBORDINATION: This lease and Tenant's leasehold interest hereunder are and shall be subject, subordinate, and inferior to any lien or encumbrance now or hereafter placed on the premises by Landlord, to all advances made under such lien or encumbrances, to the interest payable on any such lien or encumbrance, and to any and all renewals of any such lien or encumbrance, and the rights of such lien holders.

29. TENANT'S AND LANDLORD'S PHONE NUMBERS: Tenant(s) shall keep Landlord informed at all times of Tenant's phone number(s), listed or unlisted. Landlord shall keep Tenant informed at all times of Landlord's phone number or the phone number of any authorized property manager for said Premises.

30. GENERAL: This written agreement contains the entire agreement of the parties. No oral agreements or representations have been made. This agreement may be modified only in writing signed by all parties. Judicial declaration of the invalidity of any part of this agreement or any attachment hereto shall not invalidate the remainder. In any legal proceeding pursuant to this lease, including a suit to enforce this lease or to collect damages for its breach, the prevailing party shall be entitled to recover reasonable attorney's fees, costs of court and interest at the rate of 18% per annum upon all sums due from due date from the non-prevailing party.

Tenant may not withhold rent or offset against rent. This agreement shall be construed under and in accordance with the laws of the State of Texas. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

31. DOCUMENTS: This agreement is executed in duplicate copies, one for Tenant and one for Landlord.

32. SPECIAL PROVISIONS:  All Water Supply, Pumping Equipment and
Septic/Sewage Treatment Equipment and Facilities are to be maintained by Tenant.

33. ATTORNEY'S FEES: Any signatory to this agreement who is the prevailing party in any legal proceeding against any other signatory brought under or with relation to this agreement or transaction shall be additionally entitled to recover court costs and reasonable attorney's fees from the non-prevailing party.

34. LANDLORD'S OBLIGATION AS TO MORTGAGE: At all times during the term of this Lease, Landlord shall make timely payments of all mortgage payments, property taxes, assessments and other amounts for which payment is secured by a lien against the Premises or for which foreclosure of the Premises could occur in the event of non-payment. Landlord shall also keep and perform all of the covenants and agreements set forth in any mortgage, deed of trust and/or other lien against the Premises. In the event Landlord fails to pay any such amounts for any reason whatsoever, and/or fails to keep and perform all of the said covenants and agreements and the Premises are foreclosed by a third party, Landlord shall be obligated to refund Tenant's security deposit(s), less proper charges as described in Paragraph (8) hereinabove, together with any unearned portion of any rent paid.



FOR LANDLORD:           /s/ Chris M. Hymel
                        ------------------------------------
                         Chris M. Hymel

FOR TENANT:             /s/ Herbert Joe
                        ------------------------------------
                         Herbert Joe, Corporate Secretary

EXHIBIT 10.2 - Line of Credit Promissory Note

LINE OF CREDIT PROMISSORY NOTE

One Hundred Fifty Thousand Dollars ($150,000)

Effective Date: January 4, 2002

FOR VALUE RECEIVED, Biodyne, Inc., ("Borrower"), a Texas corporation, promises to pay to the order of Chris M. Hymel, ("Lender"), the principal sum of One Hundred Fifty Thousand Dollars ($150,000), or so much thereof as may be disbursed to, or for, the benefit of the Borrower by Lender in Lender's sole and absolute discretion. It is the intent of the Borrower and Lender hereunder to create a line of credit agreement between Borrower and Lender whereby Borrower may borrow up to $150,000 from Lender; provided, however, that Lender has no obligation to lend Borrower any amounts hereunder and the decision to lend such money lies in the sole and complete discretion of the Lender.

INTEREST & PRINCIPAL: The unpaid principal of this line of credit shall bear simple interest at the rate of 2.5 percent (2.5%) per quarter. Interest shall be calculated based on the principal balance as may be adjusted from time to time to reflect additional advances made hereunder. Interest on the unpaid balance of this Note shall accrue quarterly but shall not be due and payable until such time as when the principal balance of this Note becomes due and payable. All outstanding and unpaid principal and all accrued and unpaid interest shall be due and payable to Payee on the fourth (4th) anniversary date of this Note, but in no event later than January 15, 2006. This Note may be renewed and extended at the option of the Payee on the fourth (4th) anniversary date. There shall be no penalty for early repayment of all or any part of the principal.

SECURITY: To secure the indebtedness arising out of the "Line of Credit", the Borrower grants to the Lender a lien and security interest in the corporate assets located in Brazoria County, Texas, and rights to payment and receipt of money relating to its accounts receivables (the "Receivables") and the cash proceeds thereof.

DEFAULT: The Borrower shall be in default of this Note on the occurrence of any of the following events: (i) the Borrower shall fail to meet its obligation to make the required principal or interest payments hereunder.
(ii) the Borrower shall be dissolved or liquidated; (iii) the Borrower shall make an assignment for the benefit of creditors or shall be unable to, or shall admit in writing their inability to pay their debts as they become due;
(iv) the Borrower shall commence any case, proceeding, or other action under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, or any such action shall be commenced against the undersigned; (v) the Borrower shall suffer a receiver to be appointed for it or for any of its property or shall suffer a garnishment, attachment, levy or execution.

REMEDIES: Upon default of this Note, Lender may declare the entire amount due and owing hereunder to be immediately due and payable. Lender may also use all remedies in law and in equity to enforce and collect the amount owed under this Note.

Borrower hereby waives demand, presentment, notice of dishonor, diligence in collecting, grace and notice of protest.

BORROWER:
For Biodyne, Inc.

/s/ Malcolm Skolnick
-------------------------------
Malcolm Skolnick, Secretary

EXHIBIT 10.3 - Executive Consulting Agreement

EXECUTIVE CONSULTING AGREEMENT

THIS EXECUTIVE CONSULTING AGREEMENT (this "Agreement"), dated November 1, 2012, is by and between Chris M. Hymel ("Consultant") and Signal Advance, Inc. or any subsequent surviving entity ("Company).

R E C I T A L S:

WHEREAS, Company's board of directors (the "Board") desires to contract for services in a Consulting capacity and the Consultant desires to be so engaged in such capacity;

NOW THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


ARTICLE I: Term

1.1 Consulting. Company contracts with Consultant and Consultant accepts the consultancy under the terms and conditions of this Agreement.

1.2 Term. The term of this Agreement shall be for Twenty-Four (24) months with an annual open option thereon as set forth herein and shall be effective as of November 1, 2012, and shall terminate on October 31, 2014. Unless written notice of termination is given to Consultant, or Company, not less than three (3) months prior to the termination of this Agreement, this Agreement will be extended for additional twelve (12) month periods.

A. Option Term. Upon the condition that there is no breach of any condition or term of this Agreement at the time of exercise, this Agreement may be extended annually, for an additional period of twelve (12) months, on the same terms and conditions of this Agreement, unless modified or amended upon the written consent of Company and Consultant.

ARTICLE II: Compensation

2.1 Compensation. For all services rendered by Consultant, Company shall pay Consultant a base compensation commencing on January 2, 2012, of One Hundred Eight Thousand Dollars ($108,000) per year payable in cash or equivalent value on Corporate Securities, provided at the Consultants prevailing acquisition rate, at the discretion of the Consultant.

A. Compensation Adjustment. Compensation is to be increased by Six Thousand Dollars ($6,000) per year up to a maximum annual compensation of One Hundred Twenty Thousand Dollars ($120,000). Any further compensation increases will be determined by the Broad of Directors.

Company and Consultant recognize that certain "Events" (as defined in the following paragraph) may occur which will give rise to an automatic compensation increase. Upon the occurrence of any one of the Events listed in the following paragraph, Consultant's compensation shall be increased to One Hundred Twenty Thousand ($120,000) per year during the term of this Agreement. Such increase shall be automatic upon the happening of any one of the Events listed below.

B. Definition of "Events." For purposes of this Agreement and particularly, the compensation increases described in the foregoing paragraph, any one of the following shall be considered an "Event":

i. Merger. A merger with a third party entity, whereby at least fifty-one percent (51%) of Company's outstanding common stock is merged with such entity.

ii. Sale/Acquisition. A sale or acquisition of at least fifty-one percent of Company's outstanding common stock or the sale of all or substantially all of Company's assets to a third party entity.

iii. Capital. Company's raising at least $1 million through the sale of equity securities.

2.2 Earned Monetary Bonuses. Consultant shall be entitled to an annual bonus as determined by the Company's Board of Directors. Consultant's performance shall be reviewed annually to determine the payment of bonuses.

2.3 Automobile. Company will provide to Consultant the use of an automobile of Consultant's choice at a gross purchase price not to exceed Twenty Thousand ($20,000). Company agrees to replace the automobile with a new one at Consultant's request no more often than once every three years. Company will pay all automobile operating and maintenance expenses and will either, procure, and maintain in force, an automobile insurance policy which includes liability, comprehensive and collision coverage, or reimburse Consultant the cost of procuring said insurance coverage.

2.4 Stock Option Consideration. While currently not available, Consultant, as partial consideration for his services, shall be entitled to participate in and receive any Stock Options available under any future options plan as determined by the Company's Board of Directors. Such determination shall be made on an annual basis.

2.5 Consultant Benefits. In addition to the foregoing, Consultant shall be entitled to the following:

A. Holidays. Consultant will be entitled to at least Ten (10) paid holidays each calendar year and ten (10) personal days. Company will notify Consultant on or about the beginning of each calendar year with respect to the holiday schedule for the coming year. Personal holidays, if any, will be scheduled in advance subject to requirements of Company. Such holidays must be taken during the calendar year and cannot be carried forward into the next year. Consultant is not entitled to any personal holidays during the first six months of consultancy.

B. Vacation. Following the first six months of this contract, Consultant shall be entitled to twenty (20) paid vacation days each year.

C. Sick Leave. Consultant shall be entitled to sick leave and emergency leave of up to thirty (30) days. Additional sick leave or emergency leave over and above paid leave provided by the Company, if any, shall be unpaid and shall be granted at the discretion of the board of directors.

D. Medical Insurance. Company agrees to:

i. Provide Consultant and his immediate family medical insurance at no charge to the Consultant, or

ii. Reimburse Consultant for acquiring such medical insurance coverage, and/or

iii. Reimburse Consultant for 'out-of-pocket' medical expenses for Consultant and his immediate family.

The total cost of medical insurance plus reimbursement of medical expenses shall not exceed Fifteen Percent (15%) of the base Compensation per year.

E. Pension and Profit Sharing Plans. Consultant shall be entitled to participate in any pension or profit sharing plan or other type of plan adopted by Company for the benefit of its officers and/or regular consultants.

F. Expense Reimbursement. Consultant shall be entitled to reimbursement for all reasonable expenses, including travel and entertainment, incurred by Consultant in the performance of Consultant's duties. Consultant will maintain records and written receipts as required by the Company policy and reasonably requested by the board of directors to substantiate such expenses.

G. Education/Professional Development Reimbursement: Consultant shall be entitled to reimbursement for educational/professional development expenses consistent with the goals of the Company up to an amount of Five Thousand Dollars ($5,000) per year.

ARTICLE III: Duties of Consultant

3.1 Duties. Consultant is engaged as President and CEO; and shall have authority over such decision-making and managerial duties regarding the business of Company; and shall supervise and direct all of the business of Company according to business plans and strategies provided by Company, reporting only to the Board. The precise services of Consultant may be extended or curtailed by mutual agreement of Company and Consultant from time to time.

3.2 Extent of Services. Consultant shall devote so much of his productive time, ability and attention to the business of the Company as is necessary to fulfill his duties; and shall perform all such duties in a professional, ethical and businesslike manner. Consultant will not, either during the term of this Agreement and for a period of twelve (12) months thereafter, directly or indirectly engage in any other business, either as an consultant, Company, consultant, principal, officer, director, advisor, or in any other business capacity, which is competitive with the business of the Company, without the express written consent of the Company. Furthermore, the Board may require that Consultant account for his time spent performing his duties hereunder at any time.

Upon such notice, Consultant shall account for his time and deliver such accounting to the Board until further notified. Based upon such records, the Board, in its sole discretion, may adjust Consultant's flexible and/or full time off (FTO) and/or compensation during such period accordingly.

3.3 Engaging in Other Consulting. Consultant hereby agrees to undertake the responsibilities for and devote his productive time, abilities, and attention to the business of Company during the term of this Agreement. Any outside consultancy in any capacity is acceptable to the extent that there is no conflict with the duties and obligations of consultant's role as President and CEO of Company.

3.4 Accountability. Consultant shall be directly responsible to the Board.

3.5 Code of Ethics. Consultant agrees to comply with the 'Code of Ethics and Business Conduct' in the conduct of his business on behalf of Company.
(Copy attached)

ARTICLE IV: Duties of Company

4.1 Payment of Compensation and Provision of Benefits. During the terms hereof, Company agrees to pay all compensation, benefits, allowances and FTO due to Consultant as set forth herein.

4.2 Working Facilities. Company shall provide offices, administrative help and such other facilities and services as are suitable to his position and appropriate for the performance of his duties.

ARTICLE V: Disability; Death During Consultancy

5.1 Disability. If Consultant is unable to perform his services by reason of illness or incapacity for a period of more than one (1) month, the compensation thereafter payable to him during the continued period of such illness or incapacity for a period not to exceed twelve (12) months shall be sixty percent (60%) of Consultant's then current compensation.

Consultant's full compensation shall be reinstated upon his recovery.

Notwithstanding anything to the contrary, Company may terminate this Agreement at any time after Consultant shall be absent from his consultancy, for whatever cause, for a continuous period of more than twelve (12) months, and the obligations of Company shall thereupon terminate. If it is determined, pursuant to the terms of this Agreement, that Consultant is disabled or incapacitated and cannot discharge the duties and responsibilities contemplated hereunder, Company shall have the right to hire an consultant to replace him in whatever position he may have at that time.

In lieu of the foregoing, Company may obtain disability insurance for Consultant. Should this occur, pragraph 5.1 shall be null and void and the terms of said disability insurance shall govern, so long as the terms in such policy are equal to or greater than the terms outlined in Section 5.1.

5.2 Death During Engagement. If Consultant dies during the term of engagement, Company shall pay to the estate of Consultant the compensation which would otherwise be payable to Consultant up to the end of the month in which death occurs. In addition, Company shall pay a sum equal to two (2) year's compensation payable in equal monthly installments after the death of Consultant to the spouse of Consultant or if he is not survived by his spouse, then to Consultant's heirs in equal shares, or if there are no such surviving heirs, to the estate of Consultant.

ARTICLE VI: Confidential Information; Trade Secrets; Proprietary Rights, Intellectual Property

6.1 Confidentiality. Consultant hereby acknowledges that he has received, and/or will receive in the future, information regarding the business of Company, including but not limited to customer lists, product information, business strategy, consultant agreements, which information is deemed confidential information (the "Confidential Information").

The parties hereto recognize and acknowledge that the Confidential Information is proprietary and integral to Company's business and agrees to keep such Confidential Information confidential and not disclose the same to any third person, corporation and/or entity for a period of two (2) years subsequent to the termination of this Agreement or termination of Consultant as an consultant of Company, whether such termination is with or without cause.

6.2 Products. All products relating to Company's business, designed, improved or enhanced by Consultant, will be the sole property of Company and Consultant will not be allowed to possess or use them unless Company agrees in writing thereto. Whenever requested to do so by Company, Consultant will execute any and all applications, assignments or other instruments that Company deems necessary to protect Company's interests therein. Consultant's obligations hereunder shall survive the termination of Consultant's contract with respect to inventions, discoveries and improvements conceived or made by Consultant during the term of the Consultancy described in this Agreement.

6.3 Intellectual Property. Consultant agrees to assign to Company inventions, trade secrets, technological improvements and any other Intellectual Property he develops, originates, improves or discovers during his consultancy arising in the performance of his duties, confined to the scope of his duties and that is related to the intellectual property previously assigned by the Consultant to the Company.

ARTICLE VII: Non-Competition

7.1 Non-Competition. During the term of Consultant's agreement set forth in this Agreement, and for a period of one (1) year thereafter, Consultant will not directly or indirectly be an owner, partner, director, manager, officer or consultant or otherwise render services or be associated with any business that competes with Company.

ARTICLE VIII: Termination / Note Purchase

8.1 Termination With Cause. With cause, Company may terminate this Agreement upon thirty (30) days' notice to Consultant. In such event, Consultant shall continue to render his services and shall be paid his regular compensation up to the date of termination. Severance allowance shall be equal to six (6) month's compensation of Consultant. For purposes of this Agreement, termination "with cause" shall be for any of the following:

A. Any breach of any material obligations owed to Company;

B. Failure to follow the directive of the Company's board of directors; or

C. Conviction of a felony or any act involving moral turpitude.

8.2 Termination Without Cause. Company may terminate Consultant without cause upon thirty (30) days written notice. Upon termination without cause by Company,
 Consultant shall be entitled to cash compensation equal to the greater of the following: (A) the then existing base compensation of Consultant, as defined in
Article 2.1, for the remainder of the term of this Agreement; or (B) the then existing base compensation of Consultant, as defined in Article 2.1, for a period of twelve (12) months from the date of termination without cause. In the event of termination without cause, all cash compensation, as referred to above, shall be paid to Consultant on a monthly basis.

8.3 Termination Upon Sale of Business. Notwithstanding anything to the contrary, Company may terminate this Agreement upon thirty (30) days' written notice upon the happening of any of the following events which any one event will be treated as a termination without cause for purposes of severance allowance pursuant to this Agreement.

A. The sale by Company of substantially all of its assets to a single purchaser or a group of associated purchasers;

B. The sale, exchange or other disposition, in one transaction, of at least fifty percent (50%) of the outstanding common shares of the Company;

C. A decision by Company to terminate its business and liquidate its assets; or the merger or consolidation of Company in a transaction in which the shareholders of Company receive at least fifty percent (50%) of the outstanding voting shares of the new or continuing corporation.

D. Notwithstanding the foregoing, should Company agree to sell all or substantially all of its assets, Company shall purchase Consultant's Shares for an amount of the greater of the Stock Purchase Price or the same price sold by other of Company's shareholders.

ARTICLE IX: General Provisions

9.1. Waiver of Breach. The waiver by Company of breach of any provisions of this Agreement by Consultant shall not operate or be construed as a waiver of any subsequent breach by Consultant. No waiver shall be valid unless in writing and signed by an authorized officer of Company.

9.2 Assignment. Consultant acknowledges that the services to be rendered by him are unique and personal. Accordingly, Consultant may not assign any of his rights and obligations under this Agreement. The rights and obligations of Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Company.

9.3 Modification. This Agreement may not be modified, changed or altered orally but only by an agreement in writing signed by the party against an enforcement of any waiver, change, modification, extension or discharge as sought.

9.4. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Texas without regard to Conflict of Laws.

9.5 Integration Clause. This instrument contains the entire agreement between the parties hereto and supersedes any and all prior written and/or oral agreements. This Agreement may be altered or modified only in writing signed by the parties hereto.

9.6 Notices. Any notice required or desired to be given under this Agreement shall be deemed given if in writing sent by certified mail to the parties at each party's last known address.

9.7 Attorneys' Fees. Should any party seek the enforcement of any term of this Agreement, the prevailing party thereunder shall be entitled to attorneys' fees and costs for the enforcement of such term or provision.

9.8 Arbitration. In the event of any dispute arising under this Agreement, including any dispute regarding the nature, scope or quality of services provided by either party hereto, its is hereby agreed that such dispute shall be resolved by binding arbitration to be conducted through the American Arbitration Association, to be arbitrated in accordance with its rules and regulations and procedures in Houston, Texas. In the event of any such arbitration, pending resolution of the arbitration and the award of costs by the arbitrator, each party hereto shall advance one-half of the amounts, if any, requested by the arbitrator and/or the sponsoring organization.


IN WITNESS WHEREOF, the parties executed this Agreement as of the effective date indicated above.


Consultant:                              /s/ Chris M. Hymel
                                        -------------------------------------
                                         Chris M. Hymel


For Signal Advance, Inc. (Company):      /s/ Malcolm Skolnick
                                        -------------------------------------
                                         Malcolm Skolnick, Corporate Secretary

EXHIBIT 10.4 - Intellectual Property Assignment

		  INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT
				BY AND BETWEEN
			      MR. CHRIS M. HYMEL
				     AND
			     SIGNAL ADVANCE, INC.

This INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT, dated as of February 15, 2008, is entered into by and between CHRIS M. HYMEL ("Assignor" or "Inventor"), an individual, 3515 County Road 81, Iowa Colony, TX, 77583, and SIGNAL ADVANCE, INC., a company registered with the State of Texas ("Assignee"), 2520 County Road 81, Rosharon, TX 77583. Assignor or Inventor and Assignee are each sometimes referred to herein as a "Party" and collectively as the "Parties" to this Agreement.

WHEREAS, Assignor has the right to assign the "U.S. Patent Application" as defined below and Assignee desires to acquire an ownership interest in the U.S. Patent Application at issue, subject to, inter alia, license back;

WHEREAS, Assignor desires and agrees to irrevocably assign to Assignee all of its rights, title and interest, on a worldwide basis, of its U.S. patent application, as set forth herein, that otherwise have not been transferred and assigned to Assignee, as well as certain and related trademark rights as set forth herein;

WHEREAS, except for any ownership interest already held by Assignee, Assignor is the sole owner of all rights, title and interest, including, without limitation, all intellectual property rights, in and to such proprietary products, patents and trademarks; and, with respect to the trademarks, Assignee is a successor to a portion of the business of the Assignor to which these trademarks pertain;

WHEREAS, Assignor has agreed to assign to Assignee all of its rights, title and interest on a worldwide basis, all intellectual property rights of said U.S. Patent Application, to the full extent that Assignor has such rights and subject to and contingent upon Assignor having the right and necessary consents to assign such license; and

WHEREAS, to enable Assignor to continue its current use of certain proprietary products, Assignee is willing to grant to Assignor a license back to certain rights in such proprietary products as set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. DEFINITIONS
For the purposes of this Agreement, the following terms will have the meanings ascribed to them as follows:

1.1 "Intellectual Property" means the Proprietary Products, Proprietary Business Information, Proprietary Information, Third Party Products, Trademarks and Patents and/or Patent Applications.

1.2 "Patent" or "Patent Application'" means the U.S. patent application entitled "Utility and Method for the Application of Signal Advance Amplification to Analog Waveform Signal Detection, Acquisition and Processing" plus any and all subsequent Continuation-in-Part Application(s).

1.3 "Price" means milestone-based payments or equity value increase totaling $3.5M, as described under Section 2.7(b) and Section 2.7(c) (Royalty payments).

1.4 "Proprietary Business Information" means any confidential or proprietary information, know-how, or trade secret described or comprised in or relating to the general business operations of Assignee, excluding Proprietary Information, that exists as of the Effective Date or that is subsequently provided by Assignor to Assignee at its sole discretion, and that is not in the public domain or regularly disclosed by Assignor to third parties without confidentiality restrictions.

1.5 "Proprietary Information" means any confidential or proprietary information, know-how, or trade secret described or comprised in or relating to the Assigned Property that is not in the public domain or regularly disclosed by Assignee to third parties without confidentiality restrictions.

1.6 "Proprietary Products" means the products, such as including but without limitation, all user manuals, reference manuals and other documentation and materials relating thereto; and any derivative works, foreign language versions, fixes, upgrades, updates, enhancements, new versions or previous versions thereof.

1.7 "Trademarks" means the product marks and logos and all rights and goodwill associated therewith.

1.8 "Third Party Products" means a mutually agreed upon or to be mutually agreed upon subset of products selected by the Parties, including, without limitation, any software and firmware relating thereto; all user manuals, reference manuals and other documentation and materials relating thereto; and any derivative works, foreign language versions, fixes, upgrades, updates, enhancements, new versions or previous versions thereof provided by the third-party licensor of such products to Assignor.

2. ASSIGNMENT
Assignor hereby assigns, conveys, sells, grants and transfers and agrees to assign, convey, sell, grant and transfer to Assignee the following rights (collectively, the "Rights"):

2.1 Proprietary Products. Subject to the terms and conditions of this Assignment, Assignor hereby assigns, conveys, sells, grants and transfers and agrees to assign, convey, sell, grant and transfer to Assignee, its successors and assigns all of its rights, title and interest of every kind and character throughout the world in and to the U.S. Patent Application to the full extent of its ownership or interest therein; including, without limitation, all federal, state, foreign, statutory and common law and other rights in the U.S. patent application and related trademark. Upon Assignee's reasonable request, Assignor will promptly take such actions, including, without limitation, the prompt execution and delivery of documents in recordable form, as may be reasonably necessary to vest, secure, perfect, protect or enforce the rights and interests of Assignee in and to the Proprietary Products.

2.2 Proprietary Information. Subject to the terms and conditions of this Assignment, Assignor hereby assigns, conveys, sells, grants and transfers and agrees to assign, convey, sell, grant and transfer to Assignee, its successors and assigns all of its rights, title and interest of every kind and character throughout the world in and to the Proprietary Information to the full extent of its ownership or interest therein.

2.3 Third Party Products. Subject to the terms and conditions of this Assignment, and subject to and contingent upon Assignor obtaining any necessary and applicable third party consents, Assignor hereby assigns, conveys, sells, grants and transfers and agrees to assign, convey, sell, grant and transfer to Assignee, its successors and assigns all rights, title and interest of every kind and character throughout the world in and to the Third Party Products and any license agreements related thereto to the full extent of Assignor's rights or interest therein (if any). Upon Assignee's request, Assignor will promptly take such actions, including, without limitation, the prompt execution and delivery of documents in recordable form, as may be reasonably necessary to vest, secure, perfect, protect or enforce the rights and interests of Assignee in and to the Third Party Products and any license agreements related thereto.

2.4 Patents. Subject to the terms and conditions of this Agreement, Assignor hereby assigns, conveys, sells, grants and transfers and agrees to assign, convey, sell, grant and transfer to Assignee, its successors and assigns all of its rights, title and interest of every kind and character throughout the world, in and to the relevant Patent to the full extent of its ownership or interest therein of the Patent Application, entitled "Utility and Method for the Signal Advance Amplification to Analog Waveform Signal Detection,Acquisition and Processing," plus any and all Continuation-in-Part Application(s). More specifically and subject to Section 3, below, the scope of this assignment covers all electrophysiological applications of Signal Advance Amplification to Analog Waveform Signal Detection, Acquisition and Processing, but does not extend beyond the same.

Even applications that are not primarily electrophysiological in nature but incorporates electrophysiological applications are within the scope of this Assignment. Also, assignor hereby assigns, conveys, sells, grants and transfers and agrees to assign, convey, sell, grant and transfer to Assignee, its successors and assigns all rights to causes of action and remedies related thereto (including, without limitation, the right to sue for past,present or future infringement, misappropriation or violation of rights related to the foregoing); and any and all other rights and interests arising out of, in connection with or in relation to the Patent Application, and the Patent should it issue. Upon Assignee's request, Assignor will promptly take such actions, including, without limitation, the prompt execution and delivery of documents in recordable form, as may be reasonably necessary to vest, secure, perfect, protect or enforce the rights and interests of Assignee in and to the Patent Application, and the Patent should it issue.

2.5 Trademarks. Subject to the terms and conditions of this Agreement, Assignor hereby assigns, conveys, sells, grants and transfers and agrees to assign, convey, sell, grant and transfer to Assignee, its successors and assigns all of its rights, title and interest of every kind and character throughout the world, in and to the related Trademarks to the full extent of its ownership or interest therein; including, without limitation, all federal, state, foreign, statutory and common law and other rights; all domestic and foreign trademark applications and registrations therefor (and all extensions and renewals of such applications and registrations, and the right to apply for any of the foregoing); all goodwill associated therewith symbolized by the Trademarks and the portion of the business of the Assignor to which the Trademarks pertain; all rights to causes of action and remedies related thereto (including, without limitation, the right to sue for past, present or future infringement, misappropriation or violation of rights related to the foregoing); and any and all other rights and interests arising out of, in connection with or in relation to the Trademarks. Upon Assignee's request, Assignor will promptly take such other actions, including, without limitation, the prompt execution and delivery of documents in recordable form, as may be reasonably necessary to vest, secure, perfect, protect or enforce the rights and interests of Assignee in and to the Trademarks.

2.6 Further Assurances For Third Party Products. Assignor and Assignee will use their respective reasonable best efforts to obtain any consent, approval or amendment required to novate and/or assign the Third Party Products; provided, however, that, except for filing and other administrative charges, Assignee shall not be obligated to pay any consideration therefor to the third party from whom such consents, approvals and amendments are requested. In the event and to the extent that Assignee and Assignor are unable to obtain any such required consent, approval or amendment, or if any attempted assignment would be ineffective or would adversely affect the rights of Assignor with respect to any Third Party Product so that Assignee would not in fact receive all the rights with respect to such Third Party Product, Assignor and Assignee will cooperate (to the extent permitted by law or the terms of any applicable agreement) in a mutually agreeable arrangement under which Assignee would, to the extent possible and permissible under any applicable agreement, obtain the benefits and assume the obligations with respect to such Third Party Product, in accordance with this Agreement, including sub-contracting, sub-licensing, or sub-leasing to Assignee, or under which Assignor would enforce for the benefit of Assignee, with Assignee assuming Assignor's obligations, any and all rights of Assignor against a third party thereto. Assignor shall, without further consideration therefor, pay and remit to Assignee promptly all monies, rights and other considerations received in respect to Assignee's performance of such obligations and Assignee shall remit to Assignor (or pay directly) all amounts due with respect to such Third Party Products to such third parties. If and when any such consent shall be obtained or such Third Party Product shall otherwise become assignable or able to be novated, Assignor shall promptly assign and novate all of its rights and obligations thereunder to Assignee without payment of further consideration and Assignee shall, without the payment of any further consideration therefor, assume such rights and obligations and Assignor shall be relieved of any and all liability hereunder.

2.7 ASSIGNEE Responsibilities. In addition to its other obligations under this Agreement, ASSIGNEE shall have the following responsibilities:

(a) Development. ASSIGNEE will be responsible for funding and executing of all its activities required for any regulatory approval, development, implementation and commercialization of any Assigned Product or Service within the Assigned Field, including but not limited to, research, manufacturing, clinical trials, Regulatory Filings, governmental approvals (including, but not limited to, Regulatory Approvals), sales and marketing. In fulfilling its responsibilities, ASSIGNEE shall assume and incur all costs and expenses with the research and development activities which are necessary to obtain any Regulatory Approval for the Assigned Product or Service and shall diligently pursue and conduct such activities as may be reasonably and commercially necessary in order to obtain Regulatory Approval for the Assigned Product or Service. Except as otherwise provided herein, ASSIGNEE shall own and control all documents and information it generates in the course of the preceding activities and under this Agreement. When commercially prudent, ASSIGNEE will proceed with the Regulatory Approval and development of the Assigned Product or Service for all feasible applications of the technology.

Thereafter, ASSIGNEE shall use all reasonable effort to effect introduction of Assigned Products or Services which incorporate the Patent Pending or Patented Technology into the commercial market as soon as practicable, consistent with sound and reasonable business practices and judgment. Also, ASSIGNEE shall exert its best efforts to develop and market Assigned Products and Services, and shall further exert its best efforts to increase and extend the commercialization of Assigned Products in the United States and such other countries as ASSIGNEE shall in its sole discretion, deem of economic interest. ASSIGNEE shall commence advertising and marketing Assigned Products and Services not later than 24 months following the granting of the patent at issue.

(b) Payment/Milestone Schedule. ASSIGNEE agrees to pay to ASSIGNOR an amount of Three Million Five Hundred Thousand Dollars ($3.500,000) total. Partial payments amounts are contingent upon the following:

1) Upon execution of this assignment agreement...........................$0.50M

2) Upon conversion of the Provisional patent application to the
   Nonprovisional Patent Application.....................................$0.75M

3) Upon the receipt of the Notice of Allowance for the patent application entitled "Utility and Method for the Application of Signal Advance Amplification to Analog Waveform signal detection, Acquisition and
   Processing"...........................................................$1.00M

4) Upon the Issuance of the Patent entitled "Utility and Method for the Application of Signal Advance Amplification to Analog Waveform signal detection, Acquisition and Processing"................................$1.25M

The preceding payments would be superseded by an increase in ASSIGNOR's equity value equivalent to Three Million Five Hundred Thousand Dollars ($3,500,000) or greater in total, or an incremental increase by the date of each milestone in an amount equal to or greater than the amount indicated in the payment schedule based on the ASSIGNOR's equity value on the effective date of this assignment. The basis for this Equity value as of the effective date of this agreement is $4 million (e.g. 10 million shares at $0.40/share). No payments would be due on achieving these milestones if ASSIGNOR has already realized an equivalent increase or greater in the value of ASSIGNOR's equity in Signal Advance, Inc. on the date on which each milestone is achieved.

For example, if milestones 1 and 2 have already been achieved and paid in full in either cash or equity. The amounts due when milestones 3 and 4 are achieved will be reduced or eliminated, (but not increased), if the ASSIGNOR's equity value in the company increases relative to the basis defined previously due to a change in stock price. Thus, for the $1.00M payment due on achieving milestone 3, if the stock price is $0.40/share or lower then there is no increase in ASSIGNOR's equity value so a payment of $1.00M would be required. If the stock price is $0.50/share or higher then no payment to ASSIGNOR will be required because ASSIGNOR's equity increased by at least $1.00M. If the stock price is $0.46/share then the ASSIGNOR's equity will have increased by $600K so a payment of either cash of equity of the reminder, $400K, would be required.

(c) Royalties.

ASSIGNEE shall pay ASSIGNOR the following Royalties on the Net Sales/License Fees during the Royalty Period with respect to all Products or Licenses derived from INTELLECTUAL PROPERTY.

	Covered Net Sales During Calendar Year Royalty Rate

	$0 to $10 Million			 6%

	Incremental sales $10 to $25 Million	 8%

	Incremental sales above $25 Million	10%

For example, if Net Sales or License Fees during a calendar year of all Licensed Products are $35 million, the total Royalties to be paid would be $2.8 million (6% of the first $10 million equals $0.6 Million; plus 8% of the next $15 million equals $1.2 million; plus 10% of the next incremental $10 million equals $1.0.million). Royalty rates under this Sub-Section 2.7(c) will be based upon the cumulative volume of Net Sales and/or License Fees derived from INTELLECTUAL PROPERTY.

(d) Automatic Termination For Non-Payment. If payments are not made according to the payment schedule above (in cash or equivalent equity) or should the value of the ASSIGNOR's equity stake in Signal Advance, Inc. not increase by $3.5M over the same time period, notwithstanding an amount equal to or greater than the amount due on the date on which each milestone is achieved, notwithstanding anything to the contrary in this Agreement, this Assignment Agreement and the assignment granted to the ASSIGNEE shall forthwith terminate and be of no further force and effect and the assignment and all other rights granted Assignee hereunder shall terminate if, after the 60th day after each milestone above has been achieved, the respective payment has not been paid in full to ASSIGNOR and ASSIGNOR not have received total royalty payments accordingly.

(e) Indemnification. Assignee agrees that it will defend, indemnify and hold harmless Assignor, its employees, officers, and agents and each of them (the "Indemnified Parties") from and against any and all claims and causes of action of any nature made or lawsuits or other proceedings filed or otherwise instituted against the Indemnified parties relating directly or indirectly to or arising out of the resign, manufacture and the sale of License Products by Assignee or its Affiliates or any of their assignees even though such claims, causes of action, lawsuits or other Proceedings result in whole or in part from the negligence of any or all of the Indemnified Parties.

Assignee will assume responsibility of all costs and expenses related to such claims and lawsuits for which it shall indemnify the Indemnified Parties, including, but not limited to, the payment of all attorneys' fees and costs of litigation or other defense.

(f) Third-party infringement. Assignor expressly agrees to assume full responsibility for taking all action with respect to filing and obtaining patents and other suitable forms of protection in the United States. Assignor also has the primary option to file and obtain patents and other suitable forms of protection in any foreign country in which Assignor desires to perfect such right, at ASSIGNOR's sole expense from and after the Agreement Date. If Assignor does not exercise the above option, then Assignee has the right to file and obtain patents and other suitable forms of protection in any foreign country at its sole expense. Further, if Assignee has exercised its right with respect to foreign patents, then Assignor shall cooperate fully with Assignee in the preparation, filing and prosecution of all foreign patent applications filed pursuant to this paragraph, which cooperation shall include, but not be limited to, execution by Assignor and its faculty and other employees of any and all such papers and instruments as are necessary or helpful to Assignee in preparing, filing and prosecuting all foreign patent applications.

If any Assigned Patent is infringed by a third party, the Party to this Agreement first having knowledge of such infringement shall promptly notify the other in writing, which notice shall set forth the facts of such infringement in reasonable detail. Assignor shall have the primary right, but not the obligation, to institute, prosecute, and control any action or proceeding with respect to such infringement, through counsel of its own choice, and Assignee shall have the right, at its own expense, to be represented in such action by counsel of its own choice. If Assignor shall fail to bring such action or proceeding within a period of one hundred twenty (120) days after receiving written notice from Assignee or otherwise having knowledge of such infringement, Assignee shall have the right to bring and control any such action by counsel of its own choice, and Assignor shall have the right, at its own expense, to be represented in any such action or proceeding. In any event, the second Party agrees to be joined as a party plaintiff and to give the first Party reasonable assistance and authority to file and to prosecute such suit. The costs and expenses of all suits brought by Assignor under this section shall be reimbursed to both parties out of any damages or other monetary awards recovered therein in favor of Assignor and/or Assignee. Any remaining damages awarded shall then be provided fifty percent (50%) to the Assignor and fifty percent (50%) to Assignee. All costs and expenses associated with any action brought by Assignee under this section shall be the responsibility of Assignee alone, and, in such an event, all damages or other monetary awards shall belong to Assignee alone. No settlement or consent judgment or other voluntary final disposition of a suit under this Section may be entered into without the joint consent of Assignor and Assignee (which consent shall not be withheld unreasonably).

Each Party shall promptly inform the other of any suspected infringement of any Assigned Patent Rights or misuse, misappropriation, theft or breach of confidence of other Proprietary Rights in the Technology by a third party, and with respect to such activities as are suspected, Assignor and Assignee each shall have the right to institute an action for infringement, misuse, misappropriation, theft or breach of confidence of the Proprietary Rights against such third party in accordance with the following:

(i) If Assignor and Assignee agree to institute suit jointly, the suit shall be brought in both their names, the out-of-pocket costs thereof shall be borne equally, and recoveries, if any, whether by judgment, award, decree or settlement, shall be shared equally. Assignee shall exercise control over such action, provided, however, that Assignee may if it so desires, be represented by counsel of its own selection, the fees for which counsel shall be paid by Assignee.

(ii) In the absence of an agreement to institute a suit jointly, Assignor may institute suit, and, at its option, join Assignee as a plaintiff. Assignor shall bear the entire cost of such litigation and shall be entitled to retain the entire amount of any recovery by way of judgment, award, decree or settlement.

(iii) In the absence of an agreement to institute a suit jointly and if Assignor determines not to institute a suit as provided in (b) above, Assignee may institute a suit and, at its option, join Assignor as a plaintiff. Assignor shall bear the entire cost of such litigation and shall be entitled to retain the entire amount of any recovery by way of judgment, award, decree or settlement.

(iv) Should either Assignor or Assignee commence a suit under the provisions of this Article and thereafter elect to abandon the same, it shall give timely notice to the other Party who may, if it so desires, continue prosecution of such suit. If the other Party desires to continue prosecution it shall bear the entire cost of continuation of such suit and shall be entitled to retain the entire amount of any recovery by way of judgment, award, decree or settlement in such suit.

Neither ASSIGNOR or ASSIGNEE shall settle any actions covered by this Article without first obtaining the consent of the other party, which consent will not be unreasonably withheld. The Assignor shall not be liable for any losses incurred as the result of an action for infringement brought against the Assignee as the result of Assignee's exercise of any right granted under this Agreement. The decision to defend or not defend shall be in Assignee's sole discretion.

(g) Abandonment. If as to a Assigned Product or Service, ASSIGNEE either (i) fails to commence the development of a Assigned Product or Service, as provided above, or (ii) does not fully develop and commercialize any other Assigned Product or Service hereunder as to which development has commenced or which is scheduled to commence, then as to such Assigned Product or Service, the license herein granted shall cease, and all data, reports, and information developed by ASSIGNEE with respect to such Assigned Product or Service shall be provided to ASSIGNOR so that it or its subASSIGNEE or sublicense may file for or continue to obtain Regulatory Approval, and ASSIGNEE shall assign to ASSIGNOR all rights of ASSIGNEE in and to any Regulatory Approval applications made with respect to such Assigned Product or Service.

(h) i) If ASSIGNEE shall become bankrupt or insolvent, or shall file a petition in bankruptcy, or if the business of ASSIGNEE shall be placed in the hands of a receiver, assignee or trustee for the benefit of creditors, whether by the voluntary act of ASSIGNEE or otherwise, this Agreement shall automatically terminate, inasmuch as permitted under applicable and prevailing law.

ii) Notwithstanding any other provision of this Agreement, should ASSIGNSEE fail in its payment to ASSIGNOR of money due in accordance with the terms of this Agreement, ASSIGNOR shall have the right to serve notice upon ASSIGNEE by certified mail of its intention to terminate this Agreement within thirty (30) days after receipt of said notice of termination unless ASSIGNEE shall pay to ASSIGNOR, within the thirty (30) day period, all such money due and payable. Upon the expiration of the thirty (30) day period, if ASSIGNEE shall not have paid all such money due and payable, the rights, privileges and license granted hereunder may be immediately terminated by ASSIGNOR. If the parties dispute the amount or existence of any underpayment, either party may invoke the provisions of Article 8 within the thirty (30) day period.

iii) Upon any material breach or default of this Agreement by ASSIGNEE, other than those occurrences set out in paragraphs 3.4, 7.1 and 7.2 hereinabove, which shall always take precedence over any material breach or default referred to in this paragraph 7.3, ASSIGNOR shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder by ninety
(90) days' notice by certified mail to ASSIGNEE. Such termination shall become effective unless ASSIGNEE shall have cured any such breach or default prior to the expiration of the ninety (90) day period from receipt of ASSIGNOR'S notice of termination. If such breach or default cannot be cured within said ninety
(90) day period, the terminated party may invoke the provisions of Article 8, if it disputes such termination.

iv) Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination. ASSIGNEE and/or any sub-ASSIGNEE thereof may, however, after the effective date of such termination, sell all Licensed Products, complete Licensed Products in the process of manufacture at the time of such termination and sell the same, and complete all existing contracts to provide Licensed Products and Licensed Services provided that ASSIGNEE shall pay to ASSIGNOR the royalties thereon as required by Article 4 of this Agreement and shall submit the reports required by Article 5 hereof.

v) Unless earlier terminated as herein provided, this Agreement shall expire simultaneously with the last to expire of the Patent Rights.

3. LICENSE

3.1 Subject to the terms and conditions of this Agreement, Assignor hereby grants and agrees to grant to Assignee a worldwide, royalty-free, fully paid up, perpetual, irrevocable, nonexclusive, transferable right and license (with the right to sublicense) to copy and use Proprietary Business Information for the purposes of conducting Assignee's business; provided, however, Assignee takes such steps as are reasonably necessary to protect Assignor's rights in the Proprietary Business Information, including by providing the same protection that Assignor affords to Proprietary Business Information and by treating Proprietary Business Information as confidential information, if appropriate.

3.2 Subject to the terms and conditions of this Agreement, Assignee hereby grants and agrees to grant to Assignor a worldwide, royalty-free, fully paid up, perpetual, irrevocable, non-exclusive license to make, use, sell or offer to sell the ASSIGNOR's Proprietary Information and related intellectual property in areas of research & development, marketing and sales i) beyond any electro-physiological applications relative to Signal Advance Amplification to Analog Waveform Signal Detection, Acquisition and Processing, and ii) any electro-physiological applications relative to Signal Advance Amplification to Analog Waveform Signal Detection, Acquisition and Processing, in which Assignee is not actively pursuing, have sought patent protection or not actively marketing. Furthermore, in addition to and without limiting the foregoing, the ASSIGNOR shall have the royalty-free right to use in its business, and to use, make and sell Product, processes, and/or services derived from any Inventions, as well as to assign and/or license such rights to others without any or further compensation to ASSIGNEE.

4. PAYMENT

As payment for the assignment of Rights and the assignment granted in this Agreement, Assignee will pay to Assignor the Price, per the terms of this assignment agreement for intellectual property described in the patent application entitled "Utility and Method for the Application of Signal Advance Amplification to Analog Waveform Signal Detection, Acquisition and Processing" the receipt and full satisfaction of which is hereby acknowledged by the Parties.

5. REPRESENTATIONS AND WARRANTIES

UNLESS EXPLICITLY STATED OTHERWISE IN THIS AGREEMENT, THE ASSIGNED PROPERTY AND PROPRIETARY BUSINESS INFORMATION ARE PROVIDED "AS IS" AND THE PARTIES HEREBY DISCLAIM ALL WARRANTIES OF ANY KIND WITH RESPECT TO ANY OF THE ASSIGNED PROPERTY OR PROPRIETARY BUSINES INFORMATION, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

6. LIMITATION OF LIABILITY

IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL, INDIRECT, EXEMPLARY OR PUNITIVE DAMAGES, OR DAMAGES FOR ANY LOSS OF PROFITS, REVENUE OR BUSINESS, EVEN IF SUCH PARTY IS NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. The Parties acknowledge that the limitation of liability in this Agreement and the allocation of risk that it implements is an essential element of the bargain agreed to by the Parties, without which the Parties would not have entered into this Agreement.

7. GENERAL

7.1 This Agreement, and all disputes, claims or controversies arising under or relating to this Agreement or the breach, termination or validity hereof, or any transaction contemplated hereby shall be governed by and settled in accordance with the laws of the State of Texas.

7.2 If either Party commences any action or proceeding against the other Party to enforce this Agreement or any of such Party's rights hereunder, the prevailing Party will be entitled to its reasonable expenses related to such action or proceeding, including reasonable attorneys' and expert fees.

7.3 No delay, failure or waiver by either Party to exercise any right or remedy under this Agreement, and no partial or single exercise, will operate to limit, preclude, cancel, waive or otherwise affect such right or remedy, nor will any single or partial exercise limit, preclude, impair or waive any further exercise of such right or remedy or the exercise of any other right or remedy.

7.4 If any provision of this Agreement is determined to be invalid or unenforceable, the validity or enforceability of the other provisions or of this Agreement as a whole will not be affected; and, in such event, such provision will be changed and interpreted so as best to accomplish the objectives of such provision within the limits of applicable law or applicable court decision.

7.5 Except as provided above, this Agreement serves to document formally the entire understanding between the Parties relating to the subject matter hereof, and supersedes and replaces any prior or contemporaneous agreements, negotiations or understandings (whether oral or written), relating generally to the same subject matter.

7.6 No amendment or modification of any provision of this Agreement will be effective unless in writing and signed by a duly authorized signatory of the Party against which enforcement of the amendment or modification is sought.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.


CHRIS M. HYMEL 				SIGNAL ADVANCE, INC.
3515 County Road 81 			2520 County Road 81
Iowa Colony, TX, 77583 			Rosharon, TX 77583

By Signature:  /s/ Chris M. Hymel       By Signature:  /s/ Herbert Joe
              ____________________                    ____________________

Name (Print):	Chris M. Hymel		Name (Print):	Herbert Joe
Title:	 	SELF 			Title:		Secretary

EXHIBIT 14.1 - Code of Ethics and Business Conduct

Dear Fellow Employees, Officers and Directors:

We have prepared this Code of Business Conduct ("Code") to help you understand our standards of ethical business practice. This Code applies to all of our employees, officers and directors.

The principles set forth in this Code describe how we should behave. We will conduct our worldwide operations consistent with the highest business, legal and ethical standards.

Compliance with these principles is vital to maintain our reputation as a global prestige fragrance and beauty products company. Personal responsibility is at the core of our principles and culture. In every business decision we make, we must follow the ethics and compliance principles included in this Code. It is also our responsibility to report anything we observe or know about that might violate this Code.

No code could ever anticipate every ethical decision we may face in business. Whenever you are in doubt about any matter that may have ethical implications, you should seek guidance within your individual business unit. This Code identifies the channels and procedures that we have established to help answer your questions.

Violation of this Code is a serious matter and could subject you to disciplinary action, civil liability or even criminal prosecution. Each of us must understand and accept our personal responsibility in conducting business ethically. Please read this Code carefully. When you are done, please sign the acknowledgment confirming your understanding and responsibility in adhering to the Code.


/s/ Chris M. Hymel
------------------------------
Chris M. Hymel
President and Chief Executive Officer
Signal Advance, Inc.

CODE OF BUSINESS CONDUCT

OVERVIEW AND PURPOSE

At Signal Advance, Inc. we are committed to conducting our business while adhering to the highest ethical standards, in full compliance with all applicable laws and regulations and with the utmost integrity and honesty. That is why we have an ethics and compliance program and why we are publishing this Code. The Code is specifically designed to be part of an effective program to prevent and detect violations of law. Before you review specific principles, you should have a Corporate sense of the following basic principles:

We will provide high-quality products and services;

We will be a good corporate citizen. We will obey the laws and conform to locally accepted standards of good corporate citizenship in each country in which we do business; and

We will promote and sustain a work environment that fosters mutual respect, openness and individual integrity.

This Code applies to all employees, officers and directors of Signal Advance, Inc. referred to as "you" or "your" throughout this Code.

Signal Advance, Inc. is referred to throughout this Code as "SAI", "we," "us," and "our." Where the actions of our consultants, agents or representatives are attributable to us, we must insist that they conduct themselves in accordance with this Code help us comply with applicable laws and uphold the integrity of our organization.

If you have questions about the policies contained in this Code, please direct them to your supervisor or, if you prefer, communicate with your Human Resources contact or our Legal Department.

BUSINESS COURTESIES

A business courtesy is a gift (whether in money, services, perks, entertainment, or other in-kind items) provided to a business associate. In certain situations, the exchange of limited, non-cash business courtesies may be appropriate. We do not seek, however, to improperly influence the decisions of our customers or suppliers by offering business courtesies, just as we require that your decisions not be affected by having received a business courtesy.

You should not solicit a business courtesy from a business associate that is inconsistent with common business practices and interferes with your judgment and in our best interest.

Common sense and good judgment must be exercised when accepting business-related meals or anything of value to avoid any perception of impropriety or conflict of interest.

Under no circumstances should you accept cash gifts from, or give any cash gifts to, any business associate.

COMPUTER SOFTWARE AND E-MAIL

- Computer Software

Copyrights protect most computer programs in countries in which we operate. Our policy is to respect such copyrights and to strictly adhere to all relevant laws and regulations regarding the use and copying of computer software. Therefore, do not make copies of any part of a third-party computer program unless the copy is an authorized back-up copy or the computer software license specifically permits the copy to be made. If you are uncertain about this, you must consult with our Information Technology Department. If you are engaged in writing computer programs, do not copy or refer to any lines of code written by a third party without the advice of our Legal Department or the written consent of the third party.

- E-mail and Internet

E-mail systems are not entirely secure and may be susceptible to interception. Unlike a spoken conversation, e-mail creates a permanent record. Any e-mail you send may be printed by the recipient and forwarded by the recipient to others, and is probably retained for a substantial period of time. Therefore, you should exercise the same care, caution and etiquette in sending an e-mail message as you would with any other written business communications. Make sure your e-mail is professional and appropriate to the circumstances.

Specifically, we will not tolerate illegal, abusive, obscene, offensive or profane e-mail. In addition, because the e-mail system is a resource we own, we may, in certain circumstances, have a need to examine and, therefore, reserve the right to read all e-mail communications and take appropriate disciplinary action if we deem such communication to violate our policies.

The Internet connection is provided primarily for business use. Do not download any data that you are not authorized to receive or that is unprofessional, inflammatory or inappropriate for business use. You should not abuse access to the Internet for personal purposes and should not access the Internet for illegal or inappropriate purposes. We may conduct a review of all your Internet activity, and evidence of abuse of the Internet facilities we provide you may result in termination of the Internet connection and disciplinary action up to and including termination. Please refer to the Communication and Information Systems Appropriate Use Policy for Signal Advance Personnel for further information.

CONFIDENTIAL INFORMATION

Our confidential information, including trade secrets, are important corporate assets. All employees, agents, consultants and representatives must be careful not to disclose confidential information to unauthorized persons, either within or outside our business, and must exercise care to protect the confidentiality of such information received from another party.

Confidential information refers to information, that is not already in the public domain, that a person would normally expect to be non-public or that might affect our competitive position. It includes information sometimes referred to as trade secrets.

Some examples of confidential information are:

   Information about current or planned products, including marketing plans, trademarks and patents, research and development projects and testing procedures and results;

   Procurement plans, vendor or customer lists, inventory information or purchase or sales prices, terms and conditions;

   Cost, pricing, marketing or service strategies;

   Financial information or customer sales data;

   Non-public employee compensation information; and

   Information related to restructurings, consolidations, divestitures, mergers and acquisitions.

- Specific Guidelines

Be careful about where you discuss our business matters. It is inappropriate to discuss confidential matters in the presence or within hearing range of unauthorized persons including family. Use care, as even family and friends may inadvertently convey such confidential information to others.

In instances where it is appropriate for business reasons to disclose our confidential information to third parties, our Legal Department must be contacted before the disclosure for preparation of an appropriate confidentiality agreement that includes the necessary safeguards.

You may not disclose or use any confidential information obtained during your employment with us or any other relationship with us for personal profit or to your personal advantage including providing this information to competitors or future employers.

Obtaining confidential information from a third party without adequate legal safeguards is improper and may expose us to legal risks. Accordingly, you may not accept such information without the advice of our Legal Department and until an agreement in writing has been reached with the offeror. After such information is obtained, its confidentiality must be protected as provided in the agreement.

CONFLICTS OF INTEREST

A conflict of interest occurs when your personal interests interfere with your ability to exercise your judgment objectively, or to do your job for us in a way that is in our best interests. You must avoid actual or potential conflicts of interest. If you are considering undertaking any activity that may create a conflict of interest, you must seek approval of the activity in advance from management by making a request through our Corporate Counsel.

Some Examples of Potential Conflicts

   Having a direct financial interest in a supplier, competitor, or customer;

   Having a personal interest in a transaction in which it is known that we are, or may be, interested;

   Taking advantage of a corporate opportunity for personal profit;

   Receiving fees, commission, or other compensation from a supplier, competitor, or one of our customers; and

   Contracting with a supplier managed by one of our employees or a close friend or family member of an employee.

CONSULTANTS

The hiring of any consultant must be approved in advance by a Vice President within your department and the Human Resources Department and controlled to protect our confidential information. No consultant may be retained to perform work for us without a formal written agreement prepared or approved by our Legal Department.

Unless specifically approved by our Legal Department, all payments for services or products must be paid in the name of the consultant, agent or representative named as a party to the agreement, paid in the location where the services are performed and paid in local currency. All consultants must be informed about and agree to follow this Code with respect to activities that affect our businesses or interests.

DRUG AND ALCOHOL POLICY AND EMPLOYEE ASSISTANCE

For the safety of our employees, you and others, we expect that you will work unimpaired by drugs or alcohol.

- Specific Guidelines

You may not distribute, possess or use illegal or unauthorized drugs or alcohol on our property, on our time, in connection with our business or in a manner that may affect performance of your responsibilities while working on our business.

If your behavior, judgment or performance is impaired by drugs or alcohol, you will be prohibited from engaging in our business and will be disciplined up to and including termination.

EMPLOYMENT AND MEDICAL RECORDS

Employment records of our employees can only be disclosed to our employees having a substantial and legitimate need to know the information in an employee's file or in response to appropriate legal process. Our employees with access to these files must take reasonable steps to keep them confidential.

Our employees' medical records are confidential and private. These medical records will not be released to any person unless approved by the Legal Department and required by law or based upon a written release from the affected employee.

ENVIRONMENT, SAFETY AND HEALTH

We are committed to protecting human health and the environment. We will promote and protect the health and safety of our employees, the environment and the communities around the world in which we operate. Therefore, we will strictly adhere to all applicable laws and regulations relating to environmental protection and workplace health and safety.

Many environmental, safety and health laws and regulations are complex. If your work involves these fields, it is your responsibility to familiarize yourself with the requirements of relevant laws and regulations, including record keeping. If you have any questions concerning laws and regulations relating to environmental protection and workplace health and safety, contact our Human Resources or Legal Departments.

EQUAL OPPORTUNITY

It is our policy to ensure equal employment and advancement opportunity for all qualified individuals without distinction or discrimination because of age, color, national origin, race, religion, sex, ancestry, physical or mental disability, veteran status or any other category protected by federal, state or local law.

This policy applies to all employees and applicants for employment and to all aspects of the employment relationship, including recruitment, hiring, compensation, benefits, training, transfer, and advancement. Equal employment opportunity principles must be communicated periodically to all employees and reaffirmed each year. Our businesses not subject to U.S. law shall apply the intent and provisions of this policy consistent with national or local laws in other countries.

FRAUDS AND THEFTS

You have a responsibility to protect our assets from misuse or misappropriation. Our assets include tangible assets, such as products, equipment and facilities, as well as intangible assets, such as corporate opportunities, tradenames, patents, copyrights and other intellectual property, trade secrets and business information (including any nonpublic information learned as one of our employees, officers or directors).

Our assets may only be used for business purposes and other purposes approved by management. You may not take, make use of, or knowingly misappropriate our assets, for personal use, for use by another, or for any improper or illegal purposes. You are not permitted to remove, dispose of, or destroy anything of value belonging to us without our consent, including both physical items and electronic information.

GOVERNMENT INVESTIGATIONS

It is our policy to fully cooperate with any appropriate government investigation. If you or someone you supervise learns about a possible government investigation or inquiry, inform our Legal Department immediately.

- Specific Guidelines

Never destroy any of our documents in anticipation of a request for those documents from our investigators, any government agency or a court. Documents include electronic media such as disks, computer-stored information and e-mail transmissions.

Never alter any historical document or record, written or electronic.

Never make any untrue or misleading statement to any government investigator.

Never try to influence any of our other employees or any other person to provide untruthful information to any of our investigators or government investigator, or to provide any incomplete, false or misleading information.

If any government inquiry arises through a written subpoena or a written request for information you must submit the subpoena or written request to our Corporate Counsel immediately. You are not authorized to take any actions or make any promises on our behalf.

If you are approached outside the workplace by a government investigator, you have the right, if you wish, to consult with our Legal Department (or, if you prefer, your own private legal counsel) before speaking with the investigator.

BUSINESS DEALINGS

Many of the countries in which we may do business may have significantly different laws than those of the U.S. We must know and comply with the letter and spirit of the laws of all countries where we do business. We will also be sensitive to the cultures and customs of the countries where we may operate and respect these communities and their environment.

PUBLIC STATEMENTS

You must refrain from making public statements about us unless you are specifically authorized to do so. If you are contacted by the media about a matter affecting us, you should refer the media contact to a appropriate corporate officer.

SECURITIES

You may have the opportunity to learn or gain access to information about us or companies with whom we do business that is unavailable to the public. Such information may be "insider information" within the meaning of U.S. federal securities law.

Any person in possession of material, non-public information is prohibited from using that information when they make personal investment decisions or investment decisions for others regarding our stock or the stock of companies with whom we do business. In addition, you may not inform persons outside the company of such information. This includes communications with family and friends. If you have any questions regarding compliance with these laws and principles, please contact our Legal Department immediately or refer to our Policy on Confidentiality and Transactions in Securities by Directors, Officers and Employees.

SEXUAL HARASSMENT

We will not tolerate sexual harassment, which involves the solicitation of sexual favors or the initiation of any unwelcome sexual advance by one employee toward another. It may also involve other sexually related physical or verbal conduct. The creation of a work environment that is hostile, intimidating or offensive to an individual or group because of gender may also constitute sexual harassment.

Men and women throughout our company should treat one another with courtesy, dignity and respect, regardless of gender. All employees should recognize that there has been rapid social change as to appropriate conduct in the workplace, and workplace behavior should always reflect our principles of courtesy, dignity and respect.

You must be alert to the possible presence of sexual harassment in the workplace.

Appropriate steps must be taken to prevent or stop sexual harassment. Complaints about sexual harassment should be made immediately to Corporate Counsel. Any complaints will be promptly, fairly and thoroughly investigated. There will be no retaliation for reporting sexual harassment in good faith or participating in an investigation of a complaint.

WORKPLACE VIOLENCE

Workplace violence, including threats, threatening behavior, harassment, intimidation, assaults and similar conduct, will not be tolerated. Any threats or concerns about your safety or the safety of others should be immediately reported to your manager or to the Corporate Counsel. Firearms are not permitted at any of our facilities without prior written approval from our Human Resources and Legal Departments.

ACCOUNTING PRACTICES AND RECORDS RETENTION

Our policy is to fully and fairly disclose our financial condition in compliance with applicable accounting principles, laws, rules and regulations and to make full, fair, accurate timely and understandable disclosure in our periodic reports filed with the Securities and Exchange Commission and in other communications to securities analysts, rating agencies and investors. Our accounting records are relied upon to produce these reports. Our financial statements and the books and records on which they are based must accurately reflect all corporate transactions and conform to all legal and accounting requirements and our system of internal controls.

All appropriate employees and officers and, in particular, the corporate officers and other personnel involved in the preparation of our Financial Statements or filings with the U.S. Securities and Exchange Commission ("SEC") have a responsibility to ensure the accuracy and completeness in any material respect of any disclosures that have been made, or are to be made, directly or indirectly by us in any public SEC filing or submission or any other formal or informal public communication, whether oral or written (including but not limited to a press release). We do not permit intentional misclassification of transactions as to accounts, departments or accounting periods and, in particular:

   All accounting records, as well as reports produced from those records, are to be kept and presented in accordance with the laws of each applicable jurisdiction;

   All accounting records must fairly and accurately reflect the transactions or occurrences to which they relate;

   All accounting records are to fairly and accurately reflect in reasonable detail our assets, liabilities, revenues and expenses;

   No accounting records are to contain any intentionally false or misleading entries;

   All transactions are to be supported by accurate documentation in reasonable detail and recorded in the proper account and in the proper accounting period;

   All accounting records are to comply with Corporately accepted accounting principles to the extent possible; and

   Our system of internal accounting controls is required to be followed at all times.

Any effort to mislead or coerce our independent auditors or a member of our accounting department relating to audit, accounting or financial disclosure has serious legal consequences for us and the perpetrator, including possible criminal sanctions, and is strictly prohibited.

Compliance with our records retention procedure is mandatory. Prior to the destruction of corporate records, all employees should consult with their supervisor to ensure compliance with our records retention policy.
Documents relevant to any pending, threatened, or anticipated litigation, investigation, or audit may not be destroyed for any reason. If you suspect that any of our records are being improperly altered or destroyed you should report the circumstances to your supervisor or our Legal Department.

REPORTING PROCEDURES

- Corporate

You are responsible for promptly reporting to management any circumstances that you believe in good faith may constitute a violation of this Code, or any of our other policies, or applicable law, regulations and rules. Your supervisor is normally the first person to contact if you have suspicions or questions about anything in this Code. Under some circumstances, it may be impractical or you may feel uncomfortable raising a matter with your supervisor. In those instances, you are encouraged to contact Corporate Counsel.

If you have any concerns or complaints regarding accounting, internal accounting controls and auditing matters, including complaints regarding attempted or actual circumvention of internal accounting controls, complaints regarding violations of our accounting policies and the Company's Business Conduct Code, including failures to report potential violations of such code by others or complaints regarding fraudulent conduct by any of our employees ("Accounting and Fraud Complaints"), you should submit a complaint according to the following procedures. The following Accounting and Fraud Complaint Procedures have been established by the Board of Directors to receive, retain, investigate and act on Accounting and Fraud Complaints of employees, shareholders and others.

- Accounting and Fraud Complaint Procedures

The Corporate Counsel has been authorized by the Board of Directors to receive and investigate Accounting and Fraud Complaints. In this capacity, the Corporate Counsel provides counsel to, and acts under the authority of, the Board of Directors.

Accounting and Fraud Complaints may be made to the Corporate Counsel as follows:

   in writing to the attention of:  Corporate Counsel
                                    c/o Signal Advance, Inc.
                                    2520 CR 81
                                    Rosharon, TX  77583

   via email to:                    legal@signaladvance.com;

Accounting and Fraud Complaints may also be made directly to the Chairman of the Audit Committee in writing and marked CONFIDENTIAL AND URGENT MATTER as follows:

   To the attention of:             Chairman of the Board of Directors
                                    Signal Advance, Inc.
                                    2520 CR 81
                                    Rosharon, TX  77583

The Chairman of the Board of Directors may, in his discretion, return the Accounting and Fraud Complaint to Corporate Counsel for investigation in accordance with these procedures, or retain the matter for investigation.

In the event an Accounting and Fraud Complaint involves or implicates the Corporate Counsel, the Corporate Counsel will promptly recuse himself or herself from the investigation and inform the Board of Directors in writing. The Board of Directors will thereafter promptly appoint an impartial party or parties investigate the Accounting and Fraud Complaint. In addition, at any time the Board of Directors may, in its discretion, determine that it, and not Corporate Counsel, should initiate and/or assume the investigation of any Accounting and Fraud Complaint.

Corporate Counsel will promptly investigate the Accounting and Fraud Complaint and report the results of the investigation, in writing, to the Board of Directors (an "investigation report"). Such report will describe the Accounting and Fraud Complaint, the steps taken in the investigation, any factual findings, and the recommendations for corrective action, if any. The Corporate Counsel will be free in his or her discretion to engage outside auditors, counsel or other experts to assist in the investigation and in the analysis of results. The Corporate Counsel may delegate investigatory responsibility to one or more persons, including persons who are not employees of the Company. All investigations will be conducted in a confidential manner, so that information will be disclosed only as needed to facilitate review of the investigation materials or otherwise as required by law.

The Board of Directors will review any investigation reports and will have the authority to direct that the appropriate corrective action be taken by us in response to any Accounting and Fraud Complaint. The Board of Directors will be free in its discretion to engage outside auditors, counsel or other experts to assist in the evaluation of any results of any investigation into an Accounting and Fraud Complaint, and we will pay all fees of such auditors, counsel and experts. You are expected to cooperate in the investigation of reported violations.

The Board of Directors, Corporate Counsel and our management will not retaliate or attempt to retaliate, and we will not tolerate any retaliation or attempted retaliation by any other person or group, directly or indirectly, against anyone who, in good faith, makes an Accounting and Fraud Complaint or provides assistance to the Audit Committee, the Corporate Counsel or management or any other person or group, including any governmental, regulatory or law enforcement body, investigating or otherwise helping to resolve an Accounting and Fraud Complaint.

You are expressly authorized to make Accounting and Fraud Complaints using the procedures described in this Code on a confidential or anonymous basis. All Accounting and Fraud Complaints received from employees will be treated confidentially, to the extent reasonable and practicable under the circumstances.

RECORDS: ATTORNEY-CLIENT PRIVILEGE

The Corporate Counsel will retain on a strictly confidential basis for a period of seven years (or otherwise as required under our record retention policies in effect from time to time) all records relating to any Accounting and Fraud Complaint and to the investigation and resolution thereof. All such records are our confidential information and are protected by attorney-client privilege and/or the attorney work product doctrine.

VIOLATIONS

In the event of a violation of this Code, we will determine the appropriate actions to be taken after considering all relevant facts and circumstances. Such actions will be reasonably designed to: (1) deter future violations of this Code or other wrongdoing; and (2) promote accountability for adherence to the policies of this Code. Some of the possible consequences of non-compliance include:

   Termination or suspension of employment;

   Loss of incentive pay and annual increases;
   Other forms of disciplinary action, as determined by us; and

   Prosecution, fines, imprisonment, and other penalties for improper conduct.

In determining the appropriate action in a particular case, we may consider, as appropriate, the following matters:

   The nature and severity of the violation;

   Whether the violation was a single occurrence or a repeated occurrence;

   Whether the violation appears to have been intentional or inadvertent;

   Whether the individual(s) involved had been advised prior to the violation as to the proper course of action; and

   Whether or not the individual in question had committed other violations in the past.


CODE OF ETHICS

OVERVIEW AND PURPOSE

This Code of Ethics is applicable to the Board of Directors (the "Board") and Officers of Signal Advance, Inc. (the "Company") identified below.

The Company has also adopted a Code of Business Conduct (the "Business Conduct Code") that applies to all employees of the Company. The Board of Directors and Officers of the Company that are subject to this Code of Ethics are also subject to the Business Conduct Code. The provisions of this Code of Ethics shall take precedence over and supersede any provisions to the contrary contained in the Business Conduct Code. In adopting both this Code of Ethics and the Business Conduct Code, the Company has recognized the vital importance to the Company of conducting its business subject to the highest ethical standards and in full compliance with all applicable laws and, even where not required by law, with the utmost integrity and honesty.

PERSONS COVERED BY THIS CODE OF ETHICS

This Code of Ethics is applicable to each director and officer of the Company having any or all of the following responsibilities and/or authority, regardless of formal title: the CEO, President, CFO, Corporate Counsel, Vice President, Secretary, Treasurer or any assistants responsible for business and/or finance matters, each, a "Covered Person"). Throughout this Code of Ethics Covered Person is also referred to as "you" or "your."

CORPORATE PRINCIPLES

In all of your dealings on behalf of, or with, the Company, you must:

   Engage in and promote honest and ethical conduct, including by avoiding actual or potential conflicts of interest between personal and business or professional relationships;

   Act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing your independent judgment to be subordinated to the judgment of others;

   Produce full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the
   U. S. Securities and Exchange Commission (the "SEC"), and in other public communications;

   Comply with all applicable governmental laws, rules and regulations (including, but not limited to, those relating to disclosure of the business activities and/or performance of the Company);

   Promptly report violations of this Code of Ethics, or of the Business Conduct Code, by a Covered Person, to the appropriate persons;

   Protect the confidentiality of non-public information about the Company and its customers, suppliers or other third parties, and prevent the unauthorized disclosure of such information unless required by law;

   Ensure the responsible use of, and control over, all Company assets and resources entrusted to your care; and

   Assume accountability for compliance with, and the interpretation and enforcement of, this Code of Ethics. Implementing Policies and Procedures

In furtherance of the Corporate principles stated above, you must adhere to the following set of implementing policies and procedures:

AVOIDANCE AND HANDLING OF CONFLICT OF INTEREST SITUATIONS

You are expected to avoid whenever practicable situations where your personal interests may conflict with, or be reasonably perceived to conflict with, the best interests of the Company and, where it is not possible to avoid an actual or apparent conflict of interest, to act in a manner expected to protect and advance the Company's sole best interest.

Accordingly, you:

   are not permitted to compete, either directly or indirectly, with or against the Company;

   are not permitted to receive compensation in connection with services performed relating to any transaction entered into by the Company, other than compensation received in the ordinary course of your employment by the Company or in connection with the performance of your duties as a director of the Company;

   should avoid making any personal investment, acquiring any personal financial interest or entering into any association that interferes, might interfere, or might reasonably be thought to interfere, with your independent exercise of judgment on behalf of the Company and in its best interests; and

   take or otherwise appropriate for your personal benefit, or for the benefit of any other person or enterprise, any opportunity or potential opportunity that arises or may arise in any line of business in which the Company engages or is considering engaging without first notifying and obtaining the written approval of the Company's
   Corporate Counsel or his/her designee.

   To protect and advance the interests of the Company in any situation where the interests of the Company and your interests may conflict or be perceived to conflict, it will Corporately be necessary for you to cease to be involved in dealing with such situation on behalf of the Company and for another director, officer or employee of the Company to act on the matter on behalf of the Company.

There is no "bright-line" test for, or comprehensive definition of what constitutes, a conflict of interest, although the minimum standard is compliance with all applicable laws, this Code of Ethics, and the Business Conduct Code. Accordingly, while not every situation that may give rise to a conflict of interest can be enumerated either in this Code of Ethics or the Business Conduct Code, you must treat as a conflict of interest any situation in which you, or any person with whom you have a personal relationship, including but not limited to a family member, in-law, business associate, or a person living in your personal residence:

   solicits or accepts, directly or indirectly, from customers, suppliers or others dealing with the Company any kind of gift or other personal, unearned benefit as a result of your position with the Company (other than non-monetary items that are consistent with common business practices and do not interfere with your judgment and the best interests of the Company);

   has any known financial interest in any competitor, customer, supplier or other party dealing with the Company (other than actual ownership of:

   (i) interest in a publicly traded mutual fund that holds an interest in such a company, or

   (ii) publicly traded securities of such a company in the aggregate amount of not greater than 1% of the outstanding common stock of such company);

   has a consulting, managerial or employment relationship in any capacity with a competitor, customer, supplier or other party dealing with the Company, including the provision of voluntary services; or

   acquires, directly or indirectly, real property, leaseholds, patents or other property or rights in which the Company has, or you know or have reason to believe at the time of acquisition that the Company is likely to have, an interest.

FULL, FAIR AND TIMELY DISCLOSURE; ADEQUACY OF DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING

You are responsible under the federal securities laws and this Code of Ethics for assuring accurate, full, fair, timely and understandable disclosure in all of the Company's public communications, including but not limited to any report or other document filed with or submitted to the SEC or other governmental agency or entity, or in a press release, investor conference or any other medium in which you purport to communicate on behalf of the Company.

Accordingly, it is your responsibility to promptly bring to the attention of the Corporate Counsel of the Company or the Chairman of the Board of Directors any credible information of which you become aware that would place in doubt the accuracy and completeness in any material respect of any disclosures of which you are aware that have been made, or are to be made, directly or indirectly by the Company in any public SEC filing or submission or any other formal or informal public communication, whether oral or written (including but not limited to a press release).

In addition, you are responsible for promptly bringing to the attention of the Corporate Counsel or the Chairman of the Board of Directors any credible information of which you become aware that indicates any deficiency in the Company's internal control over financial reporting within the meaning of
Section 404 of the Sarbanes-Oxley Act and the SEC's implementing rules, and/or the Company's disclosure controls and procedures for preparing SEC reports or other public communication as mandated by Section 302 of the Sarbanes-Oxley Act and the SEC's implementing rules, even if a materially inaccurate or incomplete disclosure by or on behalf of the Company has not resulted or is not expected imminently to result from such deficiency.

You are reminded, moreover, that the Company is required by law and its Business Conduct Code to keep books and records that accurately and fairly reflect its business operations, its acquisition and disposition of assets and its incurrence of liabilities, as part of a system of internal accounting controls that will ensure the reliability and adequacy of these books and records.

COMPLIANCE WITH THE CODE OF ETHICS; VIOLATIONS OF LAW

You are required to promptly bring to the attention of the Chairman of the Board of Directors or the Corporate Counsel (or such other person as may be designated by the Board from time to time) any credible information you may receive or become aware of indicating:

that any violation by a Covered Person of this Code of Ethics either has occurred, may be occurring, or is imminent;

that any violation of the U.S. federal securities laws or any rule or regulation thereunder by a Covered Person has occurred, may be occurring, or is imminent; or

that any violation by a Covered Person of any other law, rule or regulation applicable to the Company has occurred, is occurring or is imminent.

If you have any concerns or complaints regarding matters under this section ("Complaint"), you should submit a Complaint according to the following procedures. The following procedures have been established by the Board of Directors of the Company to receive, retain, investigate and act on the Complaints.

The Corporate Counsel has been authorized by the Company's Board of Directors to receive and investigate the Complaint. In this capacity, the Corporate Counsel provides counsel to, and acts under the authority of, the Board of Directors.

The Complaint may be made to the Corporate Counsel as follows:

   in writing to the attention of:    Corporate Counsel
                                      c/o Signal Advance, Inc.
                                      2520 CR 81
                                      Rosharon, TX  77583

   via email to                       legal@signaladvance.com.

The Complaint may also be made directly to the Chairman of the Audit Committee in writing and marked CONFIDENTIAL AND URGENT MATTER as follows:

   To the attention of:               Chairman of the Board of Directors
                                      Signal Advance, Inc.
                                      2520 CR 81
                                      Rosharon, TX  77583.

The Chairman of the Board of Directors may, in his discretion, return the Complaint to the Corporate Counsel for investigation in accordance with these procedures, or retain the matter for investigation by the Board of Directors.

In the event the Complaint involves or implicates the Corporate Counsel, the Corporate Counsel will promptly recuse himself or herself from the investigation and inform the Board of Directors in writing. The Board of Directors will thereafter promptly appoint an impartial party or parties to investigate the Complaint. In addition, at any time the Board of Directors may, in its discretion, determine that it, and not the Corporate Counsel, should initiate and/or assume the investigation of any Complaint.

The Corporate Counsel will promptly investigate the Complaint and report the results of the investigation, in writing, to the Board of Directors (an "investigation report"). Such report will describe the Complaint, the steps taken in the investigation, any factual findings, and the recommendations for corrective action, if any. The Corporate Counsel will be free in his discretion to engage outside auditors, counsel or other experts to assist in the investigation and in the analysis of results. The Corporate Counsel may delegate investigatory responsibility to one or more persons, including persons who are not employees of the Company. All investigations will be conducted in a confidential manner, so that information will be disclosed only as needed to facilitate review of the investigation materials or otherwise as required by law.

The Board of Directors will review any investigation reports and will have the authority to direct that the appropriate corrective action be taken by the Company in response to any Complaint. The Board of Directors will be free in its discretion to engage outside auditors, counsel or other experts to assist in the evaluation of any results of any investigation into a Complaint, and the Company will pay all fees of such auditors, counsel and experts. Each Covered Person is expected to cooperate in the investigation of a Complaint.

The Board of Directors, the Corporate Counsel and the Company's management will not retaliate or attempt to retaliate, and the Company will not tolerate any retaliation or attempted retaliation by any other person or group, directly or indirectly, against anyone who, in good faith, makes a Complaint or provides assistance to the Board of Directors, the Corporate Counsel or management or any other person or group, including any governmental, regulatory or law enforcement body, investigating or otherwise helping to resolve a Complaint.

Each Covered Person is expressly authorized to make a Complaint using the procedures described in this Code of Ethics on a confidential or anonymous basis. All Complaints received from a Covered Person will be treated confidentially, to the extent reasonable and practicable under the circumstances.

The Corporate Counsel will retain on a strictly confidential basis for a period of seven years (or otherwise as required under the Company's record retention policies in effect from time to time) all records relating to any Complaint and to the investigation and resolution thereof. All such records are the Company's confidential information and are protected by attorney-client privilege and/or the attorney work product doctrine.

A completed acknowledgment confirming your understanding and responsibility in adhering to this Code of Ethics will be obtained from all Covered Persons promptly after the approval of this Code of Ethics by the Board or an individual becoming a Covered Person, as pertinent, and, thereafter on an annual basis. All such certificates will be made available to the Board of Directors, upon request.

Independent Auditors

You are prohibited from directly or indirectly taking any action to fraudulently influence, coerce, manipulate or mislead the Company's independent public auditors for the purpose of rendering the financial statements of the Company misleading.

AMENDMENTS TO AND WAIVERS OF THE CODE OF ETHICS

Where an amendment to or waiver of this Code of Ethics may be necessary or appropriate with respect to a Covered Person, such person shall submit a request for approval to the Board, through the Corporate Counsel. Only the Board, or a duly authorized committee of the Board, may grant waivers from compliance with this Code of Ethics or make amendments to this Code of Ethics. To the extent required by applicable law or the requirements of the Nasdaq Stock Market, Inc. ("Nasdaq") for certain of the Covered Persons, waivers, including implicit waivers, and amendments will be publicly disclosed and such waiver, implicit waiver or amendment of this Code of Ethics may not become effective until such public disclosure is made. For this purpose, a "waiver" means the approval by the Board of a material departure from a provision of this Code of Ethics and an "implicit waiver" means the failure of the Board to take action within a reasonable period of time regarding a material departure from a provision of this Code of Ethics after any Covered Person has become aware of such material departure.

If the Board, or a duly authorized committee of the Board, decides to grant a waiver from this Code of Ethics, it will ensure that, if the circumstances warrant, the waiver is accompanied by appropriate controls designed to protect the Company from the risks of the transaction with respect to which the waiver is granted. The Corporate Counsel will be advised of the waiver for the purposes of ensuring prompt disclosure of the waiver and modification (if required) of the Company's disclosure controls or procedures in light of the waiver.

SANCTIONS FOR VIOLATIONS

In the event of a violation of this Code of Ethics by a Covered Person, the Board or the Board of Directors, as appropriate, will determine the appropriate actions to be taken after considering all relevant facts and circumstances.

Such actions will be reasonably designed to:

   deter future violations of this Code of Ethics or other wrongdoing;
   and

   promote accountability for adherence to the policies of this Code of Ethics and other applicable policies.

In determining the appropriate sanction in a particular case, the Board of Directors or the Company's management, as appropriate, may consider the following matters:

   the nature and severity of the violation;

   whether the violation was a single occurrence or repeated occurrences;

   whether the violation appears to have been intentional or inadvertent;

   whether the individual(s) involved had been advised prior to the violation as to the proper course of action; and

   whether or not the individual in question had committed other violations in the past.

You are reminded that violations of this Code of Ethics may also constitute violations of law that may result in civil or criminal penalties against you and/or the Company.

EXHIBIT 23.1 - Consent of Independent Registered Accountant

                        BOBBY J. HUTTON
                  Certified Public Accountant
                      4824 Courtside Drive
                    Fort Worth, Texas  76113
                         817 263 8666

October XX, 2013


CONSENT OF INDEPENDENT REGISTERED ACCOUNTANT

We hereby consent to the use in the Registration Statement, on Form S-1, of our report(s) dated April 12, 2013 and October XX, 2013 relating to the financial statements of Signal Advance, Inc. for years ended December 31, 2011, and December 31, 2012, respectively, and for the interim nine month periods ended September 30, 2013 and September 30, 2012, respectively, which appear in the Registration Statement.

We also consent to the references to us under the headings "Experts" in such Registration Statement.



Bobby J. Hutton,
Certified Public Accountant

EXHIBIT 23.2 - Consent of Legal Counsel

On the Letterhead of the Law Offices of Richard C. Seltzer, Attorney at Law


			LAW OFFICES OF RICHARD C. SELTZER
				 ATTORNEY AT LAW
			     2211 NORFOLK,  SUITE 400
			       HOUSTON, TEXAS 77098

TELEPHONE:  (713) 522-7333 				EMAIL - RCS611@AOL.COM
TELECOPIER: (713) 522-4580

				  August 10, 2013

Signal Advance, Inc.
2520 County Road 81
Rosharon, Texas 77583

   Re: 	Signal Advance, Inc. Registration Statement:
        1,6XX,544 Shares of Common Stock, No Par Value


To Whom It May Concern,

I have acted as legal counsel to Signal Advance, Inc., a Texas corporation (the 'Company'), in connection with the proposed sale of up to 1,6XX,544 shares of common stock, no par value per share (the 'Shares'), by certain selling stock-holders named in the 'Selling Stockholders' table included in the Registration Statement. The Shares are issued and outstanding as of the date hereof. The Shares are included in a Registration Statement on Form S-1 under the Securi-ties Act of 1933, as amended (the 'Act'), to be filed with the Securities and Exchange Commission (the 'Commission') within the next thirty (30) days. This opinion is being furnished in connection with the requirements of Item 601
(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, I have examined such matters of fact and questions of law as I have considered appropriate for purposes of this letter. With your consent, I have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. I am opining herein as to the general corporate laws of the State of Texas, and I am expressing no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is my opinion that, as of the date hereof, the Shares have been duly authorized by all necessary corporate actions of the Company, have been validly issued and are fully paid and non-assessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.

I consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to my firm in the Prospectus under the heading 'Experts.' In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


					Yours truly,

					/s/ Richard Seltzer

					Richard Seltzer


:rcs

cc:    Dr. Chris M. Hymel, President
       Signal Advance, Inc.

EXHIBIT 23.3 - Consent of Technology Consultant

On letterhead of: Harold, L. Russell, PhD, Neuromedics Technology, Inc.


July 30, 2012

Dr. Chris M Hymel
Signal Advance, Inc.
2520 County Road 81
Rosharon, Texas  77583


I hereby consent to the use in this Registration Statement of my opinion letter dated April 4, 2012 discussing Signal Advance technology to which Registrant refers in such Registration Statement.

I also consent to the reference to us under the heading "Experts" in such Registration statement.


/s/ Harold L. Russell PhD

Harold L. Russell PhD

EXHIBIT 23.4 - Consent of Registered Patent Attorney


David G. Henry, Registered Patent Attorney
Looper, Reed and McGraw, P.C.
1601 Elm Street, Suite 43600
Dallas, Texas  75201


214 954 4135




I hereby consent to the reference made in this Registration Statement to my opinion letter dated May 14, 2007 discussing Signal Advance technology/ intellectual property to which Registrant refers in such Registration Statement.

I also consent to the references to us under the heading "Experts" in such Registration statement.


/s/ David G. Henry			Date: 4 Mar 2013

David G. Henry, Esq,
Registered Patent Attorney

EXHIBIT 99.1 - Expert Opinion, David G. Henry, Registered Patent Attorney

On the Letterhead of David G. Henry

                             DAVID G. HENRY
                       Registered Patent Attorney

14 May 2007

To Whom It May Concern:

I have been practicing patent law for over twenty years, and have been teaching the patent law courses at Baylor Law School for fourteen years. Despite dealing with hundreds of patent matters (as someone in my position inevitably does), one rarely comes across truly "pioneering" or "landmark" inventions. Chris Hymel's systems and methods pertaining to, and made possible by the unprecedented, early detection of precursors to physio-logical, electrochemical phenomena in humans appear to be just such an invention (or family of inventions).

Based on currently available information and understanding, it is my opinion that Mr. Hymel's inventions will first constitute the foundation of a wholly new branch of diagnostics and medical treatment. Also, preliminary efforts are underway to identify and to start to reduce to practice applications of Mr. Hymel's methodologies in a variety of other fields. In that regard, and with appropriate capitalization, I expect to see Mr. Hymel's methods and related systems come to underlie ground-breaking advances in fields which range from psychiatry to law enforcement to combat training and weaponry to biomechanical prosthetics.

I and my firm, as well as other outside patent and technical consultants, are currently working on patent protection, both for protecting Mr. Hymel's basic methodologies (which are common to all presently anticipated applications), as well as for a variety of specific applications which are under active consideration or development, as previously mentioned.

"Excited" is not too strong a description of my reaction to this technology and its future potential not a term I often use in this context.

Cordially,

/s/ David G. Henry
David G. Henry

EXHIBIT 99.2 - Expert Opinion, Harold L. Russell, Ph.D., Neuromedics
	       Technology, Inc.

On the Letterhead of Harold L. Russell, Ph.D., Neuromedics Technology, Inc.

Harold L Russell, PhD
NeuroMedics Technology, Inc.
PO Box 240, Galveston, TX 77553
(409) 763 5568
harold.r@sbcglobal.net


October 14, 2012

Dr. Chris M Hymel, President
Signal Advance, Inc.
2520 County Road 81
Rosharon, Texas 77583

Dear Chris:

I am looking forward with much anticipation to collaborating with you to demonstrate the degree to which Signal Advance technology will improve the performance of my own technology - repetitive EEG-Driven Light and Sound Stimulation (rEDLSS) neuro-therapy systems. I expect the reduced response delay will markedly increase treatment efficacy, thereby decreasing the amount of time required to produce significant and long lasting increases in children memory and cognitive abilities as indicated by IQ test scores. Increased scores on IQ tests are usually thought to be indicative of an increased ability to learn and perform well in school.

Increased effectiveness resulting from the incorporation of Signal Advance technology could significantly improve the precision of the stimulation, improving treatment efficiency and thus, significantly decrease treatment time. The direct cost of EDLSS treatment could then become even more affordable to most schools and parents.

It is my belief that Signal Advance technology will likely be seen as a disruptive technology that forces rapid change in the field of biomedical instrumentation with early adopters of this technology gaining a significant commercial advantage over later adopters in the same field.

I am pleased to be able to be a part of and support the development and implementation of Signal Advance technology.


/s/ Harold L. Russell, Ph.D.

Harold L Russell, PhD

EXHIBIT 99.3 - Letter of Collaboration, Larry S. Micheletti, Ph.D.,

On the Letterhead of:

               Larry S. Micheletti, Ph.D., Dept. of Pediatrics,UTMB Health


Dear Chris Hymel,

As the Principal Investigator of research dealing with school age children, I am currently seeking approval from the University of Texas Medical Branch and the Institutional Review Board (IRB) to begin a study in Galveston Texas working with the Galveston Independent School District.

The purpose of my study is to determine if normally developing children can make large and long lasting gains in their IQ test scores after receiving brief and inexpensive repetitive training with EEG-Driven neurofeedback. A previous three year series of studies funded by the U.S. Department of Education found that attention deficit disordered (ADHD) children made large and long lasting gains in their IQ test score after receiving this type of training.

In neurofeedback (NP) training, bioelectric signals (EEG's) produced by the brain are detected and used to adjust the feedback presented to the subject. The effectiveness of the neurofeedback training is closely related to the ability of the technology to match as nearly as possible the frequency of stimulation of each person to the dominant frequency of that individual's brain wave (EEG) activity (a process called entrainment). The time delay between EEG detection and stimulus presentation to the subject (feedback) influences the effectiveness if the training.

I anticipate that implementing Signal Advance technology could reduce or eliminate the feedback delay and thus significantly improve the effectiveness of NF training by increasing the speed and accuracy of the matching or entrainment. Any increases in effectiveness could result in achieving the same result with fewer sessions, thereby lowering time and costs of the training.

In my capacity as faculty in the Department of Pediatrics, I look forward to collaborating with you in determining if Signal Advance technology can significantly increase and improve the effectiveness of NF training in increasing children's IQ test scores.

Sincerely,

/s/ Larry S. Micheletti, Ph.D.                    11/1/2012

University of Texas Medical Branch
Department of Pediatrics
Assistant Professor of Pediatrics
Teen Health Center Inc.
Mental Health Director
UTMB Health

EXHIBIT 99.4 - Letter of Collaboration, Edgar Sanchez-Sinencio,Ph.D., TAMU

On the Letterhead of Edgar Sanchez-Sinencio, Ph.D., Dept. of ECE,
                     Analog and Mixed signal Center, Texas A&M University


                               TEXAS A&M UNIVERSITY
                Department of Electrical and Computer Engineering
                          Analog and Mixed Signal Center
                       College Station, Texas 77843-3 128
                     TEL (979) 845-7498 FAX (979) 845-7161
                          E-mail: sanchez@ece.tamu.edu
                                November 8, 2012

Signal Advance, Inc.
2520 County Road 81
Rosharon, Texas 77583
Attn: Chris M. Hymel, Ph.D.

RE: Signal advance Technology Development

The purpose of this letter is to confirm the intent of Dr. Edgar Sanchez-Sinencio, TI 3 Kilby Chair Professor and Director of the Analog and Mixed-Signal Center at Texas A&M University, to collaborate with Signal Advance, Inc. in the aforementioned technology development.

This collaboration will take the form of an award from Signal Advance, Inc. to the Analog and Mixed- Signal Center, for the development and prototyping of 2nd generation Signal Advance (SA) circuitry with the following enhanced features:
 - User selectable frequency range(s) (i.e. user selectable RC elements)
 - Internally cascaded and externally "cascadable" SA circuit stages
 - Analog pre-filtering and analog/digital post-filtering at each stage
 - User configurable parallel SA circuit pathways
 - Field hardening/shielding to reduce/eliminate outside EM interference

The effort will involve the following development steps:

Discrete SA circuit development:
 - Circuit development/model & circuit performance analyses
 - Discrete circuit prototyping/testing

Microelectronic implementation
 - Design/development, performance analyses
 - Preliminary integrated circuit (IC) prototyping/production/testing

Page 2
November 8, 2012
Signal Advance, Inc.

Funding will include partial salary support for my time as well as support of two graduate students for a period of one year. It is difficult to provide an exact estimate due to unknowns related to such factors as silicon area, the technology used, development time and circuit complexity, however, funding projection falls within the range of in the range of $200K to $300K, plus 45% university overhead. More accurate projections will be provided following preliminary design meetings/discussions between out lab and Signal Advance, Inc. The anticipated deliverables include the discrete circuitry and a preliminary integrated circuit.

The Analog and Mixed-Signal Center provides the requisite experience and know-how to provide efficient, cost-effective development/prototyping of the SA circuitry in a timely manner.

Please contact me for further details as needed.

Sincerely,

/s/ Edgar Sanchez-Sinencio

Edgar Sanchez-Sinencio
TI J. Kilby Chair Professor
Director Analog and Mixed-Signal Center

EXHIBIT 99.5 - Letter of Collaboration, Dr. Hue-Teh Shih

On the Letterhead of Dr. Hue-Teh Shih, Center for Cardiac Arrythmias

                          Center for Cardiac Arrhythmias
                        Hue-Teh Shih, MD, MPH, FACC, FAHA
                6400 Fannin Street, Suite 2030, Houston, TX 77030
                      TEL (713)383-8800, FAX (7i3)383-0645

October 31, 2012

Dr. Chris Hymel
President
Signal Advance, Inc.
2520 County Road 81
Rosharon, TX 77573

Dear Dr. Hymel:

It is my pleasure to collaborate with you on the ongoing development of Signal Advance technology for application in Electro-Cardiology.

I have been involved in cardiac arrhythmia research for the last 27 years, both in academia and in private practice. I have been principal investigator in several clinical trials on pacing and defibrillation devices. I have always maintained a strong interest in signal processing and the control of electrical activities, as they are very important in the accurate detection and interpre-tation of cardiac electrograms and optimal treatment of cardiac arrhythmias.

Conventionally, the detection of electrical events of the excitable tissues/ organs, such as the heart and the brain, occurs with a latency after the events start. Intervention of the events can only be performed at a much later time. The Signal Advance technology has the potential of early detection of these events that may lead to early intervention to abort or even prevent an episode of cardiac arrhythmia or epilepsy. This can revolutionize the non-pharmaco-logical treatment of cardiac arrhythmias and epilepsy.

With great enthusiasm, I look forward to the opportunity to help in developing Signal Advance technology into a clinically applicable tool in the field of cardiac electrophysiology.

Sincerely,

/s/ Hue-Teh Shih

Hue Teh Shih, M.D., M.P.H